SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[x]   Preliminary Proxy Statement - Revised
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                    Netter Digital Entertainment, Inc.
           (Name of Registrant as Specified In its Charter)

                    Netter Digital Entertainment, Inc.
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[ x ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (Previously paid)

   1) Title of each class of securities to which transaction applies:
                                  Common Stock

   2) Aggregate number of securities to which transaction applies:
                                    1,300,000

   3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                            $9.00 per Merger Agreement

   4) Proposed maximum aggregate value of transaction:
                                    $11,700,000

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)        Amount Previously Paid:  $2,340
     2)        Form, Schedule or Registration Statement No.:  Schedule 14A
     3)        Filing Party: Netter Digital Entertainment, Inc.
     4)        Date Filed:  July 2, 1996

         July __, 1996


          Dear Shareholder:

          On June 20, 1996 your Company celebrated its seventh month as a publicly traded company. I am pleased to tell you that management's commitment to you, the shareholders, in increasing shareholder value continues to grow. It has been an exciting time for us and I would like to share some of the events of the last seven months with you.

          In our report of results for the fiscal third quarter and for the nine months ended March 31, 1996, revenues had increased 54% for the quarter when compared to the same period in 1995, and for the nine month period, revenues were up 50%.

          Netter Digital continues to expand in production services capability in an effort to become a broader-based entertainment company. In April 1996, the Company entered into a definitive merger agreement with Videssence, Inc. located in Burlingame, California, a designer, manufacturer and distributor of patented lighting technology for the illumination of studios, stages, and other production environments in the television broadcast and production markets. Upon the satisfaction of certain closing conditions, Videssence, Inc. will become a wholly-owned subsidiary of the Company. Terms of the Agreement call for an exchange of the stock of Videssence with the common stock of Netter Digital, with Netter Digital's stock valued at $9.00 per share.

          Netter Digital appointed Jamie L. Smith as Vice-President of Development. In May 1996, the Company acquired worldwide television rights to the "Jungle Bots" children's television series from Conceptual Realities, Inc. "Jungle Bots" will feature a combination and live action and computer-generated imagery for the story set in a world thick with lush foliage and inhabited by wild robotic animals.

          "Babylon 5," the two-time Emmy Award-winning syndicated prime time series the Company produces, has recently been renewed for a fourth season. This makes five consecutive years for "Babylon 5" which is distributed worldwide by Warner Brothers. The "Official Babylon 5 Fan Club," owned by the Company, has been launched with a growing membership and has become very active on the Internet. I am happy to enclose a copy of the first fan club newsletter for your reading enjoyment.

         In April, ABC placed "Hypernauts," a science fiction children's series which combines live action and computer graphics, on hiatus, leaving the continued airing of the series on ABC very uncertain. The Company is currently seeking a new home for "Hypernauts" with other cable and network outlets.

          Netter Digital's Post Production Center is up and operational, and generating greater than anticipated savings. Our current capabilities include the auto assembling of television shows, 3D optical effects, titling, compositing, rotoscoping and animation-all functions previously handled by third party vendors. With the acquisition of these systems, the Company continues its move towards maximum effectiveness of people and equipment.


          We will continue to keep you informed as Netter
          Digital implements its growth plan.

          The management and Board of Directors have unanimously approved this merger and we respectfully ask that you return your proxy vote for approval as soon as possible.
          ENCLOSED YOU WILL FIND YOUR PROXY REQUESTING YOUR
          APPROVAL VOTE FOR THE COMPLETION OF THE VIDESSENCE
          MERGER.

          Thank you for your confidence and support.


          Sincerely,



          Douglas Netter
          Chairman and CEO

          July __, 1996



          Dear Warrantholder:

          On August 2, 1996, the Company will conduct a stockholders' meeting to consider and vote upon the merger of the Company and Videssence, Inc. As a holder of Company warrants, you have no right to vote by proxy or at the meeting. However, if you exercise any or all of your warrants and hold shares of underlying Common Stock on August 1, 1996, you will have the same rights as any other stockholder to vote the shares you hold on August 1, 1996 by proxy or at the meeting. Consequently, enclosed please find a notice of meeting, proxy statement and ballot for you to consider and use should you choose to exercise any or all of your warrants prior to August 1, 1996. The check for the amount of the exercise price of the warrants and the notice of exercise issued as part of the warrant must have been received at the Company's offices, 5200 Lankershim Blvd., Suite 280, North Hollywood, California 91601, on or before August 1, 1996 for the warrants to be considered exercised on or before August 1, 1996.

          Sincerely,




          Douglas Netter
          Chairman and CEO

                       NETTER DIGITAL ENTERTAINMENT, INC.
                        5200 Lankershim Blvd., Suite 280
                       North Hollywood, California 91691
                               (818) 753-1990
                       ______________________________

                  Notice of Special Meeting of Stockholders
                         To Be Held August 2, 1996
                       ______________________________

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Netter Digital Entertainment, Inc., a Delaware corporation ("NDEI"), will be held at 5200 Lankershim Blvd., North Hollywood, California, 91691, on August 2, 1996 at 10:00 a.m. to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") providing for the merger (the "Merger") into NDEI's wholly-owned subsidiary, Netter Acquisition Corp., a California corporation ("NAC"), and Videssence, Inc., a California corporation ("Videssence"), pursuant to which, among other things, Videssence will become a wholly owned subsidiary of NDEI and each outstanding share of Videssence Common Stock will be converted into the right to receive 522,000 shares of NDEI Common Stock valued at $9.00 per share. The shareholders of Videssence will also be entitled to earn up to an additional 788,000 shares of NDEI Common Stock, valued at $9.00 per share, upon achieving certain performance criteria.

     The Merger Agreement is described in the accompanying Proxy
Statement and is attached as Appendix A thereto.

     The Board of Directors has fixed the close of business on June 24, 1996, as the record date for determination of those stockholders and warrantholders entitled to notice of the meeting or any adjournments thereof. Only stockholders of record at the close of business on that date and warrantholders of record at the close of business on that date who exercise their warrants on and hold the underlying NDEI Common Stock on August 1, 1996 will be entitled to vote at the meeting.


                                   By Order of the Board of
                                   Directors,

                                   /s/ John Copeland
                                   ________________________________
                                   John Copeland
                                   Secretary
June 26, 1996
North Hollywood, California


PLEASE DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE
ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                      Netter Digital Entertainment, Inc.

                               PROXY STATEMENT


     This Proxy Statement is being furnished to stockholders of Netter Digital Entertainment, Inc., a Delaware corporation ("NDEI"), in connection with the solicitation of proxies by the NDEI Board of Directors from holders of NDEI's Common Stock ("Common Stock"), for use at a Special Meeting of Stockholders of NDEI to be held on August 2, 1996, and any adjournment or postponement thereof.

     At the Meeting, stockholders will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") providing for the merger (the "Merger") of NDEI's wholly-owned subsidiary, Netter Acquisition Corp. ("NAC"), a California corporation, with and into Videssence, Inc., a California corporation ("Videssence"), pursuant to which, among other things, Videssence will become a wholly-owned subsidiary of NDEI and each outstanding share of Videssence Common Stock will be converted into the right to receive 522,000 shares of NDEI Common Stock, valued at $9.00 per share. The shareholders of Videssence will also be entitled to earn up to an additional 788,000 shares of NDEI Common Stock, valued at $9.00 per share, upon Videssence achieving certain performance criteria. See "The Merger -- Recommendation of the Board of Directors-Business Reasons for the Merger" and "The Merger -- Conditions and Terms of the Merger" and the documents referred to therein.

     June 24, 1996 has been fixed by the Board of Directors as the record date for the determination of the stockholders and warrantholders entitled to notice of the Meeting. Only stockholders of record on that date and warrantholders of record on that date who exercise some or all of their warrants and hold the underlying NDEI Common Stock on August 1, 1996 will be entitled to vote at the meeting. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders and warrantholders on July 12, 1996. All proxies must be received by NDEI on or before August 1, 1996 to be voted at the Meeting. Stockholders may revoke their proxies orally or in writing at any time prior to the vote on the Merger Agreement at the Meeting.

     THE BOARD OF DIRECTORS OF NDEI BELIEVES THAT THE MERGER
AGREEMENT IS IN THE BEST INTERESTS OF NDEI AND ITS STOCKHOLDERS AND
HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND
HAS UNANIMOUSLY RECOMMENDED THAT THE STOCKHOLDERS OF NDEI VOTE IN
FAVOR OF THE MERGER AGREEMENT. STOCKHOLDERS SHOULD NOTE THE CONFLICT OF INTEREST OF GEOFFREY TALBOT, A DIRECTOR OF NDEI, REFERRED TO HEREIN.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE
ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS
DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


            The date of this Proxy Statement is July 1, 1996.
                                TABLE OF CONTENTS

                                                   Page

INTRODUCTION . . . . . . . . . . . . . . . . . . . . .7

VOTING AND PROXIES . . . . . . . . . . . . . . . . . .7
     Date, Time and Place of the Meeting . . . . . . .7
     Record Date, Stockholders Entitled to Vote,
     Quorum                                           7
     Proxies and Vote Required . . . . . . . . . . . .8
     Solicitation of Proxies . . . . . . . . . . . . .8

THE MERGER . . . . . . . . . . . . . . . . . . . . . .8
     General . . . . . . . . . . . . . . . . . . . . .8
     Background of the Merger. . . . . . . . . . . . .9
     Reasons for Structure as a Merger . . . . . . . .9
     Prior Relationships . . . . . . . . . . . . . . 10
     Recommendation of the Board - Business Reasons
     for Merger                                      10
     Conditions and Terms of the Merger. . . . . . . 11
     Exchange of Stock Certificates. . . . . . . . . 14
     Federal Income Tax Consequences . . . . . . . . 14
     Dissenters' Rights. . . . . . . . . . . . . . . 14

BUSINESS OF NDEI . . . . . . . . . . . . . . . . . . 15
     Overview. . . . . . . . . . . . . . . . . . . . 15
     Corporate History . . . . . . . . . . . . . . . 15
     Productions and Projects. . . . . . . . . . . . 16
     The Industry and Business Strategy  . . . . . . 19
     The Virtual Studio. . . . . . . . . . . . . . . 19
     Merchandising . . . . . . . . . . . . . . . . . 20
     Internet. . . . . . . . . . . . . . . . . . . . 20
     Technology and Production Service Division. . . 20
     Competition . . . . . . . . . . . . . . . . . . 20
     Regulation of Television and Motion Picture
     Industry                                        21
     Copyrights. . . . . . . . . . . . . . . . . . . 21
     Facilities. . . . . . . . . . . . . . . . . . . 21
     Employees . . . . . . . . . . . . . . . . . . . 21
     Legal Proceedings . . . . . . . . . . . . . . . 22

NDEI SELECTED HISTORICAL FINANCIAL DATA. . . . . . . 22

NDEI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION                                            23
     Results of Operations . . . . . . . . . . . . . 23
     Liquidity and Capital Resources . . . . . . . . 23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. . . 25

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . 26
     General . . . . . . . . . . . . . . . . . . . . 26
     Delaware Law and Certain Charter and Bylaw
     Provisions                                      26
     Common Stock. . . . . . . . . . . . . . . . . . 26
     Section 203 of the Delaware Law . . . . . . . . 26

MARKET PRICES OF NDEI COMMON STOCK . . . . . . . . . 27

BUSINESS OF VIDESSENCE . . . . . . . . . . . . . . . 28
     General Business Development and Overview . . . 28
     Corporate History . . . . . . . . . . . . . . . 28
     Technology. . . . . . . . . . . . . . . . . . . 28
     Videssence Products . . . . . . . . . . . . . . 29
     Products in Development . . . . . . . . . . . . 32
     Rental Market . . . . . . . . . . . . . . . . . 33
     Manufacturing and Supplies. . . . . . . . . . . 33
     Marketing . . . . . . . . . . . . . . . . . . . 33
     Competition . . . . . . . . . . . . . . . . . . 34
     Research and Development and Consumer Research. 35
     Patents, Trademarks and Licenses. . . . . . . . 35
     Seasonality . . . . . . . . . . . . . . . . . . 36
     Backlog Order Policy. . . . . . . . . . . . . . 36
     Employees . . . . . . . . . . . . . . . . . . . 36
     Property. . . . . . . . . . . . . . . . . . . . 36
     Government Regulation . . . . . . . . . . . . . 36
     Legal Proceedings . . . . . . . . . . . . . . . 37

VIDESSENCE SELECTED HISTORICAL FINANCIAL DATA. . . . 37
     Overview. . . . . . . . . . . . . . . . . . . . 37

VIDESSENCE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION . . . . . . . . . . . . . . 38
     Results of Operations . . . . . . . . . . . . . 38
     Liquidity and Capital Resources . . . . . . . . 39

INCORPORATION BY REFERENCE . . . . . . . . . . . . . 39

VIDESSENCE FINANCIAL STATEMENTS . . . . . . . . . . .F-1

PRO FORMA FINANCIAL STATEMENTS . . . . . . . . . . . F-14

EXHIBIT A - Agreement and Plan of Merger and
     Reorganization, as amended

                                INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NDEI of proxies to be voted at the NDEI Special Meeting. The purpose of the Meeting is to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization and Merger dated as of April 26, 1996 (the "Merger Agreement"), among NDEI, Videssence and NAC which provides for the merger of NAC into Videssence pursuant to which Videssence becomes a wholly-owned subsidiary of NDEI (the "Merger"). A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A and is incorporated by reference herein. This is the only matter that may be voted on at the Meeting.

     NDEI. NDEI is a digital production studio combining high technology with entertainment to create television series, movies, documentaries and multimedia productions. The Company specializes in creating science fiction programming which combines live action with computer graphics, as well as family and children's entertainment. NDEI's principal executive office is located at 5200 Lankershim Blvd., Suite 280, North Hollywood, California 91691 and its telephone number is (818) 753-1990. See "Business of NDEI."

     Videssence. Videssence designs, manufactures and distributes lighting products, which incorporate the Company's patented SRGB light technology, for the illumination of studios, stages and other production environments in the sound stage, motion picture, theater and theme park industries. Videssence's fluorescent lighting products emit energy-efficient, low heat light that is 90% more efficient than incandescent lighting. Videssence's principal executive office is located at 189 Airport Blvd., Burlingame, California 94010 and its telephone number is (415) 579-7577. See
"Business of Videssence."   Information contained herein concerning
Videssence has been supplied by Videssence without independent verification thereof by NDEI.

     Netter Acquisition Corp. NAC is a wholly- owned subsidiary of NDEI and has been formed solely for the purpose of facilitating the Merger Agreement. NAC has no existing business. Its address and telephone number are the same as those for NDEI.

     The principal executive offices of NDEI are located at 5200
Lankershim Blvd., Suite 280, North Hollywood, California  91691
(telephone: (818) 753-1990.

                            VOTING AND PROXIES

Date, Time and Place of the Meeting

     A Special Meeting of Stockholders of NDEI will be held on August 2, 1996 at 10:00 a.m., local time, at 5200 Lankershim Blvd., North Hollywood, California 91691. The independent accountants for NDEI, Feldman Radin & Co., are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be able to respond to appropriate questions.

Record Date, Stockholders Entitled to Vote, Quorum

     The record date (the "Record Date") for the Meeting has been fixed by the Board as of the close of business on June 24, 1996. Only holders of record of Common Stock and holders of record of NDEI warrants ("Warrants") on the Record Date will be entitled to notice of the meeting and any adjournment or postponement thereof. Only stockholders on the Record Date and warrantholders on the Record Date who subsequently exercise some or all of their Warrants and hold the underlying NDEI Common Stock on August 2, 1996 will be entitled, to vote at the Meeting. Each share of Common Stock is entitled to one vote.

     As of the Record Date, there were 2,795,000 shares of Common Stock outstanding and entitled to vote. As of the Record Date, there were 544,500 Warrants outstanding which, upon exercise to NDEI
Common Stock prior to August 1, 1996, are entitled to vote at the Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum at the Meeting.

Proxies and Vote Required

     All proxies in the enclosed form that are properly executed and returned will be voted at the Meeting, or any adjournments thereof, in accordance with any specifications thereon, or, if no specifications are made, will be voted FOR approval of the Merger Agreement. The execution of a proxy will not affect a stockholder's right to attend the special meeting and vote in person. Any proxy may be revoked by any stockholder who attends the Meeting and gives oral notice of his or her intention to vote in person; attendance at the meeting will not, by itself, revoke a proxy. In addition, any stockholder may revoke a proxy at any time before it is voted by executing a subsequent proxy or by delivering a written notice to the Secretary of NDEI stating that the proxy is revoked.

     The Merger Agreement must be approved by a majority of the outstanding shares of Common Stock entitled to vote. The Inspector of Elections will tabulate affirmative and negative votes and abstentions and broker non-votes. Abstentions and broker non-votes will be counted as votes "against" in determining whether this matter is approved.

     As of the Record Date, Douglas Netter, Chairman, President and a Director of NDEI, owned 1,731,000 shares of Common Stock, or 61.93% of the outstanding shares as of the Record Date and 51.83% of the outstanding shares as of the Record Date, assuming the exercise of all the Warrants then outstanding. The ownership and control of 61.93% of the Common Stock (51.83% assuming exercise of all the Warrants) gives Mr. Netter control over the outcome of the vote on the Merger Agreement. If Mr. Netter votes his shares in favor of the Merger, the Merger Agreement will be approved, regardless of how the other NDEI shareholders vote their shares. Mr. Netter has indicated that he intends to vote in favor of the Merger Agreement. APPROVAL OF THE MERGER IS THUS ASSURED, HOWEVER, IT IS LIKELY THAT IF HOLDERS OF MORE THAN TWO PERCENT OF THE OUTSTANDING SHARES OF NDEI COMMON STOCK VOTE AGAINST THE MERGER AND EXERCISE THEIR DISSENTER'S RIGHTS, NDEI'S BOARD OF DIRECTORS WILL DECIDE TO TERMINATE THE MERGER. Dissenters in excess of two percent of the outstanding shares of NDEI Common Stock will cause the Company to expend in excess of $500,000 in cash to purchase the dissenters' shares following the close of the Merger. The Board of Directors is likely to decide that such a large cash outlay to complete the transaction is not in the best interests of NDEI. In that event, the Merger will not be consummated, NDEI will pay approximately $250,000 in Merger expenses without the benefit of the combined companies and NDEI will have an outstanding note due from Videssence of $350,000. See "The Merger -- Conditions and Terms of the Merger."

Solicitation of Proxies

     The expense of printing and mailing this Proxy Statement will be borne solely by NDEI and are estimated to be $6,000. In addition to the use of the mails, proxies may be solicited by directors and officers and regular employees of NDEI, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. NDEI may also hire U.S. Stock Transfer Company to assist it in soliciting proxies. NDEI may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners of shares of Common Stock and will provide reimbursement for their reasonable expenses in so doing.

                              THE MERGER

General

     The following description of the principal terms of the Merger is subject to and qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which is included as Appendix A to this Proxy Statement and is incorporated herein by reference. Consummation of the Merger is subject to the condition, among others, that the Merger Agreement be approved by the shareholders of NDEI. As previously noted, Mr. Netter owns 61.93% of the NDEI Common Stock (51.83% assuming esxercise of all the Warrants then outstanding) and has stated his intention to vote for the approval of the Merger Agreement.

     Upon consummation of the Merger, each outstanding share of Common Stock held by any Videsssence stockholder will, subject to dissenters' rights described herein, be exchanged for 0.68 shares of NDEI Common Stock (the "Conversion Amount"), for a total of 522,222 shares of NDEI Common Stock, valued at $9.00 per share, subject to tender of the Videssence share certificates for NDEI Common Stock as described herein. Such shares of Videssence Common Stock will be reissued to NDEI and Videssence will be operated as a wholly-owned subsidiary of NDEI. The shareholders of Videssence are entitled to earn up to an additional 778,000 shares of NDEI Common Stock, valued at $9.00 per share, upon Videssence achieving certain performance criteria. The NDEI Common Stock is currently listed on the Nasdaq-SmallCap System. The Videssence Common Stock is a privately-held company with 15 shareholders and is not and has never been listed on any stock exchange.

Background of the Merger

     Recently NDEI began searching for acquisition candidates that satisfied the following criteria: (1) contributes to NDEI's efforts to expand its production services capability and its movie and television programming products; (2) provides a more stable diversified revenue base than NDEI's present revenue base which relies primarily on television program production revenue; and
(3) presents a good opportunity for growth in the near future. Videssence has considered a number of merger and acquisition proposals over the last year and a half. It has also considered a number of financing alternatives, most recently an initial public offering, in an effort to obtain the working capital needed to expand its business into several new markets, including providing lighting to the television and movie production industries. Since Videssence projected its working capital needs at less than $3 Million, it ultimately rejected conducting an initial public offering because the large expense and dilution it would incur to raise money through a public offering. It also recognized that until it achieved a certain aggregate revenue base and profitability, the ongoing additional costs of being a public company could not be justified.

In late November 1995, Mr. Talbot, a director of NDEI, and Paul Costa, President of Videssence, met via telephone to discuss present financing efforts by Videssence, including alternatives to
conducting an initial public offering.   In December 1995,
Mr. Talbot and Mr. Netter met with Mr. Costa to discuss the two companies and the possibility of a merger. These discussions were very preliminary, however, as NDEI had only recently conducted an initial public offering and Videssence was in the process of preparing for one.  In early 1996, Mr. Costa and Mr. Talbot met again to discuss alternatives for Videssence to raising money through an initial public offering and the possibility of merging with an existing public company. The advantages of merging with a public company, like NDEI, was attractive to Videssence since a public company had the capability of raising money less expensively than Videssence and also could provide the combined revenue base needed to justify the additional ongoing costs of being a public
company.   Mr. Talbot and Mr. Costa subsequently spoke a number of
times on this subject, including the possibility of a merger with NDEI.

     It was not until March 1996, however, that management of both Videssence and NDEI began to explore seriously a merger of the two companies. In March 1996, Mr. Netter, Mr. Talbot, Mr. Costa and Mr. Michelson, Videssence's Chief Executive Officer, met to discuss the feasibility of combining the two companies in a manner that would create an organization that could more aggressively compete in the digital production services market, would provide a more stable and diversified revenue base to NDEI and Videssence, and could provide needed working capital to Videssence to expand its business, particularly in the film and movie production market. In these discussions and after visiting the Videssence offices with its independent accountants, management of NDEI came to believe that if Videssence could obtain sufficient working capital to expand its business, Videssence, with its proprietary technology, presented a good opportunity for rapid revenue growth in its existing markets and in those it intended to enter. Management of NDEI also saw significant synergistic opportunities in Netter's ability to assist Videssence in entering and competing in the film location lighting markets, using its contacts and its high-technology production experience and techniques and in Videssence's ability to assist NDEI in expanding NDEI's digital production capabilities.

     After these meetings and visits, the parties began to negotiate a term sheet for the merger. The term sheet was later converted into a draft merger agreement. During the negotiation of the term sheet and drafting of the merger agreement, management for NDEI consulted with its professional advisors. On April 22, 1996, management of NDEI and Videssence, with their respective counsel, met formally to negotiate the Merger Agreement. The parties left the meeting with an agreement in principle which was documented as the Merger Agreement and signed on April 26, 1996.
Prior Relationships

     Prior to the telephone meeting between Mr. Talbot and Mr. Costa in late November 1995, there were no contacts between NDEI and Videssence. NDEI and Videssence have not had any business relationships between them. After the Merger, Videssence will be operated as a wholly-owned subsidiary of NDEI.

Recommendation of the Board - Business Reasons for Merger

     The Board of Directors unanimously recommends approval of the Merger as in the best interests of all stockholders. As discussed below, Mr. Talbot has a conflict of interest in voting to approve the Merger Agreement. See "The Merger -- Completion Fee." It is anticipated that the Merger will provide NDEI with a more diversified and stable revenue base and permit it to more rapidly expand its Technology and Production Service Division.

     The recommendation of the Board is the product of the business judgment of the members, exercised in light of their fiduciary duty to all stockholders. All material factors considered by the Board are set forth below.

     1.    NDEI management has evaluated the patented technology
of Videssence and the technology for which Videssence has patents pending or has submitted patent applications and has concluded the Videssence technology is superior to existing production lighting technology in several important characteristics, including quality
(in certain applications), cost and efficiency.   The proof of the
value of this technology stems from the wide acceptance of Videssence high frequency fluorescent lighting products in the media lighting market which has in the past been overwhelmingly dominated by incandescent spot lighting. Similar to what existed in the media lighting market prior to the entrance of Videssence, NDEI management and the Board consider the related film/location lighting market to harbor substantial growth opportunity because innovation in that market has lagged other film production-related innovation, particularly digital-related innovation. Management and the Board believe Videssence, with its innovative, emerging lighting technology has the capability to fill the technology gap in the film/location lighting industry similar to what Videssence has done in the media lighting industry. While Videssence has competitors in the media lighting market and will have competitors, including at least one established competitor that sells high frequency fluorescent lighting products, in the film/location lighting market, NDEI management and the Board believe that the overall proprietary technology advantage of Videssence over its competitors will allow them to rapidly expand into and successfully compete in the film/location lighting market. Moreover, the synergy provided between NDEI with its experience in the high technology production of television and movies and Videssence's proprietary lighting components and systems presents favorable opportunities for the combined companies to expand the capabilities of NDEI's Technology and Production Services Division and more quickly and effectively enter the film/location lighting market.

     2.   Management and the Board believes the addition of
Videssence will provide NDEI with a more stable, diversified revenue base. NDEI relies primarily on programming production revenue. The business of Videssence today is primarily television production-related, but it has no revenue risk associated with television programming. Videssence, therefore, will provide NDEI with greater revenue diversification. Videssence has an established sales and distribution network in the media lighting market which gives Videssence, with several large credit customers, a more predictable
sales cycle than NDEI.   Management and the Board believe the
addition of Videssence will stabilize NDEI's cash flow in the future. More importantly, the business of Videssence generates high gross margins which as the business of Videssence expands into new markets should improve the overall profitability of NDEI.

     3. Management and the Board believe the structure of the Merger and the reduction in the market price for NDEI shares of Common Stock subsequent to the execution of the Merger Agreement make the Merger a favorable transaction for NDEI. Although the Board has not obtained a formal independent valuation of Videssence, NDEI and Videssence agreed to use a $9.00 per share of NDEI Common Stock valuation in determining the number of shares of NDEI Common Stock that Videssence will receive in the Merger. This translates into an initial purchase price of $4,700,000 and a total purchase price of $11,700,000 if Videssence meets the performance standards
required by the operating profit escrow and the earn-out.   The
closing bid price of the shares of NDEI Common Stock at the time the parties entered into the Merger Agreement was $7 1/8 and is less than that as of the date of this Proxy Statement. Structuring the transaction so that the parties agreed to a set $9.00 per share valuation eliminates further dilution to the NDEI stockholders from subsequent reductions in the market price of NDEI shares of Common Stock prior to the closing of the Merger. Assuming the market price for NDEI shares of Common Stock stays below $9.00 through the closing of the Merger, NDEI will actually purchase Videssence for
a reduced purchase price than originally negotiated.   In addition,
the structuring of the transaction with both an operating profit escrow and an earn-out (both discussed in more detail below) prevents NDEI from paying for potential growth in Videssence and, instead, NDEI will pay for growth that actually occurs.

     4. Videssence has proprietary technology assets that have on-going development potential and application in a range of existing and new markets. The ongoing development is not capital intensive as much of the same patented technology can be applied in products for the different lighting markets. With additional capital infusion from the merger, Videssence should be able to begin entering or more aggressively enter not only the film/location lighting, but also the video conference/distant learning and digital photography/pre-press lighting markets. Simultaneous with the entry into these markets, Videssence has begun to co-develop for manufacture and distribution commercial lighting fixtures using its patented technology. While there can be no assurances that these expansion efforts will be successful, management and the Board believe that the range of opportunities to expand Videssence reflect favorably on its overall growth potential.

     5. Properly capitalized, Videssence is ready to enter the lighting fixtures rental market in which fixtures and installation will be made available either through operating leases for a specific project or through longer term lease arrangements where Videssence retains ownership of the assets. Since television stations and other production set environments operate under tight capital expenditure budgets, the lease arrangements will provide a means for these customers to upgrade to newer Videssence products sooner than if these customers had purchased the fixtures. Videssence would generate revenue during the lease term and when the equipment was returned to it, Videssence would refurbish and sell the used equipment to a secondary user market at relatively high margins.

     Based upon its consideration of all of the factors described above, the Board arrived at its conclusion to recommend approval of the Merger Agreement. In view of the wide variety of factors considered in connection with the evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its decision. However, of primary importance to the Board was its knowledge about the business and prospects of Videssence.

     The Board of Directors unanimously recommends that the stockholders vote FOR approval and adoption of the Merger Agreement. Stockholders should note that Geoffrey Talbot has a conflict of interest in recommending this transaction since he will earn between approximately $147,000 and $183,500 as a completion fee in
connection with the Merger.   See "The Merger -- Completion Fee."

Conditions and Terms of the Merger

     The following is a brief summary of the principal terms of the Merger Agreement and is subject to and qualified in its entirety by reference to the specific terms set forth in the Merger Agreement, a copy of which is included as Appendix A to this Proxy Statement. NDEI stockholders should review the Merger Agreement in its entirety.

     Consummation of the Merger. Upon consummation of the Merger, each outstanding share of Common Stock held by any Videssence stockholder will, subject to dissenters' rights described herein, be exchanged for 0.68 shares of NDEI Common Stock (the "Conversion Amount"), for a total of 522,222 NDEI shares, valued at $9.00 per share, subject to tender of the Videssence share certificates for NDEI Common Stock as described herein. Such shares of Videssence Common Stock will be reissued to NDEI and Videssence will be operated as a wholly-owned subsidiary of NDEI. The shareholders of Videssence are entitled to earn up to an additional 778,000 shares of NDEI Common Stock, valued at $9.00 per share upon Videssence achieving certain performance criteria.

     Escrow Shares. The Merger Agreement provides for two separate escrows of NDEI Common Stock. The first escrow requires 133,333 shares of NDEI Common Stock of the 522,222 shares of NDEI Common Stock paid as initial merger consideration to be placed in escrow to cover any liabilities arising from any misrepresentation, breach of warranty or breach or default of any covenant, agreement or other provision of the Merger Agreement by Videssence. The remaining 377,778 shares of NDEI Common Stock paid as initial Merger consideration is be paid to the Videssence shareholders at the
closing of the Merger.    A further 144,444 shares of NDEI Common
Stock (in addition to the 522,222 shares of NDEI Common Stock paid as initial merger consideration) will be placed in escrow by NDEI and released upon Videssence achieving certain operating profit criteria. NDEI structured the Merger with this operating profit escrow to assist NDEI in accurately valuing Videssence, which is difficult to do since Videssence is at an early stage in its development. By meeting the projections, Videssence will have more fully validated its internally projected value, providing justification for NDEI in paying a greater purchase price for Videssence. Videssence will receive all of the operating profit escrow shares if it achieves an operating profit of $347,500 for the period commencing January 1, 1996 and ending March 31, 1997 and a proportionally lesser amount if Videssence achieves an operating profit between $173,750 and $347,500 for the same period.
Videssence will receive none of the operating profit escrow shares if its operating profit for such period is less than $173,750.

     Earn-Out Shares.  The principal shareholders of Videssence
(Paul Costa, Steve Michelson, Delwin Francis, and Sam Cercone) (the "Videssence Principal Shareholders") are entitled to additional shares of NDEI Common Stock (the "Earn-Out Shares") based upon Videssence achieving specified earnings before interest and taxes ("EBIT"). The earn-out is structured to incentivize the Videssence Principal Shareholders to generate profit through Videssence operations over the next three years. During the period commencing
July 1, 1996 and ending June 30, 2001 for every $45,000 in EBIT that exceeds $1.25 Million, the Videssence Principal Shareholders will be entitled to the greater of (i) 5,000 shares of NDEI Common Stock or (ii) the product of (a) 5,000 shares of NDEI Common Stock and
(b) the quotient of (x) $9.00 and (y) the average of the closing bid and closing ask price of shares of NDEI Common Stock on
June 30 for the year for which the Earn-Out is being calculated. Regardless of EBIT for this period, in no event will the Principal
Shareholders receive more than 633,334 Earn-Out Shares.   Immediately
upon the earlier of a Videssence Principal Shareholder being terminated for cause or a Videssence Principal Shareholder terminating his employment for other than good reason or a Principal Shareholder's material breach of his non-competition agreement, that Principal Shareholder shall no longer be entitled to earn his pro rata share of any additional Earn-Out Shares. The Earn-Out shall be terminated on June 30, 1999 in the event the cumulative EBIT does not equal or exceed $1.25 Million on that date.

     Board Appointment. The Merger Agreement requires NDEI to make its best efforts to appoint and elect a representative of Videssence, Mr. Paul Costa, to the NDEI Board of Directors. Following the Merger, NDEI anticipates the Board of Directors of NDEI will consist of 7 members, including Mr. Netter, Mr. Copeland, Mr. Talbot, Ms. Forte, Mr. Perkins, Mr. Silverman and Mr. Costa.

     Effective Time of the Merger. If approved by the stockholders, the Merger will become effective when the Agreement of Merger and certain related documents are filed in the office of the Secretary of State of the State of California (the "Effective
Time"), which is anticipated to be promptly after the Meeting, subject to the fulfillment or waiver of all conditions to the Merger.

     Indemnification of Directors. The Merger Agreement provides that for a period of five (5) years after the closing of the transaction, subject to certain limitations and exceptions, NDEI and Videssence shall from and after the Effective Time of the Merger, indemnify each person who was prior to the Effective Time, a director or officer of Videssence to the fullest extent permissible by law, and in no event less than the indemnification provided to officers and directors of NDEI. The officers and directors of Videssence shall have no indemnification rights for liabilities which one or more of such officers and directors knew of prior to the closing of the transaction, but failed to disclose to NDEI, or which result from a breach of representation, warranty or covenant under the Merger Agreement.

     Conditions of Merger and Termination. The respective obligations of each party to effect the Merger are subject to the satisfaction of various conditions, including: (i) the approval of the Merger Agreement by a majority of the outstanding shares of NDEI Common Stock and by the unanimous approval of the outstanding shares of Videssence Common Stock, (ii) the obtaining of all required consents, authorizations, orders and approvals of, and filings and registrations with, any governmental authority or any other person,
(iii) the absence of any pending governmental action or proceeding and no injunction which prohibits or restrains the consummation of the Merger, (iv) no material adverse change in the business or prospects of NDEI or Videssence, (v) the satisfactory completion of due diligence by NDEI and Videssence; (vi) the execution of non-competition and employment agreements by the Videssence Principal Shareholders; (vii) the entry into a management protocol on terms satisfactory to Videssence and NDEI; (viii) the receipt by NDEI of proceeds from either debt or equity financing in an amount of at least $2,000,000; and (ix) the satisfactory resolution of outstanding patent litigation.

     The condition that NDEI raise $2,000,000 is to provide working capital to Videssence as Videssence expands into new markets. As provided in the Merger Agreement, NDEI initially loaned Videssence $250,000 of the $2,000,000 for working capital prior to the closing of the Merger. NDEI has subsequently loaned Videssence an additional $100,000 for working capital needs prior to the closing of the Merger.
     The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time (i) by the mutual consent of NDEI and Videssence, (ii) by either NDEI, on the one hand, or Videssence, on the other hand, if there has been a material violation or breach of any provision of the Merger Agreement by the other party which shall not have been cured within 5 days after the breaching party has been notified thereof, (iii) by Netter if any of the Videssence conditions to closing have not been satisfied or have become impossible to satisfy by August 31, 1996 and have not been waived by Netter; (iv) by Videssence if any of the Netter conditions to closing have not been satisfied or have become impossible to satisfy by August 31, 1996 and have not been waived by Videssence, or
(v) by either of NDEI or Videssence if the Effective Time has not occurred on or before August 31, 1996. See "The Merger - Conditions and Terms of the Merger."

     Exclusive Dealing. The Merger Agreement provides that Videssence shall not, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group, other than NDEI, concerning any sale of substantially all of its assets, the purchase of its stock, a merger or similar transaction involving Videssence or the capital stock, business or assets of Videssence. See "The Merger - Conditions and Terms of the Merger" and "Recommendations of the Board - Business Reasons for the Merger."

     Regulatory Requirements. There are no federal or state regulatory requirements which must be complied with or approvals which must be obtained in connection with the effectiveness of the Merger Agreement.

Completion Fee for Geoffrey Talbot

     Mr. Talbot is a director of and consultant to NDEI. Upon consummation of the Merger, Mr. Talbot will be entitled to receive a completion fee calculated as follows: (i) 5% of the first million dollars, or part thereof, paid by the Company for Videssence; (ii) 4% of the second million; (iii) 3% of the third million; (iv) 2% of the fourth million; (v) 1% of the fifth million; and (vi) 1/2% of any amount over $5,000,000. Consequently, Mr. Talbot will receive a minimum completion fee of $147,000 and a maximum completion fee of $183,500 in connection with the Merger.

Exchange of Stock Certificates

     Promptly after consummation of the Merger, the shareholders of Videssence will deliver to NDEI Shareholder's Representation and Transmittal Letters concerning certain securities law and tax representations and the surrender of Videssence stock certificates. Upon delivery, a Videssence shareholder will be entitled to receive shares of NDEI Common Stock in an amount calculated by multiplying the number of shares of Videssence Common Stock delivered by the Videssence shareholder times the Conversion Amount. The Videssence shareholders will be entitled to receive up to 788,000 additional shares of NDEI Common Stock upon Videssence achieving certain performance criteria.
Federal Income Tax Consequences

     The following summary is a general discussion of certain expected federal income tax consequences of the Merger to NDEI and does not discuss any aspect of state, local or foreign tax laws.
The Merger is intended to constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986 (the "Code"). Neither NDEI nor Videssence has sought or will seek a ruling from the Internal Revenue Service concerning the federal income tax consequences of the Merger. If the Merger does constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, it should not result in recognition of income to NDEI or Videssence. In such case, Videssence's tax basis in its assets and liabilities would not be affected by the Merger. The Merger of Videssence into NAC will be considered a change of ownership for purposes of Section 382 of the Code. As a result, the use of net operating loss by Videssence for tax purposes will be limited as set forth in Section 382 of the Code.

Dissenters' Rights

     Each holder of NDEI Common Stock on the Record Date and each holder of NDEI Warrants on the Record Date who subsequently exercises such Warrants and holds the underlying NDEI Common Stock on August 1, 1996 may, by complying with Chapter 13 of the General Corporation Law of the State of California, require NDEI to purchase for cash at their fair market value the shares of NDEI Common Stock owned by such stockholder which are dissenting shares. Fair market value for this purpose is determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger. Such date in this case is April 26, 1996 and the closing bid price of Common Stock on that date was $7.125. IN ORDER TO EXERCISE DISSENTERS' RIGHTS, SHARES MUST BE VOTED AGAINST THE MERGER.

     NDEI is required to mail to each stockholder voting against the Merger a notice of the approval of the Merger by the holders of Common Stock within 10 days of the date of such approval, accompanied by certain information including a statement of the price determined by NDEI to represent the fair market value of any dissenting shares and a summary of the procedure to be followed to exercise dissenters' rights. The statement of price will constitute an offer by NDEI to purchase, at the price stated, any dissenting shares. Within 30 days after the date on which notice of approval of the Merger by the holders of Common Stock is mailed by NDEI, each such stockholder electing to exercise dissenting stockholder rights also must submit to NDEI at its principal office or at the office of any transfer agent thereof a demand letter and such stockholder's certificates representing any shares of Common Stock which the stockholder demands that NDEI purchase. Such demand letter is required to state (i) the number of shares of Common Stock held of record by the stockholder which the stockholder demands that NDEI purchase and (ii) what the stockholder claims to be the fair market value of those shares as of the day before the announcement of the Merger. Such statement of fair market value will constitute an offer by the stockholder to sell the shares at such price.

    If NDEI and the dissenting holder of Common Stock agree that the holder's shares are dissenting shares and agree upon the price of the shares, payment of the agreed price, with interest, shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later. If NDEI denies that a holder's shares are dissenting shares, or NDEI and the holder fail to agree upon the fair market value of the shares, then such holder, within six months after the date on which notice of the approval of the Merger is mailed to the holder, but not thereafter, may file a complaint in the Superior Court of the proper county in California seeking a finding of whether the holder's shares are dissenting shares or the fair market value of the shares, or both, or may intervene in any similar action. In such proceeding, the holder will be entitled to judgment against NDEI in the amount of the fair market value of any dissenting shares, as determined, with interest from the date of judgment. The costs of the action, including reasonable compensation to the appraisers, shall be assessed as the court considers equitable, but, if the appraisal exceeds the price offered by NDEI, then NDEI shall pay costs as provided by California law.

     NDEI may terminate the Merger in the event that holders representing in excess of two percent of the outstanding shares of NDEI Common Stock vote against the merger and exercise their dissenter's rights. IT IS LIKELY THAT IF HOLDERS OF MORE THAN TWO PERCENT OF THE OUTSTANDING SHARES OF NDEI COMMON STOCK VOTE
AGAINST THE MERGER AND EXERCISE THEIR DISSENTER'S RIGHTS, NDEI'S BOARD OF DIRECTORS WILL DECIDE TO TERMINATE THE MERGER. Dissenters in excess of two percent of the outstanding shares of NDEI Common Stock will cause the Company to expend in excess of $500,000 in cash to purchase the dissenter's shares following the close of the Merger.
The Board of Directors is likely to decide that such a large cash outlay to complete the transaction is not in the best interests of NDEI. In the event the Board decides not to complete the Merger, NDEI will pay approximately $250,000 in Merger expenses without the benefits of the Merger. Moreover, NDEI will have an outstanding note due from Videssence of $350,000.

                           BUSINESS OF NDEI

Overview

     NDEI is a digital production studio combining high technology with entertainment to create television series, movies, documentaries and multimedia productions. NDEI specializes in creating science fiction programming, which combines live action with computer graphics, as well as family and children's entertainment. NDEI is presently expanding its capabilities from being primarily a production company creating properties which are exploited by other organizations into a broader-based entertainment company in which NDEI maintains a more significant ownership interest in and distribution rights to the properties it develops, acquires, and produces. Accordingly, NDEI has established merchandising operations to license some of its rights to develop, produce and distribute merchandising items related to its entertainment programs such as toys, T-shirts, buttons and posters, as well as CD-ROMs and other multimedia entertainment-based software, including soundtracks, electronic games and books.

Corporate History

     NDEI, formerly "Rattlesnake Productions, Inc.," was originally organized under the laws of the State of California in 1979. In September 1995, NDEI was reincorporated under the laws of the State of Delaware and as part of the reincorporation changed its name to "NDEI Entertainment, Inc.". NDEI's first production contracts were to produce two four hour mini-series for Metromedia Producers Corporation, the forerunner to Fox Television, entitled "Wild Times," produced in 1979, and "Roughnecks," produced in 1980. In 1981, NDEI became one of the first independent production companies to arrange an affiliation with Walt Disney Studios ("Disney"). As part of that transaction, NDEI entered into a production services contract with Disney. The first project with Disney was a television pilot, airing on the CBS Network, entitled "Louis L'Amour's, The Cherokee Trail." After the pilot, Disney contracted with NDEI to produce a series based on the same concept, renaming it "Five Mile Creek," which was written for and filmed on location in the Australian Outback. "Five Mile Creek" was one of the family series used to launch The Disney Channel cable service, and aired on The Disney Channel for three seasons. "Five Mile Creek" also marked the start of NDEI's use of leading-edge technology, becoming one of the first television series to be shot on film and completed using an electronic post-production process.

     In 1987, NDEI, in association with the Landmark Entertainment Group, produced "Captain Power and the Soldiers of the Future,tm" which aired in syndication for 22 episodes. "Captain Power" marked what management believes to be the first time that 3-dimensional ("3-D") computer-generated characters appeared in scenes with live actors in an ongoing television series. In 1989, NDEI co-produced the television movie "Captain Power and the Soldiers of the Future:
The Legend Begins," which was broadcast internationally. NDEI also produced under contract with Lockheed, in 1988 and 1989, two films heralding the technological advances and superiority of the "YF-22 Stealth air superiority fighter aircraft." These films were part of the successful campaign for Lockheed's bid for the contract to build the next generation air superiority fighter for the United States Air Force.

     In 1992, NDEI created and produced the critically acclaimed ten hour documentary series, "The Wild West." The series aired on commercial television in prime time and was distributed by Warner Bros. and PTEN. NDEI developed a production management system for the series, utilizing digital technologies and computer management software that management believes, until that time, had never been applied to documentary production. NDEI tracked approximately 14,000 period photographs, paintings and documents, sorting and arranging these images for each of the ten hours of programming using an integrated relational data base which tracked digitized images, text and audio. NDEI started with an existing software package for its data base, and created an operating template to relate the stored data in a way conducive to managing the large volumes of images and text necessary for the production of the documentary. NDEI's resulting production management system and proprietary software can be used in many ways beyond documentary production and is a key to archiving and Prepurposing program content for exploitation in various media. Consequently, the "The Wild West" was also NDEI's first experience in simultaneously Prepurposing entertainment materials for several different delivery media: television program, home video, CD-ROM, book, and sound track album.

     As part of this proprietary project management system, NDEI established its own virtual studio (the "Virtual Studio"), creating a full service studio without walls. The Virtual Studio connects members of the production staff who are located around the world via computer modems and permits them to participate in the production process offsite. NDEI has since improved its Virtual Studio concept and is presently applying it to the production of "Babylon 5."

Productions and Projects

     Current Productions

     "Babylon 5."  NDEI, through its 51%-owned subsidiary,
Babylonian Productions, Inc., produces the Emmy Award-winning prime-time science fiction syndicated series, "Babylon 5," in association with J. Michael Straczynski, the creator. "Babylon 5" is produced under a production agreement between Babylonian Productions, Inc.
and PTEN. NDEI earns half of the total executive producer fees paid by PTEN under the production agreement for services rendered in that capacity. The results of operations of Babylonian Productions, Inc.
are consolidated with the results of operations of NDEI. Revenues derived from the "Babylon 5" series account for approximately 98% and 87% of the NDEI total revenue for the fiscal years ended June
30, 1995 and 1994, respectively. "Babylon 5," distributed by Warner Bros., is shown on approximately 200 television stations nationwide and in 90 foreign countries. The Company recently completed production of a third season of 22 episodes of "Babylon 5," which will air through the Fall of 1996. To date, the production total for "Babylon 5" is 66 one hour episodes. PTEN ordered a fourth season of 22 episodes of "Babylon 5" to be produced commencing in the late Summer of 1996.

     In 1994, "Babylon 5" received its second Prime Time Emmy Award for Outstanding Individual Achievement in Make-Up for a Series. The series had previously won the 1993 Prime Time Emmy Award for Outstanding Individual Achievement in Special Visual Effects for a Series. According to the A.C. Nielsen ratings, an average of approximately 3.2 million households in the United States tuned into "Babylon 5" each week during the 1995-1996 season. The series features such television stars as Bruce Boxleitner, Claudia Christian, Jerry Doyle, Mira Furlan, Richard Biggs, Bill Mumy, Jason Carter, Stephen Furst, Jeff Conway, Peter Jurasik and Andreas Katsulas.
     A high percentage of the "Babylon 5" audience are daily computer users and active on-line subscribers. Consequently, over the last year NDEI has interacted with fans of "Babylon 5" via the various on-line "Internet" services in an effort to build up and maintain interest in "Babylon 5." In the Spring of 1996, NDEI launched the "Babylon 5" Fan Club and will establish its own Internet Web Site in the Fall of 1996. NDEI continues to explore the development of one or more "Babylon 5" CD-ROMs. See "BUSINESS OF THE COMPANY -- Future Developments."

     "Hypernauts." Hypernauts is a science fiction children's series which combines live action and computer graphics. NDEI has completed for ABC the production of 13 episodes of "Hypernauts."
The series aired nationally on Saturday mornings in the Spring of 1996. In April 1996, ABC placed "Hypernauts" on hiatus. While NDEI management awaits further decision from ABC on future airings of "Hypernauts," it has begun taking steps to place the program with another distributor.

     Projects in Development.

     The development of new material or properties for television and new multimedia productions is essential to the future growth of NDEI. NDEI may obtain new properties from three sources: (i) acquisition of existing properties; (ii) co-development of new properties; and (iii) development of new properties internally.
When acquiring existing properties, NDEI may pay a nominal fee for an option against a more substantial purchase price. This option usually enables NDEI to develop the property on its own during the option period before committing to its acquisition. Securing an option also enhances NDEI's ability to obtain financing or a production commitment before actually buying the property. Option periods customarily run for a minimum of one year and contain provisions that enable NDEI to extend the option for additional periods. Terms of options vary significantly and are dependent upon, among other factors, the credibility and prior success of the writer/owner of the property, the level of revenues or profits that NDEI estimates can be received from the exploitation of the property, and the estimated cost of further development and production of the property. Agreements relating to these projects often provide for additional payments to writers upon their sale, production and/or distribution. Certain agreements also provide for participation, at various percentage levels, and/or profits from these projects.

     In some cases, where NDEI already has a working relationship with outside creative personnel, NDEI will agree to co-develop a property. Generally, NDEI will set up a corporation or similar entity under which it will develop and possibly produce the property. Otherwise NDEI will enter into an agreement to co-develop the property with the owner or creator. Like options, the terms of NDEI co-development agreements can vary significantly.

     During the development phase of a project, a screenplay is written and commitments are sought from external sources such as the major entertainment studios, distributors, broadcast networks and production companies. As indicated, it is not the practice of NDEI to expend substantial sums of its own in the development process unless it has reason to believe that there is a strong likelihood of a financing or production commitment for the project from such external sources.

     The following projects are currently in various stages of development. NDEI is seeking, but has not obtained, financing or production commitments for any of these projects. There can be no assurances any of these programs will be produced, or even if produced, that they will generate revenue for NDEI.


Project       Description                    Stage of Development

Dark Zone     Action adventure television      Treatment written
              series and companion
              interactive website; J.
              Michael Straczynski, Creator


Jungle Bots   Live action television           Treatment written
              children's series


Young Bucks   Western syndicated television    Treatment written
              series;  John Copeland and J.    and video produced
              Smith, writers

Guardians     Science fiction television       2-hour pilot screen-
              series; J. Michael               play completed
              Straczynski, creator and
              writer

Millennium   Documentary film based on book,   Treatment written
Prophecies   "Millennium Prophecies," by
             Stephen Skinner

Lefors       Television movie; Peter           First draft screenplay
             Kinloch, writer                   written

Sudden Death 2-hour action adventure           Screenplay completed
             television movie; proposed
             television movie series

The Industry and Business Strategy

     The entertainment industry is an approximately $30 billion per year industry which is presently undergoing strategic changes as new technologies proliferate in both the development and production of projects and in the electronic distribution of entertainment programming. The development and growth of the 500 channel cable system, DBS (Direct Broadcast Satellite), Pay Cable, home video, Virtual Reality parlors and systems, CD-ROMs and other interactive multimedia are creating many more opportunities for the distribution of entertainment programming to the consumer, while at the same time reducing the overall market share for any one program. At the same time, viewers have generally become more sophisticated as they become accustomed to higher quality audio and visual effects and computers. Even with these changes, management believes it is largely the creative content of the programming and not the delivery vehicle or technology used to develop a program which drives market share. Consequently, management believes there is, and is likely to continue to be, a growing demand for quality content-based entertainment products that can be produced more efficiently.

     Management believes that to meet this growing demand, its productions must be increasingly innovative and flexible. Current and long-established production methodologies and techniques will no longer satisfy the marketplace and new project management techniques must be employed. Management believes an effective approach must allow for the manipulation of production elements and the cross-marketing of a program to multiple audiences using varying electronic media: commercial television, cable, feature films, music soundtracks, books, CD-ROMs and other interactive multimedia platforms.

The Virtual Studio

     The Production Process. NDEI's production and post-production process is organized in digital workstations, using personal computer platforms, linked together by local area networks, modems and, when necessary, transportable digital tape cassettes. Using this approach, NDEI can use resources and talent throughout the world to produce a project without the expense such collaboration has historically entailed. For instance, a writer in the Northeast, a graphic artist from Montana, musicians from Great Britain, and producers from Hollywood may all collaborate on the creation, development, production and completion of a project without having to move equipment and personnel from location to location. Presently, the Virtual Studio electronically links NDEI to facilities and individuals in Los Angeles, Northern California, Australia and Europe. In this way, NDEI can take advantage of an international talent pool without incurring many of the high costs of "Hollywood" overhead.

     NDEI's Virtual Studio consists of the following production departments: (i) script writing; (ii) film production; (iii) visual effects, which include computer-generated imaging and digital animation; (iv) compositing, which combines live action footage with computer-generated backgrounds and animation; (v) editing, which assembles the film footage into a completed program; (vi) music composition and scoring; (vii) final audio mixing; (viii) digital database management, including the storage of all the production elements in digital medium; and (ix) concurrent with the work of the other departments, the use of the digital database used to create hybrid entertainment products.

     Prepurposing. The Virtual Studio concept combined with NDEI's project management system and proprietary software permits NDEI to bring quality production values to various entertainment markets while minimizing the cost. Once an image or a script has been created and archived into a digital medium, it is capable of being
purposed for use in any number of entertainment media.   The
digitizing of film, audio and script early in the production process allows not just for the development of a theatrical movie or television show, but also for the Prepurposing of production elements for different entertainment markets such as CD-ROM, electronic games, soundtrack albums, books and other entertainment-based software. Many production companies "Repurpose" data for exploitation in other entertainment media after they have completed the production of a television program or theatrical film. NDEI is capable of Prepurposing, or designing in flexibility to accommodate multiple entertainment vehicles during pre-production and production. Prepurposing, as opposed to Repurposing, can simplify the development process for the products in the other entertainment media, reduce the overall cost and permit NDEI to exploit multiple entertainment markets at the same time. For example, NDEI presently has the capability to create a program for television, while simultaneously producing an interactive CD-ROM, a teacher's classroom guide and help disk, a virtual reality game, and a book. This Prepurposing, particularly for products to which NDEI maintains the ancillary rights, can generate additional revenues for NDEI while enhancing the overall interest in the television series or movie.

Merchandising

     NDEI has established a merchandising operation to control the merchandising and licensing of television programming related items. NDEI entered into a contract with Playmates, Inc. to develop toys based on NDEI children's television show, "Hypernauts." The prospects for the "Hypernauts" merchandising effort remain in doubt, however, as ABC remains undecided as to continued airing of "Hypernauts" and NDEI management seeks another distributor for the show. Management believes that several of its projects in development hold potential for merchandising-related licensing. Nonetheless, there can be no assurances NDEI will ever be able to generate significant revenue from the "Hypernauts" series or from any other of its proposed merchandising efforts.

Internet

     The Internet is the world's largest computer network allowing people with computers around the world to interact with each other. At present, there are approximately 30 million people world-wide connected to the Internet. For the last year, NDEI has interacted with fans of "Babylon 5" via the various on-line services currently available. In the Fall of 1996, NDEI intends to expand its presence on the Internet by establishing its own "Web Site," which will provide an electronic storefront for NDEI to market television program related consumer products such as hats, posters and toys, and provides 24 hour international on-line access for fans of "Babylon 5."

Technology and Production Service Division

     The Company has expanded its post production facilities by purchasing post production related software and equipment. This software and equipment is used primarily for editing and special effects. This software and equipment replaces units formerly rented, and performs services that were formally outsourced. Consequently, the new software and equipment allows NDEI to more effectively use existing personnel and reduce the need for outside vendors. The added control and scheduling flexibility allow for measurable increases in post production revenues going to NDEI. In addition to the editing equipment purchased, NDEI has also purchased additional animation and composing workstations to expand capabilities and reduce dependence on outside suppliers. It is anticipated that additional personnel will be hired in the near future to operate this equipment.

Competition

     Competition in the television production, distribution and syndication industries is intense since there are numerous suppliers of product, including the major entertainment studios, motion picture companies, television networks and independent television production companies. NDEI competes with the major entertainment companies and others for the acquisition of artistic properties and the services of creative and technical personnel. NDEI's ability to acquire artistic properties and engage the services of creative and technical personnel is and will be limited by its financial resources. NDEI competes for available production financing and favorable distribution arrangements, and for the public's interests in, and acceptance of, its creative products. There are also numerous other competitive factors in this industry including, among others, the timing of products and the marketing efforts which accompany and precede the airing of the products. As NDEI attempts to expand its product base, it will face more intense competition from larger entities with greater experience and financial resources than NDEI. There can be no assurance that NDEI will be able to compete successfully, particularly as it seeks to expand its product base.

     As NDEI expands further into the CD-ROM, multimedia, merchandising and other entertainment-related markets, it expects to face increasing competition from other developers of content materials, toys, merchandising materials and related entertainment products. It is likely that NDEI will also face competition in its post-production services business from an increasing number of independent post-production companies.

Regulation of Television and Motion Picture Industry

     United States television stations and networks, as well as foreign governments, impose restrictions on the content of its programs. The Code and Ratings Administration of the Motion Picture Association of America, an industry trade association, decides ratings for age group suitability for domestic theatrical distribution of motion pictures. To the extent that NDEI's projects do not comply with such standards and practices, they may be required to be further edited before exhibition on applicable television stations, networks and in foreign territories.

Copyrights

     Distribution rights to television programming are granted legal protection under the copyright laws of the United States and most foreign countries which provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of television productions. Television productions, scripts, musical works, sound recordings, art work, and still photography are all separate works subject to copyrights under most copyrights laws, including the United States Copyright Act of 1976. NDEI plans to take what management believes are appropriate and reasonable measures to secure, protect and maintain or obtain agreements to secure, protect and maintain copyright protection for all of its properties under the laws of applicable jurisdictions. No assurance can be given, however, that others will not infringe upon NDEI proprietary rights, in which event, NDEI may not have sufficient resources to enforce or defend these rights. See "RISK FACTORS."

Facilities

     NDEI's principal executive offices and its post-production facilities are located at The Academy of Arts and Science building, 5200 Lankershim Boulevard, Suite 280, North Hollywood, California 91601. NDEI is presently leasing 2,667 square feet on a month to month basis at $4,934 per month in anticipation of expanding its operations upon completion of this offering.

     NDEI also leases its studio facility containing approximately 66,000 square feet in Sun Valley, California, with a minimum monthly rental of approximately $25,200 and a lease expiration date of June 1997.

Employees

     Presently, NDEI has approximately 25 full time employees and 90 part-time employees. To augment its staff, NDEI contracts with independent writers, technical personnel or other production talent on a freelance basis for which there is a large talent pool. NDEI is a party to collective bargaining agreements with the Directors Guild of America, the Screen Actors Guild, the Writers Guild of America and International Alliance of Theatrical Stage Employees ("IATSE"). NDEI is not a party to any other collective bargaining agreement. In connection with its production and other activities, NDEI may employ personnel, such as writers, directors and performing artists, who are members of unions that are parties to collective bargaining agreements. Action by these guilds or unions can significantly disrupt production and have a material adverse effect on NDEI. In addition, it is possible that some of NDEI's future business activities will be affected by the existence of collective bargaining agreements relating to persons whom it may employ who are members of unions. The extent to which the existence of collective bargaining agreements may affect NDEI in the future is not accurately determinable.

Legal Proceedings

There are no material proceedings to which NDEI is a party, or to which any of its properties are subject, are pending, or are known to be contemplated, and NDEI knows of no material legal proceedings, pending or threatened, or judgments entered against any director or officer of NDEI in his capacity as such.

              NDEI SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth certain selected financial data for NDEI and should be read in conjunction with the financial statements of NDEI and the notes thereto included elsewhere in this Proxy Statement.


                            (In Thousands Except Shares and Per Share Data)
                                12 Months   12 Months   9 Months   9 Months
                                  Ended       Ended       Ended      Ended
                                 6/30/95     6/30/94     3/31/96    3/31/95

Income Statement Data

  Net Revenues                   19,259       17,806     $22,071    $14,687
  Earnings (Loss) Before Taxes      142          175          36         90
  Taxes on Income                    44           30          29         32
  Earnings (Loss) After Taxes        97          145           7         58
  Earnings (Loss) Per Share       $0.05        $0.08          --      $0.03

Balance Sheet Data

  Net Working Capital                 5         (206)      3,379       (420)
  Total Assets                      961        1,000       4,722      1,505
  Long-Term Debt                      -            -           -          -
  Stockholders' Equity              132           14       3,683         72
  Shares Outstanding          1,860,000    1,860,000   2,795,000  1,860,000



                         NDEI MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OF FINANCIAL CONDITION

Results of Operations

     For the nine months ended March 31, 1996, NDEI reported a net profit of $7,109 on revenues of approximately $22.0 million, compared to a net profit of $62,439 on revenues of approximately $14.6 million for the same period last year. Revenues during the three month period ended March 31, 1996 increased from approximately $5.4 million during the three month period ended March 31, 1995 to $8,282,226 during the current three month period ended March 31, 1996. Revenues for the current period increased from the prior year primarily as a result of production-related revenues for "Babylon 5" and "Hypernauts," as well as merchandising revenues for "Hypernauts." NDEI has received the majority of the current season production revenues for the "Babylon 5" and "Hypernauts" series receivable in the June 30, 1996 fiscal year. Both series are in the final stages of post production of the production orders of 22 episodes and 13 episodes respectively, which will be substantially completed in the Fourth Quarter 1996. The "Babylon 5" series has been renewed for another season and 22 additional episodes have been ordered. "Hypernauts" will not be renewed by the same network. Consequently, NDEI is seeking alternative distribution, including cable and syndication outlets, for the "Hypernauts" series.
However, there can be no assurance that additional episodes of Hypernauts will be ordered, produced and distributed in the coming 1996/1997 television season.

     Costs relating to revenue during the nine months ended March 31, 1996 increased as a percentage of revenue to 96% from 94% during the nine month period ended March 31, 1995, and were 94% and 97% during the three month period ended 1996 and 1995 respectively. Costs during the nine month period ended March 31, 1996, relate to production costs of "Babylon 5" and "Hypernauts." The nine month period ended March 31, 1995 reflected similar production costs for "Babylon 5" and "Siringo" incurred during that period.

     Selling, general, and administrative costs increased by $205,675 or 29% to $923,271 during the nine months ended March 31, 1996. The costs for the quarter ending March 31, 1996 increased 254% to $446,487 from $126,066 for the three months ended March 31, 1995. The increased costs are primarily the result of increased staffing requirements for expansion of the Company's merchandising, technology, and new project development operations. The divisions were established during the quarter ended December 31, 1995. Nonetheless, the majority of the costs for these divisions were incurred during the three-month period ended March 31, 1996. Similarly, the hiring of additional personnel and the purchase of new equipment for the expansion of NDEI's post production facilities contributed to the increased costs for the same three month period. NDEI continues to expand operations in technology, merchandising and project development. The benefits from this expansion will take time to materialize.

     The increase in interest income was principally due to interest earned on proceeds received from NDEI's initial public offering of securities, which was completed in November 1995. Interest expense is based on the level of borrowings in each period. Interest expense was $944 for the three months ended March 31, 1996, compared to $813 for the three months ended March 31, 1995.
Interest for the nine-month period ended March 31, 1996 was $10,780, as compared to $6,512 for the same period in 1995.

Liquidity and Capital Resources

     As of March 31, 1996, NDEI had cash and cash equivalents of approximately $3.5 million. and accounts receivable of $665,406 (aggregate of $4,197,428). NDEI new divisions have been primarily financed by the net proceeds received from the public offering of its securities and proceeds from exercises of stock warrants. Of these proceeds, approximately $360,000 was used to retire debt; approximately $260,000 was spent to purchase new equipment; and approximately $250,000 in the aggregate was attributable to the continued expansion of merchandising operations and the development of new projects. The balance of these net proceeds (approximately $2.6 million) has been set aside for equipment and software purchases, further merchandising operating costs, the development and acquisition of new properties and production-related technologies, and working capital.

     Together, proceeds of the public offering and the results of operations for the period resulted in a current ratio increase to approximately 425% as of March 31, 1996, compared to approximately 144% for the same period last year.

     NDEI's sources of working capital are principally derived from contract production receipts from distributors including a major studio and a subsidiary of a major television network. These monies are received by NDEI during the production stage of a project and upon its completion. NDEI has in the past been able to secure production financing from a major studio or distributor. While NDEI believes that similar financing arrangements can be made for future productions, there can be no assurance NDEI will be successful in obtaining such financing. In that event, its working capital will be reduced accordingly. Moreover, as NDEI continues to expand its production and merchandising activities, and develops new projects for additional ancillary markets, it must make additional financial commitments to acquire and develop these new properties and projects, and to cover the resulting increased overhead. These financial commitments create additional risk for NDEI as to whether such projects and properties will be produced or sold, and as to whether they will ever recover the costs of investment and generate a profit.

     NDEI's cash receipts are presently principally derived from external production funding of its projects, related merchandising revenue, and producer fees. NDEI's revenues are affected by the third party distribution of its projects and the number of projects for which NDEI receives producer fees. Therefore, NDEI is unable to accurately predict the level or timing of its future cash receipts.

     While maintaining its core business of producing television programming and films, NDEI continues to expand its production services capabilities in an effort to become a broader-based entertainment company. In April 1996, NDEI entered into a definitive merger agreement with Videssence, Inc., a designer, manufacturer and distributor of patented lighting technology for the illumination of studios, stages, and other production environments in the television broadcast and production markets. Upon the satisfaction of certain closing conditions, Videssence, Inc. will become a wholly-owned subsidiary of NDEI. Under the terms of the Agreement, NDEI will acquire all of the outstanding common stock of Videssence in exchange for a minimum of 522,222 shares of Common
Stock valued at $9.00 per share. The Videssence shareholders can earn up to an additional 777,778 shares of Common Stock, valued at $9.00 per share, upon Videssence, Inc. achieving certain other performance-based criteria. The combined revenues of NDEI and Videssence, Inc.
are projected to be $30 million. There can be no assurances, however, that the combined companies' revenue will meet these projections. As part of the merger transaction, and as a condition to closing, NDEI intends to raise a minimum of $2 million which it will provide to Videssence for working capital purposes.

     NDEI currently has no debt and does not presently intend to pursue debt-related financing for its production-related and growth activities. Management may, however, pursue such debt-financing at some time in the future for further expansion of its acquisitions or merger plans.

     Management believes that its future production-related revenue and anticipated cash flow, combined with its cash, cash equivalents and accounts receivable as of March 31, 1996, will be sufficient for NDEI's needs for at least the next twelve months. Nonetheless, the foregoing activities are dependent in the long term upon NDEI's ability to generate sufficient cash flow to cover its ongoing overhead expenses by making a sufficient number of productions during each period and developing successful merchandising and post production operations.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of the Record Date, the following persons or entities are believed by NDEI to beneficially own more than 5% of the Common
Stock:


Name and Address of       Amount and Nature       Precent of
Beneficial Owner             of Ownership            Class


Douglas Netter
1115 N. Beverly Drive
Beverly Hills, CA 90210      1,731,000(1)           61.93%


John Copeland
11170 Valley Spring Place
Studio City, CA 90102          150,000(1)            5.37%

     As of the Record Date, the following individual directors, and directors and officers as a group, owned shares of Common Stock, as indicated:

Name of Beneficial           Amount and Nature         Percent of
      Owner               of Beneficial Ownership        Class

Douglas Netter                  1,731,000(1)              61.93%
John Copeland                     150,000(1)               5.37%
Geoffrey Talbot                   125,000(1)               4.47%
Rowland Perkins                    30,000(2)               1.06%
Kate Forte                         30,000(2)               1.06%
George Johnsen                     10,000(2)               *
Suzanne Jealous                     4,000(2)               *
All Directors and
Officers as a group (10
persons)                        2,080,000                  72.5%

____________________

*    Less than one percent

(1) In December 1989, Mr. Netter granted Mr. Copeland an option to purchase 100,000 shares owned by Mr. Netter, exercisable at $0.01 per share, and in September 1995, Mr. Netter granted Mr. Copeland an option to purchase 50,000 shares owned by Mr. Netter, exercisable at $4.00 per share. Mr. Copeland's
     options remain unexercised.   In July 1994, Mr. Netter granted
     Mr. Talbot an option to purchase 200,000 shares owned by Mr. Netter, exercisable at $0.01 per share. In September 1995, Mr. Netter and Mr. Talbot mutually agreed to cancel 50,000 options previously granted by Mr. Netter to Mr. Talbot. Of Mr. Talbot's options, 25,000 have been transferred by Mr. Talbot to Ms. D'Angelo, NDEI's former Chief Financial Officer. Mr. Talbot presently has options to purchase 125,000 of Mr. Netter's shares of Common Stock. Neither Mr. Talbot's nor Ms. D'Angelo's options have been exercised
(2) Mr. Perkins, Ms. Forte, Mr. Johnsen and Ms. Jealous have options to purchase from NDEI 30,000, 30,000, 10,000 and 4,000 shares of NDEI Common Stock, respectively, exercisable at $5.00 per share.

                        DESCRIPTION OF SECURITIES

General

     NDEI is authorized to issue 6,000,000 shares of Common Stock, $.01 par value per share; 2,000,000 shares of Preferred Stock, $.001 par value per share. After the closing of this Merger, 3,317,222 shares of Common Stock will be issued and outstanding (assuming no exercise of the Warrants, Representative's Warrants, Bridge Warrants and other outstanding warrants and before releasing any Operating Profit Escrow Shares or issuing any Earn-Out Shares). No shares of Preferred Stock are outstanding or will be outstanding after the closing of the Merger.

Delaware Law and Certain Charter and Bylaw Provisions

     The Bylaws provide that the number of directors of NDEI shall consists of not less than three nor more than seven with the exact number to be determined by a vote of a majority of the stockholders or the Board. The Board has currently fixed the number at seven. Any vacancies on the Board may be filled for the unexpired portion of the term by a majority vote of the remaining directors. NDEI's Certificate of Incorporation and Bylaws permit stockholders of NDEI with the requisite voting power to take action by written consent without a meeting of stockholders.

Common Stock

     NDEI is authorized to issue 6,000,000 shares of Common Stock, $.01 par value per share, of which 2,795,000 shares are currently outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders, except that the holders have cumulative voting rights for the election of directors. The holders of Common Stock do not have preemptive rights or rights to convert their Common Stock into other securities. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of NDEI, holders of the Common Stock have the right to a ratable portion of the assets remaining after payment of liabilities. All shares of Common Stock outstanding and to be outstanding upon completion of this offering are and will be fully paid and non-assessable.

Warrants

     There are 544,500 Redeemable Common Stock Purchase Warrants outstanding (not counting Representatives' Warrants). Each Warrant entitles the holder thereof to purchase at any time prior to November 21, 1998 one share of Common Stock at a price of $6.50, subject to adjustment in accordance with the anti-dilution and other provisions of the Warrant Agreement. The Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon exercise of the Warrants. Commencing February 18, 1996 the Warrants are subject to redemption at $.01 per Warrant on 30 days' prior written notice to the Warrantholders if the closing bid price of the shares of Common
Stock as reported by Nasdaq averages in excess of 110% of the then current exercise price of the Warrants for a period of 20 consecutive trading days ending within 15 days of the notice of redemption. In the event that the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the date for redemption fixed in such notice.
If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and its holder will be entitled only to the redemption price.

Section 203 of the Delaware Law

     Generally, Section 203 of the Delaware General Corporation Law ("DGCL") prohibits certain Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after the consummation date that the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the last three years, did own) 15% or more of the corporation's voting stock. A Delaware corporation may "opt out" from the application of Section 203 of the DGCL through a provision in its certificate of incorporation or by-laws. The Company has not "opted out" of application of Section 203.


                   MARKET PRICES OF NDEI COMMON STOCK

     The following table sets forth, for the periods indicated, the high and low bid prices per share of Common Stock as reported on the NASD Small Capitalization Market System from November 21, 1995 to date. Information presented is for calendar quarters.



                                                   High        Low
1995
     Fourth Quarter                               $4.875     $4.375

1996
     First Quarter                                $11.00     $4.25
     Second Quarter (for the period ended May 31,
     1996)                                        $7.875     $5.25

     On April 26, 1996, the last full day on which the Common Stock traded prior to the public announcement of the principal terms of the Merger Agreement, the high ask and low bid prices for the NDEI Common Stock were $8.25 and $7.125, respectively.

     No dividends have been paid on the Common Stock during the above periods.

                      BUSINESS OF VIDESSENCE

General Business Development and Overview

     Videssence designs, manufactures and distributes lighting products, which incorporate Videssence patented SRGB light technology, for the illumination of studios, stages and production environments in the sound stage, motion picture, theater and theme park industries. Videssence's fluorescent lighting products emit energy-efficient, low-heat light that is up to 90% more efficient than traditional incandescent lighting.

Corporate History

     Videssence was organized under the laws of the State of California in 1981. Videssence selected the television studio industry as the initial target market for Videssence technology and products because the unique needs of the television studio market are not addressed by incandescent lighting. Over one billion dollars worth of incandescent lighting, originally developed for stage and theatrical lighting applications, is currently used in television studios: this incandescent lighting offers no specific enhancement or design features for television studio application. Incandescent light primarily generates "heat" and requires large amounts of electrical power to produce relatively small amounts of RGB light, which is the type of light that stimulates television cameras. Videssence believes that SRGB lighting offers an attractive alternative for the television studio industry.

     In 1988, television station KCRA-TV Sacramento, California was chosen to test and evaluate certain of Videssence's new products in actual operation. The station's news television studio was equipped with a complete Videssence lighting system. The beta-site relationship with KCRA was extended for a five-year period through 1993.

     In 1989, Videssence provided lighting for Ultimatte, Inc., a leading supplier of electronic composite imaging matte products, in their composite image demonstration for the National Association of Broadcasters ("NAB") annual convention. As the convention closed, Videssence was voted "Pick of the Show" for new television technology for 1989.

     Today, Videssence's lighting fixtures are installed in over 450 studios throughout the world, including CNN, CBS, NBC and ABC owned stations. Internationally, Videssence products have been sold in over forty countries.

     Videssence has recently developed product lines to serve the the video conference/distant learning industry and the digital photography industry. Videssence has conducted market research and begun sales, marketing and distribution efforts in these markets.

Videssence launched products for motion picture/location production lighting at the ShowBiz trade show in Los Angeles, California on June 28-30, 1996 and received a positive response from both filmmakers and the lighting rental companies. Videssence believes there is a substantial market for its products in these markets as companies replace aging and costly incandescent technology with more efficient "highspeed" fluorescent lighting delivered by Videssence.

Technology

     Overview

     Television, motion picture and electronic imaging cameras matrix over 20,000,000 colors and 1,100 shades of gray from three primary light stimulations: red, green and blue ("RGB") light. Traditional lighting, 3200K (Kelvin) ("3200K") incandescence presents to the camera a consistent relationship between the RGB color values. As the color content of an incandescent light source is presented to the camera, the camera creates a matrix for color rendering that expects a relatively low blue value, medium green value and high red value.

     Standard fluorescent lighting does not emit suitable color values for image processing, and creates a strobe and flicker that prevents it from optimizing the camera's performance. SRGB light is an improved form of fluorescence, which utilizes trichromatic lamps, high frequency ballasts and proper fixture design to create intense emissions of RGB light and remove evidence of strobing and flickering. In addition, the color relationship between the red, green and blue in color values in SRGB 3000K (Kelvin) is comparable to that of incandescent 3200K. In each case, the visible light stimulation of blue light is less than green and green light is less than red. This common characteristic makes both light sources acceptable to a critical media camera.

     Operational Advantages

     While incandescent lighting has traditionally been accepted as the standard in media production, SRGB lighting offers several important operational advantages over incandescent lighting. SRGB lighting reduces by 90% the electrical energy needed to produce an equivalent amount of camera visible light with incandescent lighting. Unlike incandescent lighting which emits heat-intense light, SRGB lighting emits low-heat visible light thereby reducing by 85% the air conditioning requirements for studio environments. In addition, because the tri-chrome fluorescent lamps used in producing SRGB lighting are relatively inexpensive and last over 10,000 hours compared to traditional tungsten lamps which last only 200 to 300 hours, SRGB lighting reduces lamp replacement costs by 95%. SRGB lighting provides more consistent light than incandescent lighting because the RGB color values emitted by a SRGB light remain constant over time and in relation to other lights on the set. This consistency combined with heightened RGB color values improve camera imaging and performance.

Videssence Products

     Videssence has organized its SRGB lighting products into four market service groups and corresponding product lines: the studio/sound stage market ("Studio 2000"), the location and studio quality portable production lighting market ("FYI," "BestBoy" and "CoolHeads"), the video conference and distant learning market ("VID-COM"), and the digital photography market ("Photolight" and collectively, with VID-LITE and VID-COM, "Studio 1000".) Many of its product offerings contain Videssence's "SuperBallast," ET-250, technology. The ballast is a light's electronic drive component. The "SuperBallast" was developed over a three year period, is certified by Underwriter's Laboratory, provides dimming capability under digital or analogue control and has one of the higher ratios of light output to watt of energy consumed in the lighting industry. Videssence field-tested the "SuperBallast" technology by lighting the sound stage operations of Home Shopping Network (Clearwater Florida) over the past year. This testing has permitted Videssence to refine the "SuperBallast" so that Videssence can now mass produce its "SuperBallast" equipped products.

     Studio/Sound Stage Lighting Systems

     Through its Studio 2000 product line, Videssence has been supplying lighting fixtures to television news operations since 1989. In 1990, Videssence introduced its SRGB technology to the Society of Motion Pictures and Television Engineers, a North American group that sets standards for the motion picture and television industries. Since then, Videssence believes that Videssence technology has been considered the standard in television news operations. Videssence lighting fixtures are currently installed in over 450 studios throughout the world, including those of CNN, CBS, NBC and ABC. CNN is in the process of re-lighting its entire operation, with the expectation that such process will conclude by the end of 1996.

     Videssence has also completed design and installed studio quality equipment in the sound stage, motion picture, theater and theme park industries.

     To date virtually all of Videssence's revenues have been generated by the sale of its Studio 2000 products. Sales of Videssence's Studio 2000 products were $4,460,000 in 1995, comprising 95% of the Company's net sales, and $3,500,000 in 1994, comprising 95% of Videssence's net sales. Revenue generated from the service and installation of Studio 2000 products was less than 5% and 2% of overall revenues in the years ended December 31, 1995 and 1994, respectively.

     There are seven families of SRGB fixtures that have been offered to the media lighting market beginning in 1992. The first four families are "projector" fixtures that can, with the proper accessories, emulate incandescent "spot" lights. This is a desired effect in most stage quality lighting applications. These fixture families are: (1) Quanta, the smallest of small zone light pattern fixtures designed to replace small incandescent spot lights studio lighting fixtures in the 104-192 watt power range; (2) Star, small/medium zone light pattern fixtures designed to replace small incandescent spot lights or broad sources in the 150-250 watt power range; (3) Quasar, medium zone light pattern fixtures designed to replace larger incandescent spot and powerful broad sources in studios in the 240-500 watt power range; (4) Sky, large zone light pattern fixtures designed to replace large incandescent spot and powerful broad sources in studios in the 240-1025 watt power range;
(5) Baselights, five different fixtures ranging from small to large zone light pattern that represent a versatile product group for studios that have a variety of productions over a small period of time designed for the 110-660 watt power range; (6) Modular, four different modular lighting fixtures designed to replace any incandescent medium zone light system in the 40-110 watt power range; such fixtures are lengths of composite extrusions that house lamps, electronics reflectors, lens and accessories with interlocking tracks and can be joined together to form larger arrays of lighting output; and (7) Specialty, "custom" stage craft or special effect lighting products designed to provide a number of specific functions and have wide range power output, accessories and hardware configurations generally used to illuminate the "other-than-talent" areas of a scene.

     Production/Location Lighting Systems

     In 1995, Videssence completed market research and development of the film/location lighting product line. These products are designed to be energy-efficient, portable lighting systems as most film and television entertainment programs are produced on location or in rented bare wall studios. The fixtures are light weight so they can be carried and used on stands. Each fixture is supplied with daylight and tungsten color temperature lamps because location production may occur in diverse environments. The fixtures range in power output from 6 to 660 watts and have a variety of configurations. These products were used in several feature film projects in 1995-1996. Videssence has not yet begun to manufacture or sell its film production/location lighting products in significant quantities.

     The "BestBoy" on a feature film location is the professional that outfits the lighting truck and distributes lighting out of the truck on location. These professionals need light weight, technically correct, cool operating and energy efficient lighting instruments. Management believes its "BestBoy" product line meets these criteria. Constructed with light weight aircraft aluminum and finished in an epoxy powder coat, the "BestBoy" fixtures and systems can be configured to light virtually any location. The "Best Boy" product line consists of combinations of two, four or six, 32 to 40 watt, Biax, T-8 or T-12 lamps. It also includes the "BestBoy" CarKit which is a two lamp multi configuration lighting kit that is powered by a 12 volt DC source (cigarette lighter) and is often used to light auto interiors or tight spaces.
      The "CoolHead" products are designed to be light weight, low cost fixtures that augment high output SRGB location lighting products. These fixtures are constructed of light weight corrugated plastic materials. The fixtures are not engineered to produce "spot light" or projection value lighting. They are used in close quarter location and small set production application where they can easily be mounted to a wall or hidden within a prop. These products are designed and packaged to be rented to production lighting professionals or sold across retail counters to the production lighting professionals. These "CoolHead" products are 2 foot and 4 foot long fixtures with either a single, double, or quadruple set of T-12 lamps.

     The FYI-Kits are groups of modular extrusion shapes that can be ganged together to form large arrays of lighting, long pipes of light or single instruments placed within a space or set to operate as a system. These FYI-Kits allow the lighting professional an extensive "toolbox" approach to what would normally be difficult lighting situations. The FYI Kits are a cross between the breakaway systems, components used in other products and Videssence's
"Modular" extrusion designs used in media lighting.   The resulting
FYI Kits give the professional a long list of options as to how a large fixture is made or a number of small individual fixtures can be placed around a studio or set.

     FYI Kit Products will be released in the following formats:
(1) FYI-Kits 40, components for a two lamp system with two 24" lamps, wiring, electronics, fixture bodies, reflectors, a variety of mounting hardware and connectivity; (2) FYI-Kits 80, components for a four lamp system with four 24" lamps, wiring, electronics, fixture bodies, reflectors, a variety of mounting hardware and connectivity;
(3) FYI-Kits 41, components for a two lamp system with two 48" lamps, wiring, electronics, fixture bodies, reflectors, a variety of mounting hardware and connectivity; and (4) FYI-Kits 81, components for a four lamp system with four 48" lamps, wiring, electronics, fixture bodies, reflectors, a variety of mounting hardware and connectivity.

       Video Conference/Distant Learning Environment Systems

     Videssence has developed its VID-COM product line for sale to the video conference and distant learning industries. In 1992, Videssence completed a video conference SRGB standards project with AT&T's/Bell Labs Video Product Division. With the completion of this project, AT&T has equipped their Video Product's Demonstration and Training Center in Middletown, New Jersey, with Videssence lighting products. Tridom/AT&T is the non-entertainment uplink/satellite/downlink service provider business unit of AT&T. Tridom/AT&T in late 1996 will offer a VID-COM video conference studio system that can be purchased as a complete set, purchased a la carte, or rented for short term usage. Tridom/AT&T has offered to include VID-COM product lines in the Tridom/AT&T global catalogue in the second half of 1996 as part of its video conference studio system.

The VID-COM lighting systems can be used for desktop video to large audience conferencing. To date, Videssence has only manufactured and sold its VID-COM products on a limited basis for purposes of field-testing these products.

     Digital Photography/Digital Pre-Press

       Videssence has developed its Photolight product line for use by digital photography studios and in pre-press print imaging.
Dicomed and Phase One Pre-Press Imaging, leaders in the new high resolution electronic camera industry, have incorporated the Photolight product line into their own marketing efforts.
Videssence includes the following products in its Photolight line:
(1) Photolight 330 and Photolight 660, products designed with outboard and detached electronics to illuminate digital photography studios and pre-press print imaging; large products with remote electronics and a power output of 330 and 660 watts, respectively and (2) Shadowcaster, incandescent point light source that Videssence has developed with Osram/Sylvania, Inc., a lighting company specializing in the production of high-speed fluorescent tubes and ballasts; compatible with SRGB 3000K light to provide a photographer with an "effect" spot light. To date, Videssence has only manufactured and sold its Photolight products on a limited basis for field-test purposes.

     Power Distribution, Dimming Control, Environmental Control

     Dove Systems, located in San Luis Obispo, California, is one of the founding companies in the digital signal lighting controls industry. Dove System has assisted Videssence in designing and manufacturing a group of fluorescent lighting products with power, dimming and environmental control features. This line of products was first released in April 1996 at NAB, the major television industry trade show and includes: (1) VISTA 1, small digital dimming control board that could control 192 channels of SRGB or incandescent lighting; (2) VISTA 2, programmable dimming control console suitable for large studio and stage lighting control, capable of controlling 512 channels of lighting and has memory capability for long or complicated programs; and (3) VID-STICS, large power strips that contain dimming components, are distributed out in a studio grid and "decentralize" the power and the control hardware in the studio, placing them close to the fixtures that they affect.

Products in Development

     Lamp Development Project- OSRAM/Sylvania, Inc. - Kodak

     A key component of media lighting is the relationship between specific targets (like film emulsion or video camera charged coupling devices) and the particular light/color values that are emitted from a fluorescent lamp. It was the discovery of this relationship that formed Videssence's first patent and also attracted the television media industry to using the SRGB lighting technologies. Recently, Videssence has made efforts to expand its understanding of the needs of specific video cameras and film emulsions, recognizing the need for lamps that were formulated with precision to match a specific media's requirements for light and color.

     Videssence has begun working with Osram/Sylvania, Inc. to produce lamps for Videssence products that provide optimized stimulation to Kodak film emulsions. Kodak has supplied the necessary scientific information regarding their products needs, Videssence has begun formulating samples and revised samples of the phosphorescent compounds for lamps which will be evaluated by Kodak until the formulae obtain Kodak's stamp of approval. Videssence will then order from Osram/Sylvania, Inc. those specially designed lamps for Videssence to distribute globally to the SRGB media specific markets. Management of Videssence anticipates, but cannot guarantee, that the first such products, listed below, will be released in the Fourth Quarter of 1996: (1) 6 watt T-5 3200K SRGB Lamp; (2) 6 watt T-5 5500K SRGB Lamp; (3) 32 watt T-5 Triple Dulux 3200 K SRGB Lamp; (4) 32 watt T-5 Triple Dulux 5500K SRGB Lamp; (5) 20 watt T-8 3200K High Output (HO) Lamp; (6) 20 watt T-8 5500K HO Lamp; (7) 32 watt T-8 3200K HO Lamp; (8) 32 watt T-8 5500K HO Lamp;
(9) 40 watt T-5 Dulux 3200K SRGB Lamp; (10) 40 watt T-5 Dulux 5500K SRGB Lamp; (11) 55 watt T-5 Dulux 3200K SRGB Lamp; and (12) 55 watt T-5 Dulux 5500K SRGB Lamp. There can be no assurances that these products will ever be taken to market and, even if such products are taken to market, that such products will generate significant revenues for Videssence.

     Digital Production Technology Products

     Videssence has a number of strategic business alliances to develop new digital production technologies and systems. Videssence, together with Parker Vision, Inc., Play, Inc. and Legacy Storage Systems, Inc. hopes to develop broadcast quality, reduced expense production technology packages which would include Videssence lighting products. These products will represent either single components to operate in the television or film production industries or complete "turnkey" production studios in shippable flight cases. Videssence anticipates that product offerings will begin to appear in the second half of 1996 or first half of 1997. There can be no assurances, however, that this joint venture will occur and, even if it does occur, that these proposed products will generate significant revenues for Videssence.

     Commercial Lighting Products

     Videssence is also attempting to form a joint venture with Lights of America ("LOA"), to design and develop for manufacture and distribution SRGB commercial lighting fixtures. These products called "Cartridge" lights are intended to be a cost effective, high quality ceiling fluorescent replacement or retrofit product offering. They will be designed to fit into the frame that holds the plastic diffusion lens on conventional fluorescent ceiling fixtures. In new construction, Videssence management anticipates that the Cartridge light can be installed with less expense, weight and man-hours than present fluorescent ceiling fixtures. In retrofit, Videssence management expects a contractor will be able to remove the plastic diffusion frame in an existing fixture, insert the 1" thick cartridge into the frame, connect power from the old fixture to the cartridge, and close the frame into the old fixture. In either case, Videssence management anticipates that the installed cartridge light is lower priced, will be easier to install, will be higher in lighting quality, will last longer and will be more energy efficient than most existing fluorescent fixture offerings. The management of Videssence expects that these products will be manufactured at the 200,000 square foot LOA factory in consultation with Videssence. Management expects that the "Cartridge" products will be released sometime in the second half of 1996 or first half of 1997. There can be no assurances, however, that the joint venture with Lights of America will be formed, that the "Cartridge" light products will ever be developed or taken to market, and, even if they are brought to market, that these products will ever generate significant revenues for Videssence.

Rental Market

     The majority of stage, studio and production lighting used in the entertainment industries is rented for a specific limited time use. These industries support a large rental service business comprised of companies that own and distribute that equipment to production outfits. Videssence expects to begin marketing its product lines for sales to the rental service distributors in the second half of 1996. Videssence also intends to form a network of outlets for the rental of its lighting equipment beginning in the second half of 1996. These lighting products will be manufactured specifically for this level of distribution. There can be no assurances, however, that the rental of lighting equipment will ever generate significant revenues for Videssence.

Manufacturing and Supplies

     The principal materials used by Videssence in the manufacture of its products are metal work, electronic components and fluorescent lamps, most of which (other than as described below) are readily available. While Videssence purchases most of such materials from outside sources, Videssence is not dependent upon a single source of supply for any materials essential to its business.

Videssence purchases specific electronic components and tri-chrome fluorescent lamps from the largest lighting companies, including General Electric, Philips, and Siemens (the leading providers of high-quality luminescent lighting products.) For the most part Videssence has been able to obtain adequate supplies of raw materials, and no shortage of such materials is currently anticipated.

     Videssence produces certain electronic components for use in its products (including high-speed ballasts) and requires the most advanced integrated circuit components to produce such electronic components. These items are available but require long lead times for orders. If large numbers of such circuit components are required, Videssence must begin the process of ordering and procuring these items approximately one year prior to the date of production. While in the past Videssence has been able to obtain adequate supplies of such circuit components on a timely basis, there can be no assurance Videssence will not experience material delays or problems with procuring such circuit components in the future.

Marketing

     Overview

     Videssence currently utilizes a combination of direct marketing with trade promotions and advertising to reach its customer base. Videssence employs newsletters, direct mail, trade show appearances, and traditional display advertising to communicate with customers. Videssence believes that by combining these means with its own full time dedicated regional sales managers, and a network of established third party dealers, Videssence will best be able to serve its marketplace.

     Videssence has compiled and manages a database of over 19,000 contacts and prospective buyers in the United States and 23 foreign countries. These names are broken into groups or categories. For each such group or category, Videssence has a method of periodic communication with the contacts.

     Customers

     To date, Videssence sales have been almost exclusively to television studio operations. Approximately 95% and 95% of Videssence's net sales in 1995 and 1994, respectively were to television studio operations, 10% and 15%, respectively, of which were to Videssence's ten largest customers. Videssence's two largest customers are Home Shopping Network and CNN, representing a combined total of 12% and 5% of total sales in the year ended December 31, 1995 and the three months ended March 31, 1996, respectively. In the remainder of 1996, Videssence hopes to increase sales in the television studio market, and begin more aggressive sales to the sound stage, theater/stage, production/ location, video conference and distant learning and digital photography lighting markets.

     Customer Service

     Unlike some of its competitors, Videssence offers computer aided design system services and installation services to its customers.

     Sales and Distribution Organization

     From 1989 to 1994, Videssence supported all sales from its headquarters in Burlingame, California and from Videssence East, Videssence's exclusive distributor for 18 eastern states located near Pittsburgh, Pennsylvania. In 1995, Videssence began reorganizing its sales distribution network to include multiple channels of distribution. Videssence's sales network is now headed up by a Vice President and six full time regional Sales Managers (five domestic and one international).

     Videssence is in the process of establishing a domestic distribution network that is divided into two principal channels, one that services professional end users such as broadcast television networks, network-affiliated television stations, production sound stations and cable television channels and another that services non-professional end users such as corporate/industrial, educational and government customers. Videssence intends to distribute to its professional end users, which currently consist almost exclusively of television studio operations, through a network of manufacturer's representatives, Studio 2000 distributors and system integrators and to its non-professional end-users through a network of Studio 1000 distributors. Videssence directs its international business through a network of 35 international distributors.

     Videssence's policy, domestically and internationally, is to enter into exclusive, renewable contracts with its sales representatives for one year. Videssence has over 75 sales organizations under contract in the Company's sales distribution network.

Competition

     The media lighting industry is highly competitive. Videssence believes that maintaining and enhancing its position in media lighting will require achieving and maintaining technological superiority, attracting and retaining qualified personnel, developing production and marketing expertise, developing proprietary products and processes, and maintaining patents, trademarks and licensing opportunities.

     Videssence competes with manufacturers of traditional incandescent lighting and with other manufacturers of high-speed fluorescent lighting. There is a well established incandescent end-user community that resists Videssence's new technology and relies primarily on incandescent lighting product suppliers, including:
Mole Richardson, Desisti, Aniflex, LTM and Strand. Of these five companies, Desisti and Strand have entered into SRGB trademark licensing arrangements with Videssence; neither of which have generated significant revenues for Videssence.

     To the extent the end-user selects high-speed fluorescence as a lighting method, Videssence has four primary competitors: Strand, Kinoflo, Balcar and LightTech. Strand, Balcar and LightTech are manufacturing or will manufacture products using technology licensed from Videssence. One of these licensing arrangements have produced significant revenues for Videssence. Kinoflo does not presently license Videssence technology . Kinoflo has built a substantial market position in the film/location lighting market and has begun marketing studio lighting with luminescent technology to compete with Videssence in the media lighting market. Videssence intends to compete directly with Kinoflo in the film/location lighting industry. Videssence expects this competition to be intense as Kinoflo's leading market position in supplying high frequency fluorescent lighting products to this market is well established. There can be no assurances that Videssence will compete successfully with Kinoflo.

     In the second half of 1996, Videssence intends to release new products in the film/location, video conference and digital photography lighting markets. Videssence can expect competitors in all of these markets. Videssence management also expects the major lighting companies which have not yet entered into the luminescent lighting market to enter into the competition as the market share for luminescent lighting increases and incandescent sales begin to falter from the increasing cost of electrical energy. Most of Videssence's competitors and potential competitors are significantly larger and have significantly greater capital and management resources than Videssence. Videssence expects that competition will continue to be intense in the markets addressed and to be addressed by Videssence, and there can be no assurance that Videssence will compete successfully.

Research and Development and Consumer Research

     Videssence maintains research and development programs at its facility in Burlingame, California. The programs are directed by the CEO and the Director of Engineering of Videssence.
Videssence believes its research and development programs contribute to the improvement of existing products and the development of new products and provide technical assistance and support to Videssence's manufacturing activities.

     Videssence has conducted a significant amount of research and development. The results of this research and development are evidenced by the wide array of products developed and in development for a variety of markets.

     Videssence is in the process of developing its own technical platforms to replace traditional and high-frequency ballasts. Videssence has already completed a significant portion of the research and development for three basic electronic component platforms. The first such platform, the ET-250, has been approved for certification by Underwriter's Laboratory and has been submitted for approval to other agencies abroad prior to international distribution. Videssence hopes to complete the development of its two additional electronic component platforms in 1996. Videssence has begun to integrate the ET-250 into its SRGB products and intends to integrate the other two platforms into many of Videssence's existing SRGB products when ready.

     Videssence relies on industry and other sources, various attitude and usage studies prepared by independent marketing firms on behalf of Videssence and direct sales information from its largest customers. The information is used to identify consumer needs and preferences and to allow Videssence to tailor new product introduction, line extensions and promotions to meet changing consumer demands. Videssence marketing department and prototype laboratory work together to develop new products and to redesign or reformulate existing products.

Patents, Trademarks and Licenses

     Videssence owns two United States patents pertaining to SRGB technology used in Videssence's products: Patent Number 5,012,396 (the "396 Patent"), issued in 1993 and expiring in 2010 and Patent Number 5,235,497 (the "497 Patent"), issued in 1991 and expiring in 2008. Both patents were issued to Paul Costa, President and CEO of Videssence, and were licensed by Videssence from February 14, 1991 until they were transferred to Videssence for $1.00 pursuant to a Patent Assignment Agreement dated April 26, 1996 (the
"Patent Assignment") between Mr. Costa and Videssence.

     Videssence has several patent applications and patents pending on a number of new inventions. There can be no assurances patents will be granted for any of these inventions, however. Videssence has no patents outside the United States. Videssence has issued four licenses to lighting companies that were approaching the media lighting market with their versions of Videssence's technology, including two licenses issued pursuant to agreements entered into in settlement of litigation relating to the patents.

     Videssence owns and uses the following trademarks in connection with the marketing and sales of its products: VIDESSENCE, SRGB, VID-LITE, VID-COM, PHOTOLIGHT, RGB Cosmetics, BestBoys,
CoolHeads and FYI.

Seasonality

     Videssence's Studio 2000 products are sold to television studio operations. Annual budgets for these operations are established in the first quarter and generally not expended until the fourth quarter. The television industry's largest trade show exhibition, through which new products are introduced to the industry, is the NAB exhibition which is usually held at the beginning of the second quarter of each year. Television studio operations generally evaluate their options, make final determinations on product selection and place orders in the third quarter. Thus Videssence has historically seen low sales volume in the first quarter, growing sales volume in the second and third quarters and very strong sales volumes in the fourth quarter. Videssence hopes to reduce seasonal effects of the broadcast market by expanding into the location lighting, teleconference, and photo markets. Videssence hopes that these markets will provide counter cycle revenues to offset seasonal buying patterns in the television studio lighting market.

Backlog Order Policy

     Videssence maintains a floating backlog status that ranges from 2-6 weeks at any time. In dollar values the backlog may range between $200,000 to $450,000.

Employees

     As of May 1, 1996, Videssence had approximately 29 full-time employees, of which 9 were engaged in sales and sales support, 10 were engaged in manufacturing and the remainder were engaged in management, engineering or administration, and one part-time employee, none of whom were represented by a labor union. Videssence believes its relations with its employees are satisfactory.

Property

     Videssence maintains its executive offices and manufacturing facilities in 7,200 square feet of building space located at 189 Airport Blvd., Burlingame, California. Videssence leases these facilities under a lease which expires on November 30, 1997, at an annual cost of approximately $56,400. Videssence also leases a 1,750 square foot facility located at 290 Broadhead Rd., Suite 101, Coraopolis, Pennsylvania for use as a sales and distribution facility for the Eastern United States. The lease for this facility provides for annual rent of $12,000 and expires on September 30, 1996. Videssence can elect to renew the lease for an additional two years for annual rent of $14,400 for the first additional year and $15,600 for the second additional year.

Government Regulation

     Certification Requirements

     Currently there are no governmental requirements for the certification of Videssence's products. However, Videssence has submitted its proprietary electronic components to Underwriter's Laboratory (UL). Certification of these products is expected in the near future as testing is in final stages. The UL certification will add value to Videssence product offering as well as reduce liability potentials. The international markets will also respond well to the UL certification upon Videssence's product offering as more and more of the to submit it for compliance when it is determined that the EC will police and enforce the ruling. Videssence intends to make every effort to comply with governmental requirements to certify its products for international markets. product line is certified.

     The European Community has established a CE certification program, requiring that by the end of 1996, imported products must bear the mark for sale into the EC. Videssence is preparing to submit several of its products for CE certification in the next few months.

Legal Proceedings

     Videssence recently settled its only outstanding lawsuit with LightTech, Inc. There are no other material proceedings to which Videssence is a party, or to which any of its properties are subject, are pending, or are known to be contemplated, and Videssence knows of no material legal proceedings, pending or threatened, or judgments entered against any director or officer of Videssence in his capacity as such.

            VIDESSENCE SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth certain selected financial data for Videssence and should be read in conjunction with the financial statements of Videssence and the notes thereto included elsewhere in this Proxy Statement.


                              (In Thousands Except Shares and Per Share
                                                Data)
                              12 Months  12 Months   3 Months   3 Months
                                Ended      Ended       Ended      Ended
                               12/31/95  12/31/94     3/31/96    3/31/95

Income Statement Data

   Net Revenues                 4,702      3,726       1,371         829
   Earnings (Loss) Before Taxes  (624)       120         111        (185)
   Taxes on Income               (114)        42          13           0
   Earnings (Loss) After Taxes   (510)        78          97        (185)
   Earnings (Loss) Per Share

Balance Sheet Data
   Net Working Capital             55        500         128         345
   Total Assets                 1,410      1,173       1,395       1,459
   Long-Term Debt                 243        250         227       1,077
   Stockholders' Equity           (36)       381          61         382


                     VIDESSENCE MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION

Overview

     From inception, the Company has been a provider of media lighting products for the illumination of television studios for broadcasters such as the CNN/ TBS, NBC, ABC, and CBS networks, and the general television station and video production sound stage market. The annual television studio lighting market is estimated to be approximately $150 million. To date, the Company has completed over 450 installations in the United States and the international markets for an average transaction size of $45,000.

     Historically, the Company has financed its operations from internal cash flow, bank lines of credit, trade credit and by discounting accounts receivables. Videssence management believes that the limited availability of operating capital has restricted the growth rate of its core media lighting business and its ability to exploit expansion opportunities in new production environment markets such as the sound stage, motion picture production, theme entertainment and other lighting markets.

     With the availability of additional working capital, it is the strategy of Videssence management to systematically expand into new related markets. Videssence also plans to provide rental arrangements, operating leases and specifically structured financing facilities to major clients which demonstrate the potential for taking an ongoing upgrade path for their lighting requirements. The Company is providing media lighting fixtures to international broadcasters on a rental basis for special events, including the 1996 Summer Olympic Games in Atlanta and the 1996 Republican and Democratic party conventions in Chicago and San Diego.

     Videssence management believes that its technology, experience and track record in the media lighting industry is a favorable platform for expansion into new lighting markets. To further exploit the available markets, Videssence is developing a series of joint ventures and distribution and licensing arrangements with entities that have strategic distribution channels around the world. The Company is also developing other industry related media production technologies with the objective of generating additional revenue potential through its established media lighting distribution channels.

Results of Operations

     Sales revenue for the three month period ended March 31, 1996 increased 60% or $542,105 to approximately $1.4 million as compared to $826,802 for the three month period ended March 31, 1995. Gross profit increased from 64% to $895,909 from $577,487 for the three months ended March 31, 1996 and 1995, respectively. The increase in sales and gross margin in the current period were primarily due to the efforts of Videssence to expand its presence and sales activities in both the domestic and foreign markets. Sales to date have primarily been limited to television news studios. Subsequent to March 31, 1996, the Company has begun to expand its distribution system to include the rental market, specifically where sales are made through a local lighting distributor. Management believes, but cannot guarantee, that the rental market will provide new business and opportunities for expansion of revenues, operating income and the long term growth of assets.

     For the three month period ended March 31, 1996, costs related to revenue increased 35% to $567,239 as compared to $421,210 for the three month period ended March 31, 1995. The increased sales and marketing expenses in the current period reflected primarily commissions associated with the expanded sales operations discussed above. The Company manages a contracted sales force of representatives, system integrators, designer/specifiers, dealers and distributors. Research and development for the three month period ended March 31, 1996 was approximately $62,000 or a 30% reduction from the same three month period in the prior year. This decrease was primarily due to less activity in building prototypes of new lighting fixtures.

     General and administrative expenses decreased 35% for the three month period ended March 31, 1996 as compared to the three month period ended March 31, 1995. The dismissal of various lawsuits against the Company and the corresponding reduction in legal fees significantly contributed to the reduction in expenses. The Company anticipates increasing its overhead in subsequent quarters by hiring additional administrative personnel for the rental operation discussed above.

     Interest expenses increased from $5,746 for the period ended March 31,
1995 to $35,799 for the period ended  March 31, 1996.   This increase was
primarily the result of increased debt as well as increased costs associated with factoring of receivables.

Years ending December 31, 1994 and 1995

     Net revenues for the year ending December 31, 1995 increased 27% or $975,851 to $4,701,959 as compared to approximately $3.7 Million for the period ending December 31, 1994. Gross profit increased 55% to $895,909 from $577,487 for the years ended December 31, 1994 and 1995, respectively.

Liquidity and Capital Resources

     From its inception, Videssence has funded its operations through the use of bank debt, a working capital line of credit, by discounting accounts receivable and cash generated from operations. Working capital as of March 31, 1996 was approximately $128,000 down from approximately $345,000 at March 31. 1995. The decrease in working capital is due primarily to cash used in the expansion of marketing and operations which has resulted in increased revenues. Management has estimated that the working capital needed for expansion of the media lighting core business and the expansion into the film production market is approximately $2 million. Expansion into the rental market may require additional capital to own equipment inventory and for rental operations. The equipment financing would he funded by joint venture planners and asset-based bank lines from institutions that specialize in equipment rental.

     Management believes that the $2 million working capital to be provided by Netter Digital pursuant to the proposed merger together with anticipated operating revenue will be sufficient to fund its working capital and expansion requirements for the next twelve months. The
$2 million working capital includes the $350,000 short term loan already advanced by Netter Digital to Videssence. Additionally the Company does intend to seek new bank lines of credit and other debt related financing for both its core business operations and the expansion of its rental inventory. The availability of additional banking and other financing facilities may not be obtainable and will restrict the expansion strategy of the Company.

                        INCORPORATION BY REFERENCE

     This Proxy Statement incorporates certain documents by reference which are not presented herein or delivered herewith. These documents are available upon request from the Office of the Corporate Secretary, NDEI Entertainment, Inc., 5200 Lankershim Blvd., North Hollywood, CA 990601, telephone number (818) 753-1990. In order to ensure timely delivery of these documents, any request should be made by June 20, 1996.

     NDEI hereby undertakes to provide by first-class mail within one business day of receipt of such request, without charge, to each person, including any beneficial owner, to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to below which have been or may be incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein. Requests for such documents should be directed to the office indicated above.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference herein:

          NDEI's Form SB-2 Registration Statement, dated
          November 20, 1995;

          and

          NDEI's Quarterly Reports on Form 10-Q for the six and nine month periods ended December 31, 1995 and March 31, 1996.

     The information relating to NDEI contained in this Proxy
Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference.

     All documents filed by NDEI pursuant to the Exchange Act after the date hereof and prior to the date of the meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                    Netter Digital Entertainment, Inc.
         For Special Meeting of Stockholders - August 2, 1996

     The undersigned hereby appoints Douglas Netter and John Copeland, and each of them, proxies each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Stockholders of NDEI Entertainment, Inc. to be held at the 5200 Lankershim Blvd., North Hollywood, California 91691, on August 2, 1996 at 10:00 a.m. and at any and all adjournments, to vote all shares of Common Stock which the undersigned is entitled to vote, as specified below.

      FOR the              AGAINST the            ABSTAIN*
      Merger Agreement     Merger Agreement


  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ABOVE
PROPOSAL.

*Note:  An abstention will not protect a shareholder's dissenters' rights.

          (Please Sign and Date the Proxy on Reverse Side)


DATED: ________________________, 1996

                                ____________________________________
                                (signature)


                                ____________________________________
                                (signature)

Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.


                           INDEPENDENT AUDITOR'S REPORT

          To the Board of Directors
          and Shareholders of
          Videssence, Inc.
          Burlingame, California

               We have audited the accompanying combined balance sheet of Videssence, Inc. as of December 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Videssence, Inc.
          as of December 31, 1995 and the results of its operations and cash flows for the years ended December
          31, 1995 and 1994 in conformity with generally accepted accounting principles.

                              FELDMAN RADIN & COMPANY

                              Certified Public Accountants


          New York, New York
          May 10, 1996

                              VIDESSENCE, INC.

                         COMBINED BALANCE SHEETS


                                        March 31,    December 31,
                                          1996           1995
                                       __________    ___________
                                       (Unaudited)

                         ASSETS
     [S]                               [C]           [C]

     CURRENT ASSETS:
       Cash                              $   36,834  $   67,942
       Accounts receivable,
         less allowance for
         doubtful accounts of
         $56,100 for both periods           488,768     444,402
       Tax refunds receivable                24,171      24,171
       Inventories                          597,740     631,297
       Prepaid expenses                      39,365      42,628
       Deferred tax benefit                  32,300      32,300
       Other current assets                  15,542      15,542
                                         __________  __________

         TOTAL CURRENT ASSETS             1,234,720   1,258,282

     PROPERTY AND EQUIPMENT - net           160,458     151,965
                                         __________  __________

                                         $1,395,178  $1,410,247
                                         __________  __________

                    LIABILITY AND STOCKHOLDERS EQUITY

     CURRENT LIABILITIES:
       Current portion of long-
         term debt                       $  231,711  $  277,510
       Accounts payable                     531,943     643,727
       Accrued payroll and
         payroll taxes                       25,101      21,601
       Accrued expenses                     281,543     223,431
       Deferred liabilities                  36,422      37,234
                                         __________  __________

         TOTAL CURRENT LIABILITIES        1,106,720   1,203,503

     LONG-TERM DEBT                         227,273     243,074

         TOTAL LIABILITIES                1,333,993   1,446,577

     COMMITMENTS AND CONTINGENCIES

     STOCKHOLDERS EQUITY (DEFICIT)
       Common stock, no par value;
         10,000,OOO shares authorized       208,541     208,541
       Accumulated deficit                 (147,356)   (244,871)
                                         __________  __________

         TOTAL STOCKHOLDERS
         EQUITY (DEFICIT)                    61,185     (36,330)
                                         __________  __________

                                         $1,395,178  $1,410,248
                                         __________  __________

                         See notes to financial statements



PAGE

                                 VIDESSENCE, INC.
                        COMBINED STATEMENTS OF OPERATIONS
                          Three months
                         ended March 31,     Year ended    December 31,
                              1996               1995          1994
                         _______________     __________    ____________
                          (Unaudited)

     SALES               $ 1,370,907         $ 4,701,959   $ 3,726,108

     COST OF SALES           474,998           1,886,332     1,247,954
                         ___________         ___________   ___________

     GROSS PROFIT            895,909           2,815,627     2,478,154
                         ___________         ___________   ___________

     OPERATING EXPENSES:
       Selling               567,239           2,141,825     1,460,039
       General and
         administrative      120,333             798,402       583,835
       Engineering            61,948             329,001       286,321
                         ___________         ___________   ___________

                             749,520           3,269,228     2,330,195
                         ___________         ___________   ___________

     INCOME (LOSS) FROM
       OPERATIONS            146,389            (453,601)      147,959
                         ___________         ___________   ___________

     OTHER INCOME (EXPENSE):
       Interest income             -                    -        3,229
       Interest expense      (35,799)            (46,078)      (30,979)
       Write-off of
         registration costs        -            (124,499)            -
                         ___________         ___________   ___________

                            (35,799)           (170,577)      (27,750)

     INCOME(LOSS) BEFORE
       INCOME TAX EXPENSE
       (BENEFIT)             110,590            (624,178)      120,209

     INCOME TAX EXPENSE
       (BENEFIT)              13,075            (113,910)       41,607
                         ___________         ___________   ___________

     NET INCOME (LOSS)   $    97,515         $  (510,268)  $    78,602
                         ___________         ___________   ___________

                    See notes to financial statements

PAGE

                                 VIDESSENCE, INC.

                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                Retained
                            Common Stock        Earnings
                          Shares     Amount     (Deficit)    Total
                          ______     ______     _________    _____

     BALANCE-
     DECEMBER 31, 1993    638,000  $ 109,045    $ 186,795    $ 295,840

       Common shares
        issued in
        connection with
        acquisition        21,385      2,021            -        2,021

       Common shares
        issued              3,546      1,656            -        1,656

       Common shares
        issued for cash   139,655     81,000            -       81,000

       Net income               -          -       78,602       78,602

                          ________ _________    _________    _________

     BALANCE-
     DECEMBER 31, 1994    802,586    193,772      265,397      459,119

       Common shares
        issued             25,905     14,819            -       14,819

       Net loss                 -           -    (510,268)    (510,268)
                          ________ _________    __________    _________

     BALANCE-
     DECEMBER 31, 1995    828,491    208,541     (244,871)     (36,330)

       Net income
        (unaudited)                        -       97,515       97,515

     BALANCE-
     MARCH 31, 1996
       (unaudited)        828,491  $ 208,541    $(147,356)   $  61,185
                          ________ _________    __________   _________

                    See notes to financial statements

PAGE

                                 VIDESSENCE, INC.

                        COMBINED STATEMENTS OF CASH FLOWS


                               Three months
                               ended March 31,  Year ended December 31,
                                   1996             1995        1994
                               ______________   __________ ____________
                               (Unaudited)

     CASH FLOWS FROM
     OPERATING ACTIVITIES:

       Net income (loss)       $  97,515      $ (510,258)  $  78,602
       Adjustments to
        reconcile net income
        (loss) to net cash
        provided by operating
        activities:
        Depreciation              11,570          48,730      36,107
        Provision for
         uncollectible accounts
         receivable                    -          36,900      19,200

       Changes in assets and
        liabilities:
        (Increase) decrease in
         accounts receivable     (44,366)         (8,084)    (82,861)
        (Increase) decrease in
         inventory                33,557         (92,221)   (184,211)
        (Increase) decrease in
         prepaid expenses and
         other current assets      3,263         (41,554)     28,252
        Increase in tax refunds
         receivable                    -         (24,171)          -
        (Increase) decrease in
         deferred income taxes         -         (76,170)     21,550
        Increase (decrease) in
         accounts payable and
         accrued expenses        (51,062)        470,393      85,629
        Increase (decrease) in
         income taxes payable        889         (13,516)     11,756
        Increase (decrease) in
         deferred liabilities       (812)         (1,065)      4,799
                                _________        ________    ________

                                 (49,961)        299,242     (59,779)


     NET CASH PROVIDED BY (USED
       IN) OPERATING ACTIVITIES   50,554        (211,026)     18,823

     CASH FLOWS FROM INVESTING
       ACTIVITIES:
        Capital expenditures     (20,062)        (10,372)   (140,878)

     CASH FLOWS FROM FINANCING
       ACTIVITIES:
        Payment of notes
         payable                 (61,600)              -     (37,654)
        Proceeds from notes
         payable                       -         235,259           -
        Issuance of common
         stock                         -          14,819      84,677
     NET CASH PROVIDED BY
       (USED IN) FINANCING
       ACTIVITIES                (61,600)        250,078      47,023

     NET INCREASE (DECREASE)
       IN CASH                   (31,108)         28,680     (75,032)

     CASH, beginning of period    67,942          39,262     114,294

     CASH, end of period       $  36,834      $   67,942   $  39,262
                               _________      __________   _________

     SUPPLEMENTAL CASH FLOW
       INFORMATION:
       Cash paid during the
        period for:
         Interest paid         $  30,400      $   38,800   $  28,500
         Income taxes paid     $       -      $   16,000   $  17,000

                    See notes to financial statements



                                 VIDESSENCE, INC.

                      NOTES TO COMBINED FINANCIAL STATEMENTS

 1.  BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Background:

     Videssence, Inc. (the Company) was founded in April 1989, as a
     California corporation.  The Company manufactures and distributes
     SRGB lighting products for the industries of television, stage/theater, theme park, entertainment and motion picture studio/location, video conferencing, distant-learning, and pre-press digital photography.

     Principles of Combination:

     The combined financial statements include the accounts of Videssence, Inc. and Videssence Systems, Inc., a related company.
     Material intercompany accounts and transactions have been eliminated in combination.

     Allowance on Accounts Receivables:

     In the event that the facts and circumstances indicate that the collectability of a trade receivable may be impaired, an evaluation of recoverability is performed which results in an allowance for uncollectible receivables.

     Accounting Estimates:

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories:

     Inventories are recorded at the lower of cost or market. Cost is determined using the average cost method. Inventories are primarily comprised as follows:

                               March 31,         December 31,
                                 1996                1995
                             (Unaudited)
                             ___________         ____________


     Raw Materials           $   381,657         $   403,088

     Work In Progress             95,340             100,698

     Finished Goods              120,743             127,511
                             ___________         ___________

                             $   597,740         $   631,297


     Property and Equipment:

     Property and equipment is stated at cost. Depreciation of leasehold improvements is calculated using straight-line method over their estimated useful lives. Depreciation of equipment is calculated using straight-line or accelerated methods over the estimated lives of the assets, which are generally 3 to 5 years.
     When assets are retired or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized currently.

     Repairs and maintenance are expensed as incurred. Expenditures which significantly increase values, change capacities, or extend useful lives are capitalized.

     Product Warranty:

     The Company accrues for an estimate of expenses relating to the one-year warranty covering all parts and labor relating to the sale of its products.

     Income Taxes:

     The Company accounts for income taxes under Statement of Financial
     Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change in deferred tax assets and liabilities during the year.

     Stock Options:

     There are 62,770 stock options outstanding at March 31, 1996 and December 31, 1995. Each stock option is convertible into one share of common stock.

     Acquisition of Videssence East:

     On December 29, 1994, the Company acquired Solo Album, Inc.
     (d.b.a. Videssence East). The transaction was accounted for by the purchase method of accounting. The Company issued 21,385 shares of common stock in exchange for all the shares of Videssence East common stock.

     Pro forma income information for 1994 (unaudited) as if Solo
     Album, Inc. was acquired on January 1, 1994 is stated as follows:

                 Sales            $   5,323,332

                 Net income       $     138,550

     Unaudited Interim Financial Statements:

     In the opinion of management, the unaudited interim financial statements for the three months ended March 31, 1996 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments consisting only normal recurring accruals necessary for fair presentation of the results of such periods. The results of operations for the period ended March 31, 1996 are not necessarily indicative of the results to be expected for the year ending December 31, 1996.

 2.  PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows:



                                         March 31,      December 31,
                                           1996            1995
                                        (Unaudited)


     Computer equipment                 $   109,758     $   100,016
     Furniture and office equipment          79,643          69,710
     Rental lights and grips                 73,849          73,850
     Leasehold improvements                  37,432          37,432
     Other equipment                         57,586          53,387
                                            358,268         334,395

     Less: accumulated depreciation         197,810         182,429

     Property and equipment, net        $   160,458     $   151,966

3.   LONG-TERM DEBT

     Long-term debt consisted of the following:



                                         March 31,       December 31,
                                           1996            1995
                                        (Unaudited)

     Bank line of credit of $200,000.
     In January 1996, the Company
     negotiated to convert the line
     of credit to an unsecured term
     note.  The Company paid off a
     principal balance of $25,000
     and extended $175,000 of principal
     over 48 months with principal
     payments of $3,646 plus interest
     at prime (8.25%) plus 4.5%
     with the first monthly payment
     commencing February 15, 1996.       $   167,725     $   200,000

     Note payable to bank, guaranteed
     by the two principal stockholders,
     payable in monthly principal
     payments of $1,450, plus interest
     at the bank's reference rate
     (11.25% at December 31, 1995)
     plus 3%.  The entire unpaid
     principal and interest balance
     is due on October 1, 1999.               62,350          66,700

     Note payable to bank, guaranteed
     by a stockholder, payable in
     monthly principal payments of
     $2,250, plus interest at the
     bank's prime rate (8.25% at
     December 31, 1995) plus 1%.
     The entire unpaid principal
     and interest balance is due on
     June 15, 1996.                            6,750          13,500

     Note payable dated December 14,
     1995, guaranteed by a shareholder,
     payable in monthly payments of
     $2,936 including interest at 12%
     per annum with final maturity
     on June 14, 1996.                        69,165          75,764

     Miscellaneous notes payable with
     monthly payments of $2,787 and
     $868 with final maturities of
     December 7, 1995 and August 15,
     1998 respectively.                       31,828          43,454

     Payable on demand to related
     parties (stockholders) interest
     at 10% commencing at various
     dates, net of unamortized deferred
     debt expense of $15,331.  Notes
     are subordinate to the bank notes.      121,166         121,166

                                             458,984         520,584

     Less: current portion                   231,711         277,510
                                         ___________     ___________

                                         $   227,273     $   243,074
                                         ___________     ___________



     Maturities of long-term debt at December 31, 1995 are as follows:

                     1996                $   277,510

                     1997                    102,708

                     1998                     78,476

                     1999                     58,252

                     2000                      3,638
                                         ___________

                                         $   520,584

4.   COMMON STOCK

     Common stock issued and outstanding in the Combined Financial
     Statements consist of the following:




                          VIDESSENCE      VIDESSENCE       COMBINED
                           INC.          SYSTEMS          TOTALS

                   Shares    Amount   Shares   Amount   Shares    Amount
   ----------------------------------------------------------------------

   Balance-
   December 31,    638,000  $109,045     -     $  -     638,000  $109,045
    1993

   Common shares
   issued in
   connection with
   acquisition      21,385     2,021     -        -      21,385     2,021

   Common shares
   issued            3,546     1,656     -        -       3,546     1,656

   Common shares
   issued for
   cash                -         -    139,655   81,000  139,655    81,000
   ----------------------------------------------------------------------
   Balance-
   December 31,    662,931   112,722  139,655   81,000  802,586   193,722
    1994

   Common shares
   issued           25,905    14,819     -        -      25,905    14,819
   ----------------------------------------------------------------------
   Balance-
   December 31,    688,836   127,541  139,655   81,000   828,491  208,541
    1995
   ----------------------------------------------------------------------
   Balance-
   March 31, 1996
   (unaudited)     688,836  $127,541  139,655  $81,000   828,491 $208,541


  On December 29, 1994 with the acquisition of Solo Album, Inc. the
   Company issued 21,385 common shares for all the shares of Videssence
   East common stock (see Note 1).

   On October 7, 1994, the Company issued 3,546 shares to two officers in connection with certain corporate debt obligations.

   On December 29, 1995, the Company issued 23,905 shares of common stock to related parties as part of the agreement with respect to certain notes payable (see Note 6). Additionally, 2,000 common shares were issued for past services provided to the Company.


5. INCOME TAXES

   The net provision for income taxes (benefit) is composed of the following:




                             Three months
                             ended March 31,  Year ended December 31,
                                 1996             1995        1994
                             (Unaudited)
======================================================================
   Current:

     Federal                 $  11,010       $  (24,000)  $  14,323

     State                       2,065              -         5,734
                             _________       __________   _________

                                13,075          (24,000)     20,057

   Deferred:

     Federal                         -          (77,900)     15,600

     State                           -          (12,010)      5,950

       Total provision       _________       __________    ________
       (benefit)             $  13,075       $ (113,910)   $ 41,607


  A reconciliation between the Company's effective tax rate and the statutory rate follows:




                             Three months
                             ended March 31,  Year ended December 31,
                                 1996             1995        1994
                             (Unaudited)
   ====================================================================

   Tax at expected
   statutory rate           $  38,833        $ (218,062)   $ 42,073

   Net operating losses
   not utilized                     -            93,962           -

   Use of lower brackets       (2,200)           18,000      (7,498)

   Adjustment of deferred
   tax asset valuation
   allowance                  (24,900)                -           -

   State Taxes                  1,342            (7,810)      7,032

   Income tax expense       _________        ___________   ________
   (benefit)                $  13,075        $ (113,910)   $ 41,607



  Deferred tax assets and liabilities arise from differences in the tax consequences derived from the timing of recognition of income and expense items for financial reporting and taxation purposes. Listed below are the tax effects of the items related to the Company's net deferred tax asset:



                                            March 31,       December 31,
                                              1996             1995
                                           (Unaudited)
                                           ______________________________


   Deferred tax asset:

     Net operating loss carryforward       $   69,100        $  94,000

     Tax credits carry forward                 10,000           10,000
                                           __________        _________

       Total                                   79,100          104,000

     Less: valuation allowance                 46,800           71,700
                                           __________        _________

   Net deferred tax asset                  $   32,300        $  32,300


RELATED PARTY TRANSACTIONS

   Royalties of $67,664 were paid to the majority stockholder of the Company who holds the rights to the patents of the technology. At
   December 31, 1994, royalties payable was $2,149. During 1995, a royalty agreement was entered into between the majority shareholder and the Company whereby the rights to the patents have passed to the Company and no royalties will be paid any longer.

   The Company also has notes payable to related parties which are due on demand and bear interest of 10%. The balance outstanding at December
   31, 1995 was $136,497. In October 1995, the Company issued 23,905 shares of common stock to the related parties as part of the agreement of the notes. The notes are subordinate to the bank note discussed in
   Note 5.

7. COMMITMENTS AND CONTINGENCIES

   During 1994, the Company entered into leases for office space and a forklift operating lease, both of which expire in 1997. Total rental expense for these leases for 1995 and 1994 were $64,196 and $47,250 respectively.

   The following is a schedule of future minimum lease payments required under the leases that leave initial or remaining noncancellable lease terms in excess of one year at December 31, 1995.

               1996          $     60,400

               1997                55,700
                             ____________

                             $    116,100


8. WRITE-OFF OF REGISTRATION COSTS

   During 1995, the Company was contemplating going public and incurred costs of approximately $125,000. The public offering was abandoned and the Company wrote these registration costs off to other expenses.

9. SUBSEQUENT EVENTS

   (a) On April 29, 1996, the Company announced that they have entered into a definitive merger agreement with Netter Digital Entertainment, Inc. and will become a wholly-owned subsidiary of Netter Digital.

   (b) In January of 1996, the Company engaged a factor to finance their accounts receivable. The terms are 2% interest for 10 days and additional 1% for every 10 days of collection subsequent to the billing date.


              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of Netter Digital Entertainment, Inc. and Subsidiaries (the "Company") and Videssence, Inc. ("Videssence") at
March 31, 1996 as if the proposed merger of the two companies had been consummated at such date. Included are adjustments to reflect the acquisition of Videssence by the Company and the recording of the associated goodwill. Additionally, the pro forma balance sheet reflects the proposed sale by the Company of $3,500,000 of 10% cumulative, convertible preferred stock which will provide the Company with the working capital to develop the business of Videssence.

     The unaudited pro forma consolidated statements of operations for the nine months ended March 31, 1996 and the year ended June 30, 1995 reflect the combined results of the Company and Videssence as if the transactions summarized in the preceding paragraph had occurred at the beginning of the first period presented and then carried forward through the subsequent interim period, adjusted to reflected new costs directly attributable to the transactions and the effect of cumulative preferred stock dividends on per share amounts available to common shareholders.

     The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together at the beginning of each respective period, nor may they be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes thereon.


              NETTER DIGITAL ENTERTAINMENT, INC./VIDESSENCE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1996


                              Historical            Pro Forma Adjustments
                         NDEI       Videssence    DR         CR        Total
                        ______      __________  _______     ______     ______


 ASSETS
   CURRENT ASSETS
   Cash and cash
    equivalents     $3,532,022  $   36,834(7)  3,000,000(1) 325,000  $6,243,856
   Accounts
    receivable         665,406     488,768                            1,154,174
   Tax refund
    receivable          ---         24,171                               24,171
   Receivable from
    related party      194,876       ---                                194,876
   Inventory            26,008     597,740                              623,748
   Prepaid expenses     ---         39,365                               39,365
   Deferred tax
    benefit             ---         32,300                               32,300
   Other current assets ---         15,542                               15,542
     Total Current     _________   _________                            _______
      Assets         4,418,312   1,234,720                            8,328,032

 EQUIPMENT, NET OF
  ACCUMULATED
  DEPRECIATION         231,848     160,458                              392,306
 GOODWILL                                 (1)  2,222,148              2,222,148
 DEPOSITS AND OTHER
  ASSETS                72,218       ---                                 72,218
                    __________  __________                           __________

                    $4,722,378  $1,395,178                          $11,014,704
 LIABILITIES AND
  STOCKHOLDERS
  EQUITY
   CURRENT LIABILITIES
   Accounts payable $  728,954  $  531,943                           $1,260,897
   Accrued expenses      ---       306,644                              306,644
   Current portion
    of long-term
    debt                 ___       231,711                              231,711
   Deferred revenue    309,885      36,422                              346,307
                    __________   _________                           __________
     Total Current
      Liabilities    1,038,839   1,106,720                            2,145,559

   LONG TERM DEBT        ---       227,273                              227,273

  TOTAL LIABILITIES  1,038,839   1,333,993                            2,372,832

  MINORITY INTEREST      1,000       ---                                  1,000



  STOCKHOLDERS'
   EQUITY

    Preferred stock,
     $5 par value,
     10% cumulative;
     2,000,000 shares
     authorized; no
     shares issued and
     outstanding actual,
     700,000 shares
     pro forma                                        (2) 3,500,000   3,500,000

    Common stock, $.01
     par value,
     6,000,000 shares
     authorized;
     2,795,000 shares
     issued and
     outstanding actual;
     3,317,222 pro
     forma             27,950   208,541(1) $  208,541 (1)     5,222      33,172
    Additional paid-
     in capital     3,537,368       ---(2) $  500,000 (1) 1,953,111   4,990,479
    Retained earnings 117,221    (147,356) $          (1)   147,356     117,221
     (deficit)      _________    _________ __________     _________   __________

 Total Stockholders'
   Equity           3,682,539      61,185                             8,640,872
                    __________  __________               __________
                   $4,722,378  $1,395,178  $5,930,689    $5,930,689 $11,014,704
                    __________  __________ __________    __________ ___________

               See Notes to Pro Forma Consolidated Financial Statements



             NETTER DIGITAL ENTERTAINMENT,INC./VIDESSENCE, INC.
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        YEAR ENDED JUNE 30, 1995



                    Historical              Pro Forma Adjustments
              NDEI         Videssence     DR      CR          Total
              ___________  __________ ________  ________      ___________


   REVENUE    $19,259,084  $4,419,269                         $23,678,353

   EXPENSES:

    Cost of
      Sales    17,702,123   1,580,224                          19,282,347

    Operating
     costs
     and
     expenses   1,412,339   2,775,998                           4,188,337

    Amortization
     of
     goodwill                         (1) 111,107                 111,107

    Interest
     expense (net) 2,877     133,040                             135,917

              $19,117,339   4,489,262                          23,717,708

   Income
    (loss)
    before
    income
    taxes         141,745     (69,993)                           (39,355)

   Income tax
    expense/
    (benefit)      44,350     (21,698)                            22,652

   Net Income
    (loss)         97,395     (48,295)                           (62,007)

   Cumulative
    preferred
    stock
    dividend            -           - (2) 350,000               (350,000)

   Net income
    (loss) to
    common
    share-
    holders   $    97,395  $  (48,295)                        $ (412,007)

   Net income
    (loss) per
    common
    share     $      0.05  $        -                         $    (0.17)

   Weighted
    average
    common
    shares
    out-
    standing    1,860,000                 322,222               2,382,222


   See notes to pro forma consolidated financial statements

                           NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

               A.   The following unaudited pro forma
                    adjustments are included in the
                    accompanying unaudited pro forma
                    consolidated balance sheet at March 31,
                    1996:

                    (1)  To record the acquisition of
                         Videssence, Inc. by Netter Digital
                         Entertainment, Inc. (the "Company")
                         in exchange for 522,222 common shares
                         of the Company.  The common stock is
                         valued at the fair market value of
                         $3.75 per share (reflecting the $5.00
                         quoted market price, reduced by a 25%
                         discount to reflect resale
                         restrictions).  Expenses of the
                         acquisition total $325,000.  The
                         resulting goodwill is derived as
                         follows:

                         Purchase price consideration
                         (522,222 shares @ $3.75)          $1,958,333

                         Acquisition costs                    325,000
                                                          ___________
                                                            2,283,333

                         Net fair value of assets
                         acquired                              61,185
                                                          ___________

                         Cost in excess of net
                         book value of assets
                         acquired                          $2,222,148
                                                          ============

                    (2)  To record the proposed sale of
                         700,000 shares of preferred stock of
                         the Company for $5.00 per share.  The
                         preferred stock has a cumulative
                         annual dividend at 10% and is
                         convertible into common at a ratio of
                         one to one.

               B.   The following pro forma adjustments are
                    included in the accompanying unaudited pro forma consolidated statements of operations for the nine months ended March 31, 1996 and the year ended June 10, 1995:

                    (1)  To record goodwill amortization over
                         a twenty year term.

                    (2)  To record cumulative preferred stock
                         dividends as a reduction to per share
                         amounts available to common
                         shareholders.


[TYPE]    EXHIBIT A
[DESCRIPTION]  AGREEMENT AND PLAN OF MERGER


                          AGREEMENT AND PLAN OF MERGER

                             AND REORGANIZATION



                               TABLE OF CONTENTS

                                                        Page

ARTICLE I - CERTAIN DEFINITIONS. . . . . . . . . . . . . . 1

ARTICLE II - PRE-MERGER LOAN . . . . . . . . . . . . . . . 2

ARTICLE III - THE MERGER AND RELATED TRANSACTIONS. . . . . 2
       Section 3.1  The Merger.  . . . . . . . . . . . . . 2
       Section 3.2  The Closing .. . . . . . . . . . . . . 3
       Section 3.3  The Second Closing.  . . . . . . . . . 3
       Section 3.4  Actions at the Closing.. . . . . . . . 3
       Section 3.5  Effect of Merger. . . .. . . . . . . . 3
             3.5.1   General . . . . . . . . . . . . . . . 3
             3.5.2   Conversion of Videssence Shares . . . 3
       Section 3.6  Exchange of Videssence  Shares. . .. . 4
       Section 3.7  Additional Merger Consideration . .. . 5
             3.7.1   Calculation of Additional Merger
                     Consideration . . . . . . . . . . . . 5
             3.7.2   Determination of 1996 Videssence
                     Operating Profit. . . . . . . . . . . 5
             3.7.3   Fractional Shares . . . . . . . . . . 5
             3.7.4   Notice of Objection . . . . . . . . . 5
       Section 3.8  Escrow Deposit. . . . . . . . . . .. . 6
       Section 3.9  Earn-Out. . . . . . . . . . . . . .. . 6
             3.9.1   Calculation of Earn-Out  . . . . .. . 6
             3.9.2   Definition of EBIT. . . . . . . . . . 6
             3.9.3   Calculation of EBIT . . . . . . . . . 7
             3.9.4   Notice of Objection . . . . . . . . . 7
             3.9.5   Payment . . . . . . . . . . . . . . . 7
             3.9.6   Termination of Earn-Out . . . . . . . 7
             3.9.7   Management Protocol During Earn-Out
                     Period. . . . . . . . . . . . . . . . 7
       Section 3.10 Dispute Resolution. . . . . . . . .. . 8
       Section 3.11 Maximum Consideration/Buy-Out . . .. . 8
       Section 3.12 Appointment to Netter Board
                    of Directors. . . . . . . . . . . .  . 9
       Section 3.13 Indemnification . . . . . . . . . . .  9

ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS OF
             VIDESSENCE AND THE SHAREHOLDERS . . . . . . . 9
       Section 4.1  Existence: Good Standing: Corporate
             Authority and Authorization . . . . . . . . . 9
             4.1.1   Videssence. . . . . . . . . . . . . . 9
             4.1.2   Subsidiaries. . . . . . . . . . . . .10
       Section 4.2  No Legal Bar; Conflicts . . . . . . . 10
       Section 4.3  Capital Stock and Exclusive Dealing . 11
       Section 4.4  Restrictive Documents . . . . . . . . 11
       Section 4.5  Financial Statements and No Material
              Changes. . . . . . . . . . . . . . . . . . .11
       Section 4.6  Absence of Undisclosed Liabilities. . 12
       Section 4.7  No Changes Prior to Closing Date. . . 12
       Section 4.8  Books and Records . . . . . . . . . . 12
       Section 4.9  Title to Properties:  Encumbrances. . 13
       Section 4.10 Real Property and Leases. . . . . . . 13
       Section 4.11 Fixed Assets. . . . . . . . . . . . . 14
       Section 4.12 Material Contracts. . . . . . . . . . 14
       Section 4.13 Litigation. . . . . . . . . . . . . . 15
       Section 4.14 Taxes . . . . . . . . . . . . . . . . 15
       Section 4.15 Permits . . . . . . . . . . . . . . . 16
       Section 4.16 Insurance . . . . . . . . . . . . . . 16
       Section 4.17 Product Warranty. . . . . . . . . . . 16
       Section 4.18 Intellectual Property . . . . . . . . 17
       Section 4.19 Compliance With Laws. . . . . . . . . 18
       Section 4.20 Inventory . . . . . . . . . . . . . . 18
       Section 4.21 Accounts Receivable . . . . . . . . . 18
       Section 4.22 Employment Relations. . . . . . . . . 18
       Section 4.23 Employee Benefit Plans. . . . . . . . 19
             4.23.1  List of Plans . . . . . . . . . . . .19
             4.23.2  Status of Plans . . . . . . . . . . .19
             4.23.3  Contributions . . . . . . . . . . . .20
             4.23.4  Tax Qualification . . . . . . . . . .20
             4.23.5  Transactions. . . . . . . . . . . . .20
             4.23.6  Other Plans . . . . . . . . . . . . .20
             4.23.7  Documents . . . . . . . . . . . . . .20
       Section 4.25 Interests in Clients, Suppliers, Etc. 22
       Section 4.26 Customers, Distributors and Independent
             Sales Representatives . . . . . . . . . . . .22
       Section 4.27 Bank Accounts, Powers of Attorney and
             Compensation of Employees . . . . . . . . . .22
       Section 4.28 Disclosure. . . . . . . . . . . . . . 23
       Section 4.29 Broker's or Finder's Fees . . . . . . 23
       Section 4.30 Certain Conditions for Accounting
            and Tax Treatment  . . . . . . . . . . . . . .23
       Section 4.31 Cooperation . . . . . . . . . . . . . 23

ARTICLE V - REPRESENTATIONS OF NETTER. . . . . . . . . . .24
       Section 5.1  Representations of Netter . . . . . . 24
       Section 5.2  Existence and Good Standing . . . . . 24
       Section 5.3  Corporate Authority and
           Authorization . . . . . . . . . . . . . . . . .24
       Section 5.4  Capital Stock and Exclusive Dealing . 24
       Section 5.5  Compliance With Laws. . . . . . . . . 24
       Section 5.6  Restrictive Documents . . . . . . . . 25
       Section 5.7  Broker's or Finder's Fees . . . . . . 25
       Section 5.8  Accuracy of Public Information. . . . 25
       Section 5.9  Disclosure. . . . . . . . . . . . . . 25
       Section 5.10 Interests in Clients, Suppliers,
           Etc. . . . . . . . . . . . . . . . . . . . . . 26
       Section 5.11 Litigation. . . . . . . . . . . . . . 26

ARTICLE VI - CONDUCT OF BUSINESS . . . . . . . . . . . . .26
       Section 6.1  Conduct of Business of Videssence . . 26
       Section 6.2  Conduct of Business by Netter . . . . 27
       Section 6.3  Exclusive Dealing . . . . . . . . . . 27
       Section 6.4  Disclosure Memorandum . . . . . . . . 27
       Section 6.5  Review. . . . . . . . . . . . . . . . 27
             6.5.1   Review of Videssence. . . . . . . . .27
             6.5.2   Review of Netter. . . . . . . . . . .28
       Section 6.6  Best Efforts. . . . . . . . . . . . . 28
       Section 6.7  Fulfillment of Agreement. . . . . . . 28

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF NETTER. . . . .29
       Section 7.1  Opinion of Videssence's Counsel:
            Certificate of Videssence   . . . . . . . . . 29
       Section 7.2  Good Standing and Tax Certificates. . 29
       Section 7.3  No Material Adverse Change. . . . . . 29
       Section 7.4  Truth of Representations and
            Warranties . . . . . . . . . . . . . . . . . .29
       Section 7.5  Performance of Agreements . . . . . . 30
       Section 7.6  No Litigation Threatened. . . . . . . 30
       Section 7.7  Creditor Assurances and
            Representations . . . . . . . . . . . . . . . 30
       Section 7.8  Governmental Approvals. . . . . . . . 30
       Section 7.9  Intra-Company Debt. . . . . . . . . . 30
       Section 7.10 NonCompetition Agreement. . . . . . . 30
       Section 7.11 Employment Agreements . . . . . . . . 30
       Section 7.12 Registration Rights Agreements. . . . 30
       Section 7.13 Shareholders Agreement. . . . . . . . 30
       Section 7.14 Management Protocol . . . . . . . . . 31
       Section 7.15 Execution of Escrow Agreements. . . . 31
       Section 7.16 Receipt of Financing. . . . . . . . . 31
       Section 7.17 Netter Shareholder and Board of Director
             Approval. . . . . . . . . . . . . . . . . . .31
       Section 7.18 Proceedings . . . . . . . . . . . . . 31
       Section 7.19 Videssence Shareholder Approval . . . 31
       Section 7.20 Videssence Subsidiary Dissolution . . 31

ARTICLE VIII - CONDITIONS TO VIDESSENCE'S OBLIGATIONS. . .31
       Section 8.1  Opinion of Counsel for Netter . . . . 31
       Section 8.2  Good Standing Certificate . . . . . . 32
       Section 8.3  No Material Adverse Change. . . . . . 32
       Section 8.4  Tax Certificate of Merger Corp. . . . 32
       Section 8.5  Truth of Representations and
            Warranties . . . . . . . . . . . . . . . . . .32
       Section 8.6  Employment Agreements . . . . . . . . 32
       Section 8.7  NonCompetition Agreements . . . . . . 32
       Section 8.8  Registration Rights Agreements. . . . 32
       Section 8.9  Management Protocol . . . . . . . . . 32
       Section 8.10 Performance of Agreements . . . . . . 32
       Section 8.11 Governmental Approvals. . . . . . . . 32
       Section 8.12 Proceedings . . . . . . . . . . . . . 33
       Section 8.13 Videssence Shareholder Approval . . . 33

ARTICLE IX - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
             INDEMNITY; ESCROW . . . . . . . . . . . . . .33
       Section 9.1  Videssence Bound. . . . . . . . . . . 33
       Section 9.2  Survival of Representations, Warranties
             and Indemnities . . . . . . . . . . . . . . .33
       Section 9.3  Scope of Indemnification Liabilities
             and Obligations . . . . . . . . . . . . . . .33
       Section 9.4  Representations, Warranties, Covenants
             and Agreements. . . . . . . . . . . . . . . .33
       Section 9.5  Indemnification . . . . . . . . . . . 34
       Section 9.6  Notice and Resolution of Claims
             Opportunity to Defend . . . . . . . . . . . .34

ARTICLE X - TERMINATION. . . . . . . . . . . . . . . . . .37
       Section 10.1 Termination Events. . . . . . . . . . 37
       Section 10.2 Effect of Termination . . . . . . . . 38
       Section 10.3 Return of Documents in Event
             of Termination . . . . . . . . . . . . . . . 38

ARTICLE XI - MISCELLANEOUS . . . . . . . . . . . . . . . .38
       Section 11.1 Professional Expenses . . . . . . . . 38
       Section 11.2 Governing Law . . . . . . . . . . . . 38
       Section 11.3 Arbitration . . . . . . . . . . . . . 38
       Section 11.4 "Person" Defined. . . . . . . . . . . 39
       Section 11.5 Gender. . . . . . . . . . . . . . . . 39
       Section 11.6 Captions. . . . . . . . . . . . . . . 39
       Section 11.7 Publicity . . . . . . . . . . . . . . 39
       Section 11.8 Notices . . . . . . . . . . . . . . . 39
       Section 11.9 Parties in Interest . . . . . . . . . 40
       Section 11.10        Counterparts. . . . . . . . . 41
       Section 11.11        Entire Agreement. . . . . . . 41
       Section 11.12        Amendments. . . . . . . . . . 41
       Section 11.13        Severability. . . . . . . . . 41
       Section 11.14        Third Party Beneficiaries . . 41
       Section 11.15        Rules of Construction . . . . 42



            AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into April 26, 1996, by and among NETTER DIGITAL
ENTERTAINMENT, INC., a Delaware corporation ("Netter"); Netter's wholly owned subsidiary, NETTER ACQUISITION, INC., a California corporation
("Merger Corp."); and Videssence, Inc., a California corporation
("Videssence").


                           W I T N E S S E T H:


     WHEREAS, Videssence is engaged in the business of designing, manufacturing and distributing lighting products for the illumination of studios, stages and other production environments (the "Business").

     WHEREAS, Netter is engaged, in part, in the business of producing television series, movies, documentaries, and multi-media productions, and desires to acquire Videssence through a tax-free merger of Merger Corp., its wholly-owned subsidiary, into Videssence pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties intend that this Agreement constitute a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(c) of the Income Tax
Regulations.

     NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                ARTICLE I

                          CERTAIN DEFINITIONS

     "Closing" has the meaning set forth in Section 3.2 below.

     "Closing Date" has the meaning set forth in Section 3.2 below.

     "Escrow Release Date" has the meaning set forth in Section 3.7.5 below.

     "Videssence Share" means a share of the common voting stock, with no par value, of Videssence.

     "Netter Share" means a Share of the common voting stock, with $.01 par value per share, of Netter.

     "Effective Time" means 12:01 a.m. on the date as of which the Merger of Merger Corp. with and into Videssence, is effective which, for purposes of this Agreement, is intended to be, and may be used interchangeably with, the Closing Date.

     "Knowledge" and the phrase "to the best knowledge" mean
Videssence's actual knowledge, information and belief following such reasonable investigation and review as a reasonably prudent corporation would conduct or commission in light of the prevailing facts and circumstances.

     "Merger" means the merger of Merger Corp. with and into Videssence.

     "Surviving Corporation" or "Videssence" means Videssence.

     "Tax" means any federal , state, local and foreign income, gross receipts, capital stock, profits, franchise, sales, stamp, occupation, employment, unemployment, disability, withholding security, worker's compensation, use, occupancy, transfer, value added, exercise, property
(whether real, personal or mixed) and other taxes and assessments
(including interests and penalties).

                             ARTICLE II

                           PRE-MERGER LOAN

     Section 2.1 Upon the execution of this Agreement, the completion by Videssence of a preliminary Disclosure Memorandum as described in Article
IV, the satisfactory completion by Netter of preliminary due diligence which shall occur no later than May 1, 1996, and the final settlement of the Lighttech lawsuit, to the reasonable satisfaction of Netter, which shall include dismissal of the Lighttech lawsuit with prejudice, Netter shall loan to Videssence $250,000 (the "Initial Loan"), according to the terms and conditions set forth in the promissory note, attached hereto as
Exhibit 1 ("Promissory Note").  The Initial Loan shall be secured by the
Company's assets as set forth in the security agreement, attached hereto as Exhibit 2 (the "Security Agreement"). The Initial Loan shall be used for working capital purposes and may not be used to pay existing or future
Videssence debt or to fund litigation without the express prior written consent of Netter. Upon the Closing, the Promissory Note and the Security
Agreement shall terminate and the proceeds of the Initial Loan shall become part of the total proceeds made available to Videssence by the Loan
(as defined below), according to the same terms and conditions as the Loan.

                             ARTICLE III

                THE MERGER AND RELATED TRANSACTIONS

     Section 3.1 The Merger. Subject to the terms and conditions of this Agreement, Merger Corp. will merge with and into Videssence, at the Effective Time. Videssence shall be the corporation surviving the Merger
(the "Surviving Corporation"). The terms of the Merger will be as set forth herein and in the Merger Agreement in the form attached hereto as
Exhibit 3.

     Section 3.2 The Closing. A Closing of the Merger and related transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Luce, Forward, Hamilton & Scripps, 777 South
Figueroa, Suite 3600, Los Angeles, California 90017, on or about May 31,
1996 or such other time and place as is mutually agreeable to the parties and following the satisfaction or waiver of all other conditions to the obligations of the parties to consummate the Merger and related transactions contemplated hereby (the "Closing Date").

     Section 3.3 Actions at the Closing. At the Closing, (i) Videssence will deliver to Netter the various certificates, instruments, and documents referred to in Article VII below; (ii) Netter and Merger Corp. will deliver to Videssence the various certificates, instruments and documents referred to in Article VIII below; and (iii) Merger Corp. and Netter will file the Merger Agreement, together with the Officers' Certificates required pursuant to Section 1103 of the California Corporations Code (the
"CCC"), with the Secretary of State of the State of California (the
"Secretary of State") in the form of Exhibit 4 hereto.

     Section 3.4  Effect of Merger.

           3.4.1 General. The Merger shall become effective at the time the Agreement of Merger is filed with the Secretary of State or at such later time stated in the Agreement of Merger. The Merger shall have the effect set forth in Section 1107 of the CCC. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of such entity or the entity with which it merged in order to carry out and effectuate the transactions contemplated by this Agreement.

           3.4.2    Conversion of Videssence Shares.  At the Effective
Time, each Videssence Share then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive that number of Netter
Shares equal to the quotient of (i) 666,666 and (ii) the number of outstanding shares (the "Outstanding Number") of capital stock of Videssence as of the Effective Time (collectively, the "Merger
Consideration") and each share of Merger Corp. common stock, shall by virtue of the Merger and without any actions on the part of the holder thereof, be converted into and represent the right to receive one
Videssence Share. The Merger Consideration will be proportionately adjusted in the event of any stock split or combination of the outstanding
Netter Shares occurring, or any stock dividend payable to holders of Netter Shares the record date of which is, prior to the Effective Time.

     Section 3.5  Exchange of Videssence Shares.

           3.5.1 At the Closing, Netter shall make available for exchange or conversion for the benefit of the holders of Videssence
Shares, such number of Netter's Shares as shall be issuable (less, the Operating Profit Escrow Shares and, in the case of the Principal
Shareholders (as defined below), the Indemnification Escrow Shares) and such amount of cash as may be payable in lieu of fractional Netter Shares in connection with the Merger.

           3.5.2 Prior to the Closing, Netter shall deliver to each holder of record (other than Netter, Videssence or any subsidiary of any of them) ("Videssence Shareholder") of a certificate or certificates which immediately prior to the Effective Time represented outstanding Videssence
Shares (the "Certificates") a shareholder's representation and transmittal letter, in a form mutually agreeable to Netter and Videssence
("Shareholder's Representation and Transmittal Letter").

           3.5.3    Upon surrender of the Certificates for cancellation to
Netter, together with the Shareholder's Representation and Transmittal
Letters, duly executed, all to occur at the Closing, Netter shall deliver to the holders of each such Certificate that number of Netter Shares equal to (i) the number of Videssence Shares represented by such Certificate time the quotient of (A) 522,222 and (B) the Outstanding Number, in the
case of non-Principal Shareholders; and (ii) the difference (x-y) between
(x) that number of Videssence Shares represented by such Certificate times the quotient of (A) 522,222 and (B) the Outstanding Number, and (y) that number of Videssence Shares represented by such Certificate times the quotient of (A) 133,333 and (B) the total number of Videssence Shares held
by the Principal Shareholders at the Effective Time,   in the case of the
Principal Shareholders, plus any cash for fractional shares to the holders of each such Certificate.

           3.5.4    In the event of a transfer of ownership of Videssence
Shares which is not registered in the transfer records of Videssence, it shall be a condition to the issuance of Netter Shares that the Certificate so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (a) pay to Netter any transfer or other taxes required, or (b) establish to the satisfaction of Netter that such tax has been paid or is not payable. All Netter Shares and cash for any fractional share issued and paid upon the surrender for exchange of Videssence Shares in accordance with this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Videssence Shares.

           3.5.5    No certificates or scrip representing fractional Netter
Shares shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Netter shall relate to any fractional share, and such fractional share interests shall not entitle owner thereof to vote or to any rights as a shareholder of Netter. In lieu of any fractional share, Netter shall pay to each holder of Videssence Shares who otherwise would be entitled to receive a fractional Netter Share an amount of cash (without interest) determined by multiplying (a) $9.00 by (b) the fraction of a share to which such holder would otherwise be entitled.

           3.5.6 In the event any Certificates shall have been lost, stolen or destroyed, Netter shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such Netter Shares and cash for fractional shares, if any, as may be required pursuant hereto; provided, however, that Netter may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against Netter, Merger Corp., Videssence, or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 3.6  Escrow Deposit.

           3.6.1    At the Closing, and as a condition precedent to it, (i)
Netter and the Videssence Shareholders shall enter into an escrow agreement on terms and conditions mutually agreeable to the parties hereto
(the "Escrow Agreement" ) with a financial institution to be agreed to by the parties, as escrow agent (the "Escrow Agent"); and (ii) Netter shall deliver to the Escrow Agent, to be held in escrow ("Escrow") pursuant to the terms of the 277,777 Netter Shares (the "Escrow Shares"). Of the
Escrow Shares, 144,444 Netter Shares shall be used and released upon Videssence achieving certain operating profit criteria (the "Operating
Profit Escrow Shares") and 133,333 Netter Shares shall be used and released to cover indemnification responsibilities of the Principal
Shareholders (defined below) (the "Indemnification Escrow Shares").

           3.6.2    Operating Profit Escrow Shares.  On the Escrow Release
Date, provided Surviving Corporation achieves 1996 Videssence Operating
Profit (defined below) of $347,500 for the calendar year ended December
31, 1996, Escrow Agent shall deliver from Escrow to the Videssence
Shareholders (on a pro rata basis based on their ownership interest immediately prior to the Effective Time) all of the 144,444 Operating
Profit Escrow Shares.  In the event Surviving Corporation achieves 1996
Videssence Operating Profit of less than $347,500, but at least $173,750 for the calendar year ended December 31, 1996, Escrow Agent shall deliver from the Operating Profit Escrow Shares to the Videssence Shareholders (on a pro rata basis) such number of Netter Shares equal to the product of
(i) 144,444, and (ii) the quotient of (x) the amount by which the actual
1996 Videssence Operating Profit  exceeds $173,750 divided by
(y) $173,750, and shall deliver to Netter the balance of the Operating
Profit Escrow Shares.  If Surviving Corporation fails to achieve 1996
Videssence Operating Profit of at least $173,750 for the calendar year ended December 31, 1996, the Videssence Shareholders shall receive none of such Operating Profit Escrow Shares, all 144,444 of which the Escrow
Agent shall deliver to Netter.

           3.6.3    Indemnification Escrow Shares.  As provided in the
Escrow Agreement, the Indemnification Escrow Shares placed in Escrow shall be applied toward any liabilities of Videssence arising under Articles IX.
At the Escrow Release Date (as defined below) the Escrow Agent shall release from Escrow to the Principal Shareholders (on a pro rata basis)
66,667 Indemnification Escrow Shares less that number of Netter Shares equal to the quotient of (i) the paid claims or and the outstanding claims filed by Netter with the Escrow Agent; and (ii) the average of the average of the Wall Street Journal's reported closing bid and ask prices of the Netter Shares on the Nasdaq SmallCap Market (or the Netter Shares primary trading market, if different) over the ten trading days ending on the trading day prior to the Escrow Release Date. On December 31, 1997, the Escrow Agent shall release from Escrow to the Principal Shareholders
(on a pro rata basis) the balance of the Indemnification Escrow Shares less that number of Netter Shares equal to the quotient of (i) the paid claims and outstanding claims filed by Netter with the Escrow Agent; and
(ii) the average of the average of the Wall Street Journal's reported closing bid and ask prices of the Netter Shares on the Nasdaq SmallCap
Market (or the Netter Shares primary trading market, if difference) over the then trading days ending on the trading day prior to the Escrow
Release Date.  Any Netter Shares remaining in Escrow after December 31,

1997 and following the resolution and payment of all outstanding claims shall be released by the Escrow Agent to the Principal Shareholders (on a pro rata basis).

           3.6.4    Representative.  Until the termination of the Escrow
Agreement as provided under its terms, Paul D. Costa and Steve Michelson
("Representative") shall act with full power of substitution as the Representative of the Videssence Shareholders and the Principal
Shareholders, to give and receive all notices and to take or omit to take all such other actions as he may deem necessary or appropriate and to act, all as provided under the Escrow Agreement.

           3.6.5    Determination of 1996 Videssence Operating Profit.  The
"1996 Videssence Operating Profit" shall be calculated as set forth in the Videssence financial projections, attached hereto as Exhibit 5, and in accordance with generally accepted accounting principles and procedures, as determined by Netter's accountants. For purposes of calculating 1996
Videssence Operating Profit, the $2,000,000 advance to be made to Videssence by Netter upon the Closing (the "Loan") shall bear no interest.

           3.6.6 Fractional Shares. The procedures for delivery of the Operating Profit Escrow Shares relating to fractional shares shall be substantially the same as set forth in Section 3.6.5.

           3.6.7 Notice of Objection. In the event that the Representative does not object to the determination by Netter of the 1996
Videssence Operating Profit by written notice of objection (the "Notice of Objection") delivered to Netter within ten (10) days after the Videssence
Shareholders' receipt of such determination, such Notice of Objection to describe in reasonable detail the Representative's proposed adjustments to the proposed 1996 Videssence Operating Profit determination, the proposed
1996 Videssence Operating Profit shall be deemed final and binding.

           3.6.8 Escrow Release Date. The Escrow Release Date shall be the date (i) following satisfactory review or audit by Netter's outside accountants of the Surviving Corporation's financial statements for the period ended December 31, 1996, or such other time as is mutually agreeable to the parties, and in any event no later than March 31, 1997, plus (ii) such number of days as is required to resolve any objection as provided for in Sections 3.6.7 and 3.8; provided, however, that if any such objections are outstanding on the date specified in clause (i) (the
"Review Date"), then the Escrow Release Rate with respect to the undisputed portion of the 1996 Videssence Operating Profit shall be the Review Date.

     Section 3.7  Earn-Out.

           3.7.1    Calculation of Earn-Out.  Paul Costa, Steve Michelson,
Delwin Francis, and Sam Cercone (the "Principal Shareholders") shall be entitled to earn additional Netter Shares based on Surviving Corporation's
EBIT (as defined below) from the period commencing July 1, 1996 and ending
June 30, 1999  (the "Earn-Out Period").  During the Earn-Out Period, upon
Surviving Corporation achieving EBIT of at least $1.5 Million (or $1.25
Million in the event Surviving Corporation achieves 1996 Videssence

Operating Profit of at least $347,500 for the calendar year ended December
31, 1996), on the next succeeding Earn-Out Payment Date (as defined below), Netter shall deliver to the Principal Shareholders 5,000 Netter
Shares (the "Earn-Out Shares") for every $45,000 in EBIT that exceeds $1.5
Million (or $1.25 Million, as the case may be). Thereafter, during the Earn-Out Period on each next succeeding Earn-Out Payment Date, Netter shall deliver to the Principal Shareholders an additional 5,000 Netter
Shares for every additional $45,000 in EBIT.

           3.7.2    Definition of EBIT.  For the purposes of this
Section 3.7, "EBIT" shall mean, for the fiscal year ended June 30 ("Fiscal
Year"), Surviving Corporation's  net operating profit (or net operating loss): (i) before deducting interest expense for debt incurred on or after the Closing Date and income tax expense; (ii) after deducting for Ordinary
Operating Depreciation (defined below); (iii) adjusted to include only the cash impact of deferred revenue and deferred rental expense and (iv) before deducting extraordinary or unusual losses or adding in extraordinary or unusual gains . For purposes of calculating EBIT, the Loan shall bear no interest. For purposes of this Section 3.8.2, "Ordinary Operating Depreciation" shall mean the appropriate amount of depreciation for Surviving Corporation's plant and equipment and other depreciable assets such as vehicles, calculated in accordance with generally accepted accounting principles and procedures as determined by Netter's accountants.

           3.7.3 Calculation of EBIT. At such time as Netter shall determine EBIT for a Fiscal Year (which shall be no later than 90 days following the end of such Fiscal Year), Netter shall provide the Representative with a statement setting forth the calculation of EBIT for such Fiscal Year.

           3.7.4 Notice of Objection. In the event that the Representative does not object to the determination by Netter of EBIT for a Fiscal Year by written notice of objection (the "Notice of Objection") delivered to Netter within ten (10) days after the Representative's receipt of such determination, such Notice of Objection to describe in reasonable detail the Representative's proposed adjustments to the proposed EBIT determination, the proposed EBIT for such Fiscal Year shall be deemed final and binding (the "Earn-Out Payment Date").

           3.7.5 Payment. Netter shall issue and deliver to the Principal Shareholders the Earn-Out Shares, if any, to be issued and delivered for each Fiscal Year within 5 days after the calculation for such Fiscal Year shall have become final and binding on the parties(the
"Earn-Out Payment Date").

           3.7.6 Termination of Earn-Out. Immediately upon the earlier date of (i) a Principal Shareholder being terminated by Surviving
Corporation "For Cause" as defined in his employment agreement to be entered into upon the Closing; (ii) a Principal Shareholder's voluntary termination of employment for other than "Good Reason" as defined in his employment agreement to be entered into upon the Closing; (iii) or a

Principal Shareholder's material breach of his NonCompetition Agreement
(the "Principal Shareholder Termination Date"), such Principal Shareholder shall no longer be entitled to earn additional Earn-Out Consideration. In that event, Netter shall deliver to such Principal Shareholder on the next succeeding Earn-Out Payment Date, any additional Earn-Out Shares earned by such Principal Shareholder prior to the Principal Shareholder Termination
Date. At any time during the Earn-Out Period, if the cumulative EBIT represents a loss of in excess of $1,000,000, the Earn-Out shall immediately terminate and this Section 3.8 shall be of no further force and effect.

           3.7.7 Management Protocol During Earn-Out Period. The management of Surviving Corporation during the Earn-Out Period shall be conducted in accordance with the management protocol, to be entered into on terms mutually agreeable to the parties hereto at the Closing
("Management Protocol").

     Section 3.8  Dispute Resolution.  If the Representative does deliver a
Notice of Objection to Netter in accordance with either Section 3.6.7 or 3.7.4, then the dispute shall be resolved as follows:

           3.8.1 The Representative and Netter shall promptly endeavor to agree upon the calculation of 1996 Videssence Operating Profit or EBIT for such Fiscal Year (as the case may be). In the event that a written agreement determining the amount of 1996 Videssence Operating Profit or EBIT for such Fiscal Year (as the case may be) has not been reached within ten (10) days after the date of receipt by Netter from the Representative of the Representative's Notice of Objection thereto, then Netter's determination of 1996 Videssence Operating Profit or EBIT for such Fiscal
Year (as the case may be) shall be submitted to a nationally recognized, independent auditing firm upon which the Representative and Netter shall agree (the "Accountants") .

           3.8.2 Within thirty (30) days of the submission of any dispute concerning the determination of 1996 Videssence Operating Profit or EBIT for a Fiscal Year (as the case may be) to the Accountants, the Accountants shall render a decision in accordance with this Section 3.8 along with a statement of reasons therefor. The decision of the Accountants shall be final and binding upon each party hereto.

           3.8.3 The fees and expenses of the Accountants for any determination under this Section 3.10 shall be borne equally by Netter and the Principal Shareholders.

           3.8.4 In determining 1996 Videssence Operating Profit or EBIT for a Fiscal Year (as the case may be), Netter shall provide the Representative and its representatives reasonable access to the books, records, facilities and employees of Netter and Netter shall cooperate with the Principal Shareholder's and their representatives. The
Principal Shareholders shall also be entitled to have reasonable access to the work papers of any accountants retained by Netter in connection with the determination of 1996 Videssence Operating Profit or EBIT for such Fiscal Year (as the case may be) and shall be entitled to discuss such working papers with Netter and those persons responsible for the preparation thereof.

     Section 3.9 Maximum Consideration/Buy-Out. In no event shall Netter issue to the Principal Shareholders pursuant to this Agreement (as Merger
Consideration, and as Earn-Out Shares) more than an aggregate of 1.3
Million Netter Shares (the "Maximum Earn-Out Consideration"). Netter shall have the right at any time to deliver to the Principal Shareholders the balance of the Maximum Earn-Out Consideration at which point this
Section 3.9 shall be of no further force and effect.  During the Earn-Out
Period and upon Netter selling or transferring substantially all of the assets or capital stock of Videssence to an unaffiliated third party or conducting an initial public offering of Videssence capital stock, Netter shall deliver to the Principal Shareholders the balance of the maximum
Earn-Out Consideration.

     Section 3.10 Appointment to Netter Board of Directors.  Effective at the
Closing, the directors of Netter shall cause to be appointed to the Netter
Board of Directors, a mutually agreeable nominee of Videssence.

     Section 3.11 Indemnification. For a period of five years after the Closing Date, the indemnification provided to Surviving Corporation's officer and directors (the "Surviving Corporation Indemnified Parties") by the Surviving Corporation and Netter shall be to the fullest extent permitted under applicable law and in no event less than the indemnification provided to the officers and directors of Netter;
provided, however, until all the Escrow Shares have been released pursuant to the Escrow Agreement, such Surviving Corporation Indemnified Parties shall have no indemnification rights for matters (i) in which one or more of such Surviving Corporation Indemnified Parties has knowledge of and fails to disclose to Netter prior to the Closing Date, or (ii) which constitute a breach of a representation, warranty or covenant hereunder.
This Section 3.11 shall survive the consummation of the Merger, is intended for the benefit of the Surviving Corporation Indemnified Parties and shall be binding on all successors and assigns of the Surviving
Corporation and Netter.

                             ARTICLE IV

              REPRESENTATIONS, WARRANTIES AND COVENANTS
                 OF VIDESSENCE AND THE SHAREHOLDERS

     Representations of Videssence . Except as set forth in the Disclosure Memorandum to be prepared, delivered and have the legal effect as provided in Section 6.6 hereof, Videssence represents and warrants to Netter and Merger Corp. and agrees as follows:

     Section 4.1  Existence: Good Standing: Corporate Authority and
Authorization.

           4.1.1 Videssence. Videssence is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Videssence is qualified to do business and is in good standing in all other jurisdictions in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify would have a material adverse effect upon Videssence. Set forth in the Disclosure Memorandum, is a list of each jurisdiction in which Videssence is qualified to do business as a foreign corporation. Videssence has the power to own its property and to carry on its business as now being conducted. Videssence has the full power and authority to enter into and perform its obligations under this Agreement and under each other instrument and document executed and delivered by Videssence pursuant hereto or in connection herewith, and to take all actions required of it to consummate the Merger.

           4.1.2 Subsidiaries. The Disclosure Memorandum sets forth the following information regarding each subsidiary of Videssence
("Subsidiary" and, hereinafter "Videssence" shall refer to both Videssence and its Subsidiaries): (i) name of corporation; (ii) state of incorporation; (iii) authorized capitalization; (iv) issued and outstanding capital stock and other securities. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, and has full corporate power and authority to own, lease or otherwise hold its assets and properties and to carry on its business as now conducted. Each
Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation or other business entity in the respective which are all of the jurisdictions in which each such Subsidiary owns or leases any real property or conducts any business, so as to require such qualification or licensing, except for instances where the failure to so qualify would not materially adversely affect the business or financial condition of each such Subsidiary. All of the outstanding shares of capital stock or other voting interests of each Subsidiary are validly issued and outstanding, fully paid and nonassessable, and owned by Videssence or another Subsidiary free of any claims, liens, charges or encumbrances of any nature whatsoever. No
Subsidiary is engaged in or has been engaged in an active trade or business.

     Section 4.2 No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement or any other instrument or document executed and delivered by Videssence pursuant hereto or in connection herewith, nor the consummation of the transactions contemplated hereby or thereby (i) violates or conflicts with any provision of the articles of incorporation or by-laws of Videssence or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Videssence is subject, or (ii) results in the breach or termination of any provision of, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice or constitute a breach or default under any Material Contract (as defined in Section
4.12 below) or by which any of the properties or assets of Videssence may be subject, bound or affected. Except for the filing of appropriate certificates to effect the Merger, no authorization, consent or approval of any public body or authority is necessary to the validity of the transactions contemplated by this Agreement. All necessary approvals of the parties under any Material Contracts or any other person required to permit Videssence to perform its obligations in connection with consummation of the transactions contemplated in this Agreement have been, or the best efforts of Videssence will be expended by Videssence so that such approvals will be, obtained by  Videssence on or before the Closing
Date.   Videssence is not a party to any contract or subject to any other legal restriction that would prevent or restrict complete fulfillment of all of the terms and conditions of this Agreement or compliance with any of its obligations under it.  Videssence has taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement and the Merger (other than obtaining the approval of each of the Videssence Shareholders).  This Agreement constitutes a legal, valid and binding obligation of Videssence, enforceable against
Videssence in accordance with its terms.

     Section 4.3 Capital Stock and Exclusive Dealing. Videssence (not including the Subsidiaries) has an authorized capitalization consisting of
(i) Ten Million (10,000,000) shares of voting common stock, no par value
, of which Six Hundred Ninety-Six Thousand Seven Hundred Eight-Six
(696,786) shares are issued and are outstanding. All such outstanding shares have been duly authorized, are validly issued, and are fully paid and nonassessable. There are no other shares of stock of Videssence issued and outstanding. There are no outstanding options, warrants, rights, preemptive rights, calls, commitments , conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Videssence, except as contemplated by this Agreement. None of the outstanding Videssence Shares have been issued in violation of any preemptive right or agreement, commitment or obligation binding on Videssence or any of the Shareholders or any applicable securities laws.

     Section 4.4 Restrictive Documents. Videssence is not subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, or any law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially adversely affects Videssence or, which would prevent consummation of the transactions contemplated by this Agreement or the continued operation of Videssence after the date hereof or the Closing
Date on substantially the same basis as heretofore operated or which would restrict its ability to acquire any property or conduct business in any area.

     Section 4.5 Financial Statements and No Material Changes. Videssence has heretofore furnished Netter with the balance sheets of Videssence for the periods ended December 31, 1993, 1994, and 1995 and the related statements of income, shareholders' equity and changes in financial position for the years ended December 31, 1994 and 1995. The balance sheet and related statement of income of Videssence for the periods mentioned above are hereinafter collectively referred to as the "Balance Sheets" and are in the form attached hereto as Exhibit 6. All such financial statements and all other financial statements of Videssence, including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated. The Balance Sheets fairly present the financial condition of Videssence at the date thereof , and the related statement of income, shareholders' equity and changes in financial position fairly present the results of the operations of Videssence, if any, and the changes in the financial position for the period indicated.
Since December 31, 1995 (the "Balance Sheet Date") there has been no material adverse change in the assets or liabilities, or in the business or financial condition or in the results of operations, of Videssence, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, litigation, administrative action, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and no fact or condition exists or is contemplated by Videssence or, to the best knowledge of Videssence, threatened which might cause such a change in the future. Netter acknowledges receipt and review of certain trial balance sheets of Videssence dated March 31, 1996 (the "Trial Balance"), a copy of which is attached as Exhibit 7 hereof. Netter further acknowledges that, assuming the truth, accuracy and completeness of the Trial Balance, none of the information presented thereon constitutes a material adverse change for purposes of this Section 4.5.

     Section 4.6 Absence of Undisclosed Liabilities. Except as set forth in the Balance Sheets, Videssence does not have any outstanding claims against it, liabilities or indebtedness, contingent or otherwise, other than (i) liabilities not of a character or amount required to be shown, accrued or escrowed against on the Balance Sheets under generally accepted accounting principles and (ii) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business, consistent with past practices and, to the extent so incurred after the Balance Sheet Date and before March 31, 1996, the same are set forth in the Trial Balance.
Videssence does not know and has no reason to know of any basis for the assertion against Videssence of any material liability of any nature not fully reflected or reserved against in the Balance Sheets or the balance sheet included in the Trial Balance or expressly disclosed by this Agreement. The adjusted tax basis and the fair market value of the assets of Videssence exceed the liabilities of Videssence as of the date hereof and will exceed the liabilities of Videssence as of the Closing Date.

     Section 4.7  No Changes Prior to Closing Date.  Since January 1, 1996,
Videssence has not and will not: (i) incur any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permit any assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business, (iii) sell transfer or otherwise dispose of any assets, except in the ordinary course of business, (iv) make any capital expenditure or commitment therefor, except in the ordinary course of business, (v) declare or pay any dividend or make any distribution on any shares of capital stock, or redeem, purchase or otherwise acquire any shares of capital stock or any option, warrant or other right to purchase or acquire any such shares, (vi) make any bonus payments or profit sharing distributions or payments of any kind, (vii) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any employee, person or entity, (viii) write off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate exceeds $25,000, (ix) grant any increase in the rate of wages, salaries, bonuses or other remuneration to any executive employee or, except in the ordinary course of business, to any other employee,
(x) cancel or waive any claims or rights of substantial value, (xi) make any change in any method of business accounting or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business, (xii) change the ownership of its shares of stock or its capital structures (whether by the issuance, redemption or transfer of shares) in contemplation of effecting the Merger, (xiii) retire, purchase, redeem or reacquire any shares of common stock, (xiv) pay any management fees, rent, compensation or other similar fees or expenses to any Videssence Shareholder or any of their affiliates in an amount inconsistent with past practices, or (xv) agree, whether or not in writing, to do any of the foregoing.

     Section 4.8 Books and Records. The minute books of Videssence, as made available to Netter and its representatives contain accurate records of all official meetings of and official corporate actions or written consents by the shareholders and Board of Directors. The records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means
(including any electronic, mechanical or photographic process, whether computerized or not and including all means of access thereto and therefrom) of Videssence are under the exclusive ownership and direct control of Videssence.

     Section 4.9 Title to Properties: Encumbrances. Except for properties and assets reflected in the Balance Sheets or acquired since the Balance
Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, Videssence has good, valid and merchantable title to
(a) all its properties and assets (personal, tangible and intangible), including, without limitation, all the properties and assets reflected in the Trial Balance Sheet, and (b) all the properties and assets purchased since the Balance Sheet Date; in each case, each such property is subject to no encumbrance, lien, charge or other restriction of any kind or character, except for liens consisting of zoning or planning restrictions, easements and other restrictions or limitations on the use of real property or irregularities in title thereto which are set forth in the Disclosure Memorandum and which do not materially detract from the value of, or impair the use of, or otherwise impair the marketability of, the title or affect the use of such property by Videssence in the operation of its business and liens for current taxes, assessments or governmental charges or levies on property not yet due and not delinquent.

     Section 4.10 Real Property and Leases. Videssence does not own and has never owned any real property. The Disclosure Memorandum contains an accurate and complete list and description (including the location of an executed copy thereof) of the terms of all leases to which Videssence is a party as lessee. Each lease set forth in the Disclosure Memorandum (or required to be set forth in the Disclosure Memorandum) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act
(including the Merger) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease (other than payments not yet due which would become a default if not paid when due). Videssence has not knowingly violated or been given notice of violation of any of the terms or conditions under any such lease, and to the best knowledge of Videssence , all of the covenants to be performed by any other party under all such leases have been fully performed. All of the properties leased by Videssence are in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are presently being used. None of such leased buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violate, any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others. No condemnation proceeding is pending or threatened which would preclude or impair the use of any such property by Videssence for the purposes for which it is currently used.

     Section 4.11 Fixed Assets. The Disclosure Memorandum sets forth a list and location of Videssence's material items of machinery, equipment, furniture, fixtures, tools, signs, and other items of tangible personal property (excluding inventory) which are owned by Videssence and used in or useful or pertain to Videssence's business or the operation thereof, whether or not reflected on the books of, or in the possession of, Videssence and whether or not presently in use (collectively, the "Fixed
Assets"). For purposes of this Section 4.11 only, "material" shall mean any item having a value of at least $1,000.

     Section 4.12 Material Contracts.   The Disclosure Memorandum contains a
list of all Contracts (as defined below) of the following types to which
Videssence is as of the date of this Agreement a party:  (a) each contract of employment of any officer, employee or consultant or with any labor union or association and any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan; (b) each agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock; (c) each contract or series of related contracts involving payments either individually or in the aggregate in excess of $20,000 in or pursuant to which any person who is or was an officer, director, stockholder or employee of Videssence has a material interest; (d) each contract relating to the borrowing or lending of money or the guarantee of any obligations for borrowed money or otherwise, excluding endorsements made for purposes of collection in the ordinary course of business; (e) each contract continuing for a period of more than one year from its date involving payments in excess of $20,000 in any year or $40,000 in the aggregate; (f) each contract for charitable contributions in excess of $1,000; (g) each contract for the sale and/or installation of any equipment where the purchase price for such equipment is not less than $15,000, and each contract for equipment maintenance involving total payments of not less than $25,000, including each contract for the sale and/or installation of any equipment where such sale and/or installation has been completed, but Videssence has a continuing obligation, contingent or otherwise; (g) each contract for capital expenditures or for the purchase of materials, supplies, equipment or services involving payments in excess of $20,000; (i) each license or royalty agreement (other than standard software manufacturer's licenses included in the packaged software sold by Videssence or under which Videssence's use of software in its own business operations is licensed);
(j) each distribution, dealer, reseller, manufacturer's representative, sales agency or franchise agreement; (k) each contract relating to advertising, promotion or public relations, or with any contractor or subcontractor, not terminable without penalty by Videssence or such subsidiary on 30 days' or less notice; (l) each contract with any government or agency or instrumentality thereof; (m) each management service, consulting or any other similar type of contract; (n) each option to purchase any of the Videssence's assets, properties or rights; (o) each agreement under which price discounts have been granted to customers other than in the ordinary course of business; (p) each contract with respect to the discharge or removal of effluent, hazardous wastes or pollutants of any nature; (q) each contract containing covenants not to compete in any business or geographical area or not to use or disclose any information in the possession of Videssence or any of its subsidiaries; (r) all contracts for the leasing or rental of real or personal property; (s) any agreement imposing liability for consequential damages, penalties for late payment or non-performance or containing a liquidated damages provision; and (t) any other contract not made in the ordinary course of business.
"Contract" shall mean any contract, lease, commitment, sales order, purchase order, agreement, indenture, mortgage, franchise, note, bond, lien, instrument, plan, permit or license. Videssence has delivered to Netter true and correct copies of each Contract listed in the Disclosure
Memorandum and a written description of each material oral arrangement so listed.

           4.12.1 As of the date of this Agreement, all such Contracts are, and as of the Effective Time will be, valid, enforceable in accordance with their terms and in full force and effect, and, to the knowledge of Videssence , Videssence is not, and as of the Effective Time
Videssence will not be, in default thereunder. Videssence as of the date of this Agreement, has not received notice that any party to any such contract intends to cancel or terminate such contract.

     Section 4.13 Litigation. There is no action, suit or proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before, or to the best knowledge of Videssence , any investigation by, any governmental or other instrumentality or agency, pending, or to the best knowledge of

Videssence, threatened, against or affecting Videssence or any of its properties or rights which could materially and adversely affect the right or ability of Videssence to carry on its business as now conducted, or which could materially and adversely affect the financial condition, or properties of such companies. Videssence does not know of any valid basis for any such action, proceeding or investigation. Videssence is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

     Section 4.14 Taxes.  Videssence has filed, will file or has caused to be filed, within the times and within the manner prescribed by law, all Tax returns and all other Tax reports which are required to be filed by, or with respect to, it.  Such returns and reports reflect accurately all required and appropriate liability for taxes of Videssence for the periods covered thereby, except for Taxes that have been adequately reserved for
in its books, the Balance Sheets and the Trial Balance.   The Taxes
payable by, or due from, Videssence have been fully paid or adequately disclosed and fully provided for in its books and financial statements, including the Balance Sheets.  No examination, audit or inquiry of any Tax return of Videssence is currently in progress and Videssence has not received notice of intent to commence any inquiry, audit or examination of any such Tax return from any taxing authority.  There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax return of Videssence.

     Section 4.15 Permits. Set forth in the Disclosure Memorandum is a complete and accurate list of all material permits, licenses, approvals, franchises, notices, authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively the "Permits") held by Videssence in connection with the Business. The
Permits are all the permits required for the conduct of the business of Videssence. Each Permit is in full force and effect, and Videssence has not engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or, to Videssence's knowledge threatened. There are no existing defaults or events of default or events or states of fact which with notice or lapse of time or both would constitute a default by Videssence under any such Permit. Videssence has no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by any other party under any Permit. The consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Permits. Neither Videssence nor its facility nor any of its assets is required to be specially licensed by, nor is it subject to specific regulation of, any governmental or regulatory body by reason of the conduct of the business of Videssence.

     Section 4.16 Insurance. The Disclosure Memorandum contains a complete and accurate list of insurance policies which Videssence maintains with respect to its business, properties or employees. All such policies are in full force and effect and there currently exists no right of termination on the part of the insurance as a result of any prior default on the part of Videssence. Such policies, with respect to their amounts and types of coverage, are believed by the Shareholders to be adequate to insure against material risks to which Videssence and its property and assets are normally exposed in the operation of its business. Since the Balance Sheet Date, there has not been any material adverse change in Videssence's relationship with its insurers or in the premiums payable pursuant to such policies.

     Section 4.17 Product Warranty. Each product manufactured, sold, leased, licensed or delivered by Videssence conforms with all applicable contractual commitments and all express and implied warranties.
Videssence has no liability and, to the best knowledge of Videssence, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand which may give rise to any liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Balance Sheets,. No product manufactured, sold, leased, or delivered by Videssence is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease, all of which are reproduced and described in detail in the Disclosure Memorandum in addition to copies of the standard terms and conditions of sale or lease for Videssence, containing applicable guaranty, warranty, and indemnity provisions have been provided to Netter by Videssence.

     Section 4.18 Intellectual Property.

           4.18.1 All domestic and foreign patents, patent applications, copyrighted works, copyright applications and registrations, trade secrets, inventions, developments, customer lists, manufacturing and secret processes, hardware designs, programming processes, software and other information, and know-how (if any) that are used by, owned by or licensed to Videssence and that relate to the Business (collectively, the "Intellectual Property") are listed in the Disclosure Memorandum which indicates, with respect to each, the nature of Videssence's interest therein and the expiration date thereof or the date on which Videssence's interest therein terminates. Registered copyrights, patents, trademarks and service marks that are owned by or licensed to Videssence and that relate to the business of Videssence have been duly registered in, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries identified on such Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United
States and each such country. The Intellectual Property is the only intellectual property used in or otherwise necessary to operate the Business as currently conducted.

           4.18.2 Use of the Intellectual Property and any other intellectual property used by Videssence in its business does not require the consent of any other person and the same are freely transferable
(except as otherwise provided by law) and are owned exclusively by Videssence, free and clear of any attachments, liens, encumbrances or adverse claims, and to the best knowledge of Videssence, neither its present nor contemplated activities or products infringe, misappropriate, dilute, impair or constitute unfair competition with respect to any patent, trade name, trademark, copyright or other proprietary rights of others.

           4.18.3 No other person has an interest in or right or license to use, or the right to license others under the Intellectual
Property. There are no claims or demands of any other person pertaining thereto and no proceedings have been instituted, are pending or, to the best knowledge of Videssence, threatened that challenge the rights of Videssence in respect thereof and Videssence does not know of any fact that could be the basis of any such claim. Videssence is not aware of any infringement of any of the Intellectual Property by others nor is any of the Intellectual property subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment. No claim or demand has been made and no proceeding has been filed or, to the best knowledge of Videssence , is threatened to be filed charging Videssence with infringement of any patent, trade name, trademark, service mark or copyright and Videssence does not know of any facts which could be the basis of any such claims. There are no royalties, honoraria, fees or other payments payable by Videssence to any person with respect to any of the Intellectual Property.

           4.18.4 There are no payments that are required to be made by Videssence for the use of its Intellectual Property. Videssence is not using or in any way making any unlawful or wrongful use of any confidential information or Intellectual Property of any third party, including without limitation any former employer of any present or past employee of Videssence or of any of Videssence's predecessors. Videssence is not a party to any non-competition or confidentiality agreement related to the business of Videssence with any party other than Videssence or Netter.

     Section 4.19 Compliance With Laws. Videssence is in compliance with all applicable laws, regulations, orders, judgments and decrees of each and every jurisdiction in which it is doing business, including applicable federal laws and regulations, the violation of which would have a material adverse effect on its operations.

     Section 4.20 Inventory. The inventory as reflected on the Balance Sheets or acquired thereafter has been acquired and maintained in the ordinary course of business; is of good and merchantable quality; consists substantially of a quality, quantity, and condition usable, leasable or saleable in the ordinary course of business within a period of one (1) year from the Closing Date; and is not subject to any write down or write off for obsolescence or otherwise under generally accepted accounting principles. Videssence is not under any liability or obligation with respect to the return of inventory in the possession of any third party.

     Section 4.21 Accounts Receivable. The accounts receivable of Videssence as reflected in the Balance Sheets and the balance sheets included in the Trial Balance are, to the extent uncollected on the date of this Agreement, valid and existing and fully collectible through the use of ordinary collection procedures (net of reserves set forth in such financial statements as at such dates, which reserves were adequate and in an amount consistent with Videssence's historical accounting policies), represent monies due for goods sold and delivered or services rendered, and are subject to no refunds, discounts, rebates or other adjustments
(except discounts for prompt payment given in the ordinary course of business) and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof. Videssence has never factored any of its accounts receivable.

     Section 4.22 Employment Relations.   Videssence is (i) in compliance
with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, nondiscrimination, occupational safety and health, and payment of social security and similar taxes and, to the best knowledge of Videssence, has not and is not engaged in any unfair labor practice; (ii) no unfair or unlawful labor practice complaint against
Videssence is pending before the National Labor Relations Board or other governmental agency or commission; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Videssence,  threatened against or involving Videssence; (iv) no representation question exists respecting the employees of Videssence;
(v) no grievance which might have a material adverse effect on the condition of Videssence taken as a whole or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by Videssence; (vii) has not experienced any material labor difficulty; and (viii) no "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act has
occurred with respect to Videssence.  There has not been, and to the best knowledge of Videssence , there will not be, any change in relations with employees of Videssence as a result of the transactions contemplated by this Agreement which could have a material adverse effect on Videssence.
There exist no employment, consulting, severance or indemnification agreements between Videssence and any director, officer, employee or agent of Videssence or any agreement that would give any person or entity the right to receive any payment from Videssence as a result of the Merger.
There exists no contract or arrangement which would limit in any way
Videssence's right to discharge any employee of Videssence following the
Closing or which would entitle any such discharged employee to receive compensation from Videssence on account of such discharge.

     Section 4.23 Employee Benefit Plans.

           4.23.1   List of Plans.  Set forth in the Disclosure
Memorandum is an accurate and complete list of all employee benefit plans
("Employee Benefit Plans") within the meaning of Section 3(3) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by Videssence (including, for this purpose and for the purpose of all of the representations in this all employers (whether or not incorporated) which by reason of common control are treated together with Videssence and/or any of the Shareholders as a single employer within the meaning of Section
414 of the Code).

           4.23.2 Status of Plans. Videssence does not maintain or contribute to any such Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of ERISA, or which has applied for or obtained a waiver from the Internal
Revenue Service of any minimum funding requirement under Section 412 of the Code. Videssence has not incurred any liability to the Pension
Benefit Guaranty Corporation ("PBGC") in connection with any Employee
Benefit Plan or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under
Section 4062(f), 4063 or 4064 of ERISA. Videssence does not know of any facts or circumstances which might give rise to any liability to the PBGC under Title IV of ERISA on which could reasonably be anticipated to result in any claims being made against Videssence or Netter by the PBGC.
Videssence has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA, to any Employee Benefit Plan which is a multi-employer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any multi-employer
Plan which could result in any liability to a multi-employer Plan.

           4.23.3 Contributions. Full payment has been made of all amounts which Videssence is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit
Plan to which Videssence is a party, to have paid as contributions thereto for or with respect to the most recent fiscal year of such Employee
Benefit Plan ended prior to the date hereof. Videssence has made adequate provisions for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements . All payments and contributions to any such Employment Benefit Plans have been finally determined and paid for the period ended December 31, 1995. No contributions have been made nor are any contributions contemplated to be made to any Employee Benefit Plan for the period subsequent to December 31, 1995.

           4.23.4 Tax Qualification. To the best knowledge of Videssence, each Employee Benefit Plan intended to be qualified under
Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

           4.23.5 Transactions. No reportable event (as defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any Employee Benefit
Plan, and Videssence has not engaged in any transaction with respect to any Employee Benefit Plan which would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code, nor have any of its directors, officers or employees, to the extent they or any of them are fiduciaries with respect to such plans, materially breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or which would result in any claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

           4.23.6 Other Plans. Videssence does not presently maintain any employee benefit plans or any other pension, welfare or retirement benefit plans other than those listed in the Disclosure
Memorandum.

           4.23.7 Documents. Videssence and the Shareholders have delivered or caused to be delivered to Netter and its counsel true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under
Section 401 or 501 of the Code and (ii) Form 5500 with respect to each such Plan for each of the last two fiscal years, and will provide when completed Form 5500 for the most recently completed fiscal year for each Employee Benefit Plan required to file such form.

     Section 4.24 Environmental Laws and Regulations.  The Disclosure
Memorandum sets forth all information relating to the following items: (a) the nature and, if material, quantities of any hazardous substances (as defined below) generated, transported or disposed of by Videssence during the past five years (other than raw material awaiting manufacturing, work-in process or finished goods or through the sale of products in the ordinary course of business), together with a description of the location of each such activity, and (b) a summary of the nature and, if material, quantities of any hazardous substances that have been disposed of or found at any site or facility owned or operated presently or at any previous time by Videssence (other than raw material awaiting manufacturing, work-in-process or finished goods or through the sale of products in the ordinary course of business). Videssence's existing and prior uses of all real property leased or owned by Videssence complies and has at all times during their occupancy complied with, and Videssence is not in violation of, and has not violated, in connection with the ownership, lease, occupancy, use, maintenance, or operation of such property or the conduct of its business, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits relating in any way to the protection of the environment, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act of
1972, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the

Comprehensive Environmental Response, Compensation and Liability Act of
1980 ("CERCLA"), the Toxic Substances Control Act, any analogous state laws, and any amendments or extensions of the foregoing and the regulations promulgated thereunder (collectively, the "Environmental
Laws"). Videssence has not received any notice of any work, repairs, construction or capital expenditures required by the Environmental Laws with respect to any of its properties or its businesses. None of Videssence's leased or owned properties is contaminated by or contains any hazardous substance. No claim, action, suit or proceeding is pending or, to Videssence's knowledge, threatened against Videssence, before any court or other governmental authority or arbitration tribunal, relating to hazardous substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Videssence or its assets with respect to the same. There has never been, and there is not presently occurring, any release of any hazardous substance on or from any of Videssence's leased or owned properties, Videssence has not received any notice from any government agency or private or public entity advising Videssence that it is responsible for response costs with respect to a release, a threatened release or clean up of chemicals produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, including, but not limited to, hazardous substances, and Videssence has not received any information requests under CERCLA from any government agency. There are no facts or circumstances which Videssence or any of the Shareholders reasonably expect could form the basis for the assertion of any Claim (as defined below) against Videssence relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under the Environmental Laws, which Videssence or any of the Shareholders believe might have a material adverse effect on the business, results of operations, financial condition or prospects of Videssence taken as a whole.

     As used herein, "hazardous substances(s)" include any pollutants, contaminants, dangerous substances, toxic substances, solid waste, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to RCRA or CERCLA, or any other federal, state or local environmental law, ordinance, rule or regulation, except that, for purposes of this Agreement, "petroleum" (including crude oil or any fraction thereof) shall be deemed a "hazardous substance." "Release" and "disposal" shall have the same meanings as defined in CERCLA and RCRA.
"Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, attorneys' fees, and any other expenses incurred, assessed or sustained by or against Videssence.

     Section 4.25 Interests in Clients, Suppliers, Etc.
Neither Videssence nor any officer or director of Videssence owns or possesses, directly or indirectly, any financial or proprietary interest in, or is a director, officer or employee of, any corporation, limited liability company, partnership, association, trust, joint venture or other business entity which is engaged in the same or similar business as Videssence, or is a competitor or potential competitor of Videssence.
Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, not in excess of 5% of any class of such securities, shall not be deemed to be a financial interest for purposes of this Section 4.25.

     Section 4.26 Customers, Distributors and Independent Sales
Representatives. The Disclosure Memorandum sets forth the names and addresses of all customers to which, and independent sales representatives and distributors through which, Videssence has sold or distributed in excess of $50,000 of its products or services in the Business during any of the last two fiscal years of Videssence. During such period and through the date hereof, no such customer, distributor or independent sales representative has canceled or otherwise terminated in its relationship with Videssence or decreased materially its usage or purchase of the products or services of Videssence, except for changes in customer relationships that have occurred in the ordinary course of business the aggregate value of which has not exceeded $250,000. To the knowledge of Videssence, no such customer, independent sales representative or distributor has any plan or intention to terminate, cancel or otherwise modify its relationship with Videssence in a manner that would be adverse to Videssence.

     Section 4.27 Bank Accounts, Powers of Attorney and Compensation of
Employees. The Disclosure Memorandum contains an accurate and complete list showing (a) the name and address of each bank in which Videssence has an account or safe deposit box, the number of any such account or any such box, the names of all persons authorized to draw thereon or to have access thereto and the current balances maintained in all such accounts, (b) the names of all persons, if any, holding powers of attorney from Videssence and a summary statement of the terms thereof, and (c) the names of all persons whose compensation from Videssence, in the aggregate, for the current fiscal years of Videssence exceed an annualized rate of Fifty
Thousand and No/100 Dollars ($50,000.00), together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

     Section 4.28 Disclosure.  No representation, warranty or covenant in
Article IV of this Agreement, the financial statements referred to in
Section 4.5 above (including the footnotes thereto), or any attached schedule, exhibit or certificate delivered in accordance with the terms hereof or, to the best knowledge of Videssence, any document or statement in writing which has been supplied by or on behalf of Videssence in connection with Netter's review of Videssence pursuant to Section 6.5.1 below, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Videssence or any of the Shareholders which materially and adversely affects the businesses, prospects or financial condition of Videssence, its properties or assets, which has not been disclosed and set forth in this Agreement.

     Section 4.29 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Videssence are, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     Section 4.30 Certain Conditions for Accounting and Tax Treatment.
Videssence has not been a subsidiary or division of another corporation;
has not changed the ownership of the shares of its common stock or its capital structure (whether by the issuance, redemption or transfer of shares) in contemplation of effecting the transaction contemplated herein during the period beginning on the date of its organization and ending on the date of this Agreement; or has ever reacquired any of the shares of its common stock. Videssence represents that there have been no extraordinary distributions of cash or other assets in contemplation of the transactions described herein, whether or not disclosed herein, and that any distributions not within the normal and ordinary course of business of Videssence that may have been made prior to the date of this Agreement, whether or not disclosed herein, were made in advance of any discussions regarding the transactions described herein and without any plan or intention to pursue the Merger described herein.

     Section 4.31 Cooperation. From and after the date of this Agreement, Videssence and its officers, directors, accountants, attorneys, agents and other representatives, and each of the Shareholders will cooperate fully with Netter (i) in the preparation of all statements and reports contemplated by this Agreement and required pursuant to the registration and other requirements provided in the 1933 Act and the 1934 Act, and (ii) to facilitate the consummation of the transactions provided for herein, all in accordance with federal and state regulatory requirements.


                              ARTICLE V

                      REPRESENTATIONS OF NETTER

     Section 5.1  Representations of Netter.  Except as set forth in the Netter
Disclosure Memorandum, delivered to Videssence from time to time until the Netter Disclosure Memorandum is finalized prior to the Closing, Netter represents, warrants and agrees as follows:

     Section 5.2 Existence and Good Standing. Netter is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Netter has the corporate power to own its properties and to carry on its business as now being conducted. Merger Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Netter is qualified to do business and is in good standing in all other jurisdictions in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify would have a material adverse effect on Netter.

     Section 5.3  Corporate Authority and Authorization.  Netter and Merger
Corp. each have the corporate power and authority to make, execute, deliver and perform this Agreement, this Agreement has been duly authorized and approved by all required corporate action of Netter and has been approved by the Board of Directors of Merger Corp. Neither the execution nor delivery of this Agreement nor Merger Corp.'s performance hereunder, will conflict with or result in the breach of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation of Merger Corp. or any agreement or instrument to which Merger Corp. is a party or which it is bound. This Agreement is a valid and binding obligation of Netter and Merger Corp. enforceable against them in accordance with its terms.

     Section 5.4 Capital Stock and Exclusive Dealing. Netter has an authorized capitalization consisting of (i) Six Million (6,000,000) shares of voting common stock, with $.01 par value per share, of which as of April 24, 1996, Two Million Seven Hundred Ninety-Five Thousand (2,795,000)
shares were issued and were outstanding, and (ii) Two Million (2,000,000) shares of preferred stock, with $.001 par value per share, of which no shares are issued and outstanding. The Netter Shares to be issued pursuant to the Agreement are duly authorized and, when issued pursuant to the Agreement, will be validly issued, fully paid and nonassessable. All such outstanding shares have been duly authorized, are validly issued, and are fully paid and nonassessable. There are no other shares of stock of Netter issued and outstanding. Other than as provided in the Company's
SEC Documents (defined below), there are no outstanding options, warrants, rights, preemptive rights, calls, commitments , conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Netter, except as contemplated by this Agreement. None of the outstanding Netter
Shares have been issued in violation of any preemptive right or agreement, commitment or obligation binding on Netter or any applicable securities laws.

     Section 5.5 Compliance With Laws. Netter is in compliance with all applicable laws, regulations, orders, judgments and decrees of each and every jurisdiction in which it is doing business, including applicable federal laws and regulations, the violation of which would have a material adverse effect on its operations.

     Section 5.6 Restrictive Documents. Neither Netter nor Merger Corp. is subject to any charter, bylaw, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.

     Section 5.7 Broker's or Finder's Fees. Other than payments to be made to Trital Acquisition Corp. and Geoffrey Talbot , no agent, broker, person or firm acting on behalf of Netter or Merger Corp. is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein. Any such broker's or finder's fees will be paid by Netter.

     Section 5.8  Accuracy of Public Information.  Netter has furnished
Videssence with the Final Prospectus of Netter dated November 20, 1995 and
Netter's quarterly report of Form 10-Q for the period ended December 31, 1995, any subsequent reports filed by Netter with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"),
(collectively, the "SEC Documents"). The SEC Documents (i) were prepared in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Documents has been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Netter and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 5.9  Disclosure.  No representation, warranty or covenant in
Article V of this Agreement, the Netter Disclosure Memorandum or any attached Exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Netter, or, to the best knowledge of Netter, in connection with Videssence's review of Netter pursuant to Section 6.5.2 below , contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Netter which materially and adversely affects the businesses, prospects or financial condition of Netter, its properties or assets, which has not been disclosed and set forth in this Agreement.

     Section 5.10 Interests in Clients, Suppliers, Etc. Neither Netter nor any officer or director of Netter owns or possesses, directly or indirectly, any financial or proprietary interest in, or is a director, officer or employee of, any corporation, limited liability company, partnership, association, trust, joint venture or other business entity which is engaged in the same or similar business as Netter, or is a competitor or potential competitor of Netter. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, not in excess of 5% of any class of such securities, shall not be deemed to be a financial interest for purposes of this Section 5.10.

     Section 5.11 Litigation. Other than as set forth in the SEC Documents, there is no action, suit or proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before, or to the best knowledge of Netter, any investigation by, any governmental or other instrumentality or agency, pending, or to the best knowledge of Netter, threatened, against or affecting Netter or any of its properties or rights which could materially and adversely affect the right or ability of Netter to carry on its business as now conducted, or which could materially and adversely affect the financial condition, or properties of such companies. Netter does not know of any valid basis for any such action, proceeding or investigation. Netter is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

                             ARTICLE VI

                         CONDUCT OF BUSINESS

     Section 6.1 Conduct of Business of Videssence. Videssence represents, warrants and agrees that during the period from the date hereof to the Closing Date, Videssence shall have conducted its business operations according to the ordinary and usual course of business and used its best effort to preserve intact its business organization, keep available the services of its officers and employees, and maintained satisfactory relationships with vendors, licensors, suppliers, distributors, clients and others having business relationships with Videssence. Notwithstanding such agreements, pending the Closing Date and except as may be first approved by Netter or as is otherwise permitted or required by this Agreement, Videssence and the Shareholders will cause (a) Videssence's articles of incorporation and by-laws to be maintained in their form as of the date of this Agreement, (b) the compensation payable or to become payable by Videssence, in the aggregate, to any person being paid Fifty
Thousand and No/100 Dollars ($50,000.00) per year or more on the Balance
Sheet Date to be maintained at no more than their existing levels as of such date, (c) Videssence to refrain from making any bonus, pension, retirement or insurance payment (other than regularly scheduled payments in the ordinary course consistent with past practice) or arrangement to or with any such persons except those that may have been approved by Netter or those that are subject to and in accordance with the provisions of this Agreement, (d) Videssence to refrain from entering into any contract or commitment, except contracts involving a commitment by either party to such contract of less than $10,000 in the aggregate and (e) Videssence to refrain from making any change affecting any of their bank, safe deposit or power of attorney arrangements. During the period from the Balance
Sheet Date to the Closing Date, Videssence shall cause Videssence to, confer on a regular and frequent basis with one or more designated representatives of Netter to report material operational matters and to report the general status of ongoing business operations of Videssence.
Videssence shall notify Netter of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings (including lawsuits, arbitrations or mediations), budget meetings or submissions involving any material property of Videssence, and to keep Netter fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

     Section 6.2 Conduct of Business by Netter. Netter agrees that during the period from the date hereof to the Closing Date, except as may be first approved by Videssence or as is otherwise permitted or required by this Agreement, Netter will not (a) amend Netter's certificate of incorporation and bylaws; (b) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; or (c) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Netter contained in this Agreement untrue or incorrect or prevent Netter from performing or cause Netter not to perform its covenants hereunder.

     Section 6.3 Exclusive Dealing. Through the Closing Date, Videssence shall not have taken any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Netter, concerning any sale of substantial assets, purchase of stock, merger or similar transaction involving Videssence, or the capital stock, business or assets of Videssence.

     Section 6.4  Disclosure Memorandum.  As soon as practicable but in no event later than May 1, 1996, Videssence shall deliver to Netter a preliminary draft of the Disclosure Memorandum and all schedules and
exhibits to be attached thereto.   The final Disclosure Memorandum:
(i) shall be executed on behalf of Videssence , (ii) shall be and contain accurate, true and correct information and data, and (iii) to the extent expressly set forth herein, shall be accompanied by a copy of each document referenced to therein.  Terms used and defined in this Agreement shall have the same definition when used in the Disclosure Memorandum.

     Section 6.5  Review.

           6.5.1    Review of Videssence.  Prior to the Closing Date,
Netter may directly and through its representatives make such investigation of the assets and business of Videssence (including, without limitation, investigation of its title to property and the condition of its property and equipment, and the confirmation of its cash, inventories, accounts receivable and liabilities) as Netter deems necessary or advisable. Netter and its representatives shall have, at reasonable times after the date of execution hereof, full access to the premises and to all the books and records of Videssence, and Videssence shall cause to be furnished to Netter such financial and operating data and other information with respect to the business and properties of Videssence as Netter shall from time to time reasonably request. As soon as practicable and in any event by May 22, 1996, Netter shall give Videssence notice if, on the basis of any information contained in the final Disclosure
Memorandum or any schedules or exhibits thereto, or of any information obtained during the course of its investigation pursuant to this Section
6.5.1, it has decided that it wishes to terminate this Agreement. Such notice shall specify the information contained in the final Disclosure
Memorandum, the schedules or exhibits thereto, or obtained during such investigation which is the basis for such decision. Videssence shall have until May 29, 1996 to review with Netter such information, and if Netter does not withdraw such notice by May 31, 1996, then all further obligations of Netter and of Videssence under this Agreement shall terminate without further liability of Netter to Videssence or of Videssence to Netter, subject, however, to the obligations of Videssence under Section 2.1. If Netter does not advise Videssence by May 29, 1996 that it wishes to terminate this Agreement, Netter shall be deemed to have been satisfied with the information relating to Videssence contained in the final Disclosure Memorandum, such schedules or exhibits and obtained during the course of its investigation. Thereupon, Netter and Videssence shall proceed with the Merger as soon as possible thereafter. Except where this Agreement requires an update of information in the Disclosure
Memorandum or a schedule, the information in the final Disclosure
Memorandum, which shall be delivered on or before May 15, 1996 and dated the date of its delivery, shall be deemed complete and full disclosure and shall constitute the only exceptions, if any, to the representations and warranties of Videssence and the Shareholders made to Netter under and pursuant to this Agreement.

           6.5.2    Review of Netter.  Prior to the Closing Date,
Videssence may directly and through its representatives make such reasonable investigation of the assets and business of Netter as Videssence deems necessary. Videssence and its representatives shall have, at all reasonable times after the date hereof, reasonable access to the premises and to all the books and records of Netter.

     Section 6.6 Best Efforts. Subject to the terms and conditions herein provided, each of Videssence and Netter shall cooperate and use their respective best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Videssence as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger and to rectify any event or circumstance which could impede consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract shall be required to be amended or modified or otherwise require the payment of money or to increase the amount payable thereunder or otherwise to be more burdensome to Videssence in order to obtain any such consent, approval or authorization without first obtaining the written approval of Netter.

     Section 6.7 Fulfillment of Agreement. Each party hereto shall deliver or cause to be delivered on the Closing Date, and thereafter at such other times and places as shall be reasonably agreed upon, such additional instruments as any other party hereto may reasonably request for the purpose of consummating and carrying out this Agreement and its terms, conditions and requirements.

                             ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF NETTER

     Conditions to Obligations of Netter. The obligations of Netter and Merger Corp. to consummate the Merger and other transactions described herein on the Closing Date are subject to satisfaction of the following conditions.

     Section 7.1  Opinion of Videssence's Counsel: Certificate of Videssence
 . Videssence shall have furnished Netter with a favorable opinion, dated the Closing Date, of their counsel and Certificates of Videssence in form and substance reasonably satisfactory to Netter and its counsel.

     Section 7.2 Good Standing and Tax Certificates. Videssence shall have delivered to Netter (a) copies of Videssence's articles of incorporation, including all amendments thereto, certified by the Secretary of State or other appropriate official of the State of California, (b) certificates from the Secretary of State or other appropriate official of the State of California to the effect that Videssence is in good standing or existing in such jurisdiction and listing all charter documents of Videssence on file, (c) a certificate from the Secretary of State or other appropriate official in each state in which Videssence is qualified to do business to the effect that Videssence is in good standing in such state and (d) certificates as to the tax status of Videssence in the State of California and each state in which Videssence is qualified to do business.

     Section 7.3 No Material Adverse Change. Since the Balance Sheet Date there shall have been no material adverse change in the assets or liabilities, the business or financial condition, the results of operations, or prospects of Videssence, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, other than any such change caused by the effect of transactions contemplated by this Agreement, and Videssence shall have delivered to Netter a certificate, dated the Closing Date, to such effect.

     Section 7.4 Truth of Representations and Warranties. The representations and warranties of Videssence contained in this Agreement or in any Exhibit or Schedule delivered pursuant thereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing
Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement, and Videssence shall have delivered to Netter on the Closing Date a certificate, dated the Closing Date, to such effect.

     Section 7.5 Performance of Agreements. Each and all of the agreements of Videssence to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Videssence shall have delivered to Netter a certificate, dated the Closing Date, to such effect.

     Section 7.6 No Litigation Threatened. No action or proceeding shall have been instituted or, to the best knowledge of Videssence, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby. Videssence shall have delivered to Netter a certificate, dated the Closing Date, to such effect.

     Section 7.7 Intellectual Property Matters. The Lighttech lawsuit shall have been settled to the reasonable satisfaction of Netter, which shall include dismissal of such lawsuit with prejudice. The two patents registered in Mr. Costa's name (Patent Numbers 5,012,396 and 5,235,497) shall have been assigned to Videssence, in a form reasonably satisfactory to Netter, and such assignments shall have been filed with the U.S. Patent
Office.

     Section 7.8 Creditor Assurances and Representations. Netter shall have received reasonably satisfactory estoppel letters from each financial institution and other creditor to whom Videssence is, in the aggregate, indebted in an amount in excess of $50,000.

     Section 7.9 Governmental Approvals. Governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received by Netter.

     Section 7.10 Intra-Company Debt. All indebtedness to Videssence, other than travel and similar advances in the ordinary course of business, from any of the Shareholders, or any directors, officers and employees of Videssence shall have been repaid to the Videssence in full.

     Section 7.11 NonCompetition Agreement.  Paul Costa, Steve Michelson,
Delwin Francis and Sam Cercone shall have entered into noncompetition agreements with the Surviving Corporation in such forms as shall be mutually agreeable to the parties thereto ("NonCompetition Agreements").


     Section 7.12 Employment Agreements.  Paul Costa, Steve Michelson, Delwin
Francis and Sam Cercone shall have entered into employment agreements with the Surviving Corporation in such forms as shall be mutually agreeable to the parties thereto ("Employment Agreements").

     Section 7.13 Registration Rights Agreements. The Videssence Shareholders shall have entered into registration rights agreements with Netter in such form as shall be mutually agreeable to the parties thereto ("Registration
Rights Agreements").

     Section 7.14 Shareholder's Representation and Transmittal Letters. Each of the Shareholders shall have entered into and delivered the Shareholder's Representation and Transmittal Letters to Netter regarding ownership of the Videssence Shares, investment representations and securities and tax law matters in such form as shall be mutually agreeable to the parties thereto.

     Section 7.15 Management Protocol. The Shareholders shall have entered into the Management Protocol with Netter, referenced in Section 3.7.7, in such form as shall be mutually agreeable to the parties thereto.

     Section 7.16 Execution of Escrow Agreement.  Videssence and the Videssence
Shareholders shall have executed the Escrow Agreement, referenced in
Section 3.6, pursuant to which the Videssence Shareholders pledge for the benefit of Netter, Netter Shares to be issued to them pursuant to the Merger in the amount specified in Section 3.6 in order to partially secure their obligations arising under this Agreement.

     Section 7.17 Receipt of Financing. Netter shall have obtained, on terms and conditions acceptable to it, proceeds from either debt or equity financing (or a combination thereof), after the date hereof, in an amount at least equal to $2,000,000. Netter shall not be deemed to have obtained financing, for purposes of the foregoing provision, by virtue of the availability to it of amounts drawn or available to be drawn by it under its existing bank credit line.

     Section 7.18 Netter Shareholder and Board of Director Approval.  The
members of the Board of Directors of Netter and the Netter Shareholders
shall have approved the Merger.   Holders of no more than 2% of the
outstanding shares of Netter Common Stock shall have exercised dissenter's rights as provided under Chapter 13 of the CCC.

     Section 7.19 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Netter and its counsel.

     Section 7.20 Videssence Shareholder Approval.  Each of the Videssence
Shareholders shall have approved the Merger and the Agreement in accordance with Chapter 12 of the CCC.

     Section 7.21 Videssence Systems Dissolution. Videssence shall have dissolved, or merged into Videssence, Videssence Systems, Inc.


                            ARTICLE VIII

               CONDITIONS TO VIDESSENCE'S OBLIGATIONS

     Conditions to Videssence's Obligations.  The obligations of
Videssence to consummate the Merger and other transactions described herein on the Closing Date are subject to satisfaction of the following conditions.

     Section 8.1 Opinion of Counsel for Netter. Netter shall have furnished the Shareholders with a favorable opinion, dated the Closing Date, of Luce, Forward, Hamilton & Scripps in form and substance reasonably satisfactory to Videssence and its counsel.

     Section 8.2 Good Standing Certificate. Netter shall have delivered to the Shareholders a certificate from the Secretary of the State to the effect that Merger Corp. is in good standing in the State of California.

     Section 8.3 No Material Adverse Change. Since the Balance Sheet Date there shall have been no material adverse change in the assets or liabilities, the business or financial condition, the results of operations, or prospects of Netter, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, other than any such change caused by the effect of transactions contemplated by this Agreement, and Netter shall have delivered to Videssence a certificate, dated the Closing Date, to such effect.

     Section 8.4 Tax Certificate of Merger Corp. Prior to or simultaneous with the Closing, Merger Corp. shall file or cause to be filed a certificate of satisfaction of the Franchise Tax Board evidencing the fact that all taxes imposed by said Franchise Tax Board have been paid or secured.

     Section 8.5 Truth of Representations and Warranties. The representations and warranties of Netter and Merger Corp. contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and Netter shall have delivered to Videssence on the Closing Date a certificate, dated the Closing Date, to such effect.

     Section 8.6 Employment Agreements. Netter shall have entered into the Employment Agreements.

     Section 8.7 NonCompetition Agreements. Netter shall have entered into the NonCompetition Agreements.

     Section 8.8 Registration Rights Agreements. Netter shall have entered into the Registration Rights Agreements.

     Section 8.9 Management Protocol. Netter shall have entered into the Management Protocol with the Shareholders, referenced in Section 3.7.7, in such form as shall be mutually agreeable to the parties.

     Section 8.10 Performance of Agreements. Each and all of the agreements of Netter and Merger Corp. to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Netter shall have delivered to the Shareholders a certificate, dated the Closing Date, to such effect.

     Section 8.11 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received by Netter.

     Section 8.12 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Shareholders and their counsel.

     Section 8.13 Videssence Shareholder Approval.  Each of the Videssence
Shareholders shall have approved the Merger and the Agreement in accordance with Chapter 12 of the CCC.

                             ARTICLE IX

                   SURVIVAL OF REPRESENTATIONS AND
                    WARRANTIES; INDEMNITY; ESCROW

     Section 9.1 Videssence Bound. This Article is intended to provide recourse by Netter following consummation of the Merger in the event of any breach by Videssence of the representations, warranties, covenants and agreements of Videssence contained in this Agreement.

     Section 9.2  Survival of Representations, Warranties and Indemnities.
The representations, warranties and indemnities included or provided herein, or in the Disclosure Memorandum or any exhibit or certificate or other document delivered pursuant hereto, shall survive the Closing Date and until the termination of the Escrow established under the Escrow Agreement
(the "Escrow").

     Section 9.3 Scope of Indemnification Liabilities and Obligations. The liabilities and obligations of Videssence and the Principal Shareholders hereunder shall be limited to the Netter Shares received in the Merger and retained in the Escrow and shall be limited as to claims asserted pursuant to a Notice of Claim made by an Indemnitee on or prior to the date on which the Escrow terminates as provided in the Escrow Agreement provided, however, that the Indemnitee shall not be indemnified and held harmless hereunder from Loss (defined below) unless and until Losses (defined below) exceed in the aggregate $100,000, in which event the Indemnitee shall be indemnified and held harmless hereunder in full for the entire aggregate amount of all Losses.

     Section 9.4  Representations, Warranties, Covenants and Agreements.
Videssence hereby agrees that all representations, warranties, covenants and agreements made by or on behalf of Videssence in this Agreement or in the Disclosure Memorandum or any exhibit, document, instrument or certificate delivered pursuant hereto shall be deemed to have been made to Netter and Merger Corp. by Videssence, (a) at and as of the date of the Agreement and (b) at and as of the Closing Date. Videssence hereby further agrees that, notwithstanding any right of Netter or Merger Corp.
under the Agreement to investigate fully the affairs of Videssence, and notwithstanding any knowledge of facts determined or determinable by Netter or Merger Corp. pursuant to such investigation, Netter has the right to rely fully upon the representations, warranties, covenants and agreements of Videssence contained in this Agreement and upon the accuracy of the Disclosure Memorandum and any document, instrument, exhibit or certificate given or delivered to Netter or Merger Corp. pursuant to this Agreement.

     Section 9.5  Indemnification.

           9.5.1 Subject to and to the extent provided in Section 9.3 hereof, the Principal Shareholders shall indemnify defend and hold harmless Netter, Surviving Corporation, their directors and officers and each person, if any, who controls Netter within the meaning of the Securities Act of 1933, as amended, (collectively, the "Indemnitee") against, and to hold the Indemnitee harmless from, any and all damages, losses, claims, liabilities, charges, suits, penalties, costs and expenses, including court costs, attorneys' fees and expenses and other costs of collection (collectively "Loss" or "Losses"), which the Indemnitee may sustain, or to which the indemnitee may be subjected, arising out of or attributable to any misrepresentation or breach of warranty by Videssence in, or any breach or default by Videssence of or under any of the covenants, agreements or other provisions of, the Agreement including the Disclosure Memorandum or any documents, instruments, exhibits or certificates delivered by or on behalf of Videssence pursuant to the Agreement.

     Section 9.6  Notice and Resolution of Claims -- Opportunity to Defend.

           9.6.1 If at any time an Indemnitee shall claim indemnification from the Principal Shareholders for any Loss or, in the reasonable judgment of Indemnitee, for what, in the future, may result in Loss due to the filing, at or before the time of such claim, of an action, claim or suit with an arbitrator, mediator, court or other governmental entity ("Anticipated Loss") ,then Indemnitee shall send written notice of the same (a "Notice of Claim") to the Principal Shareholders and the Escrow Agent. A Notice of Claim shall specify the basis for such claim and shall be supported by relevant information and documentation with respect thereto and the total amount claimed.

           9.6.2 If the Principal Shareholders shall object to such action, proceeding or claim, they shall give written notice of such objection (a "Notice of Objection") to the Indemnitee and to the Escrow
Agent, within 60 days after receipt by the Principal Shareholders of the Notice of Claim sent to the Principal Shareholders. If the Principal
Shareholders do not give a Notice of Objection within 60 days of such receipt, or shall have agreed to pay such claim in whole or in part within such 60-day period, the Principal Shareholders shall thereupon be liable for the payment of such claim. Within ten days of any such agreement to pay, a notice thereof which shall be executed by the Indemnitee and acknowledged by the Principal Shareholders (a "Notice of Resolution") shall be delivered to the Escrow Agent, instructing the Escrow Agent to satisfy the claim as provided in the Escrow Agreement.

           9.6.3 In the event that the Principal Shareholders shall have timely given a Notice of Objection in whole or in part to any Notice of Claim, during the 60-day period following the date that the Principal
Shareholders mailed the Notice of Objection to the Indemnitee, the Principal Shareholders and the Indemnitee shall privately attempt to resolve or compromise the claim. If the parties resolve or compromise the claim within such 60-day period, a Notice of Resolution shall be delivered to the Escrow Agent, instructing the Escrow Agent to satisfy the claim as provided in the Escrow Agreement.

           9.6.4 If an indemnification claim has been made for an Anticipated Loss, the parties may agree to postpone resolution until the time when the incurrence of such Anticipated Loss shall have occurred or passed. During that time, Escrow Shares necessary to pay such claim shall remain in Escrow.

           9.6.5 If the Principal Shareholders and the Indemnitee shall have failed to resolve or compromise or agree to postpone resolution of the claim within the period of 60 days from the date the Principal
Shareholders shall have mailed the Notice of Objection, then the claim shall be settled by arbitration in California, as determined by the three arbitrators referred to in Section 9.6.5.1 below, in accordance with the rules of the American Arbitration Association and the procedures set forth below.

                9.6.5.1       Each of (i) the Indemnitee and (ii) the
Principal Shareholders shall appoint one arbitrator, and the two arbitrators so appointed shall then together appoint a third arbitrator
("neutral arbitrator") from a list of persons supplied by the American
Arbitration Association in Los Angeles. If one party shall fail to appoint the arbitrator to be appointed by it within 14 days of the end of the 60-day period provided for in Section 9.6.3 above, the arbitrator appointed by the other party shall select from a list of persons supplied by the American Arbitration Association a person who shall serve as the single neutral arbitrator for purposes of the arbitration. If each party shall have appointed one arbitrator; but such designees cannot agree on the person to act as the neutral arbitrator within a period of 14 days after the appointment of the second arbitrator, then either party may apply to the American Arbitration Association in Los Angeles which shall appoint a neutral arbitrator. As used hereafter the term "arbitrator" shall include the singular and the plural as applicable. The arbitrator shall conduct the arbitration with all reasonable dispatch in accordance with the rules of the American Arbitration Association, provided, however, that the parties to such arbitration shall take such action and execute such instruments as shall be necessary to cause the California Rules of Civil Procedure pertaining to pre-trial discovery to be applicable in respect of such proceeding. The arbitrator shall render a written award
(the "Award") which shall be delivered to the Indemnitee, the Principal
Shareholders and to the Escrow Agent. An Award hereunder may be used as a basis for the entry of judgment in any jurisdiction. In the event the parties have submitted an Anticipated Loss indemnification claim to arbitration under this Section 9.6.5.1, then the arbitrator may, in its sole discretion, postpone resolution of the claim until the time which it has determined, in its sole discretion, to be the time when such Anticipated Loss shall have occurred or passed has been reached. During that time, Escrow Shares necessary to pay such claim shall remain in Escrow

                9.6.5.2 Prior to making the Award, the arbitrator shall direct the Indemnitee and the Principal Shareholders to submit statements describing any element of Loss or Anticipated Loss as to which indemnification is claimed hereunder that is attributable to attorneys' fees, disbursements, and any similar costs incident to such Loss or Anticipated Loss, supported by affidavits showing that such costs actually have been or are likely to be incurred, and all such attorneys' fees, disbursements and other costs shall be apportioned as determined by the arbitrator. All fees of the arbitrator and administrative expenses of the American Arbitration Association shall be treated as costs for purposes of this Article. As a part of each Award made pursuant to this Agreement, the arbitrator shall allow interest thereon (other than on the portion of the Award representing attorneys' fees, disbursements and costs) from the date of the Loss or the date the Anticipated Loss becomes a Loss to the date of payment at the rate of 10% per annum.

                9.6.5.3 The Award shall be a conclusive determination of the matter and shall be binding upon the Indemnitee and the Principal
Shareholders, and shall not be contested by any of them. In the event that the arbitrator shall determine that the Indemnitee shall be entitled to any indemnification by reason of its claim for attorneys' fees or interest as above provided (a "Fee Award"), an executed copy of the Fee
Award setting forth the amount of the indemnification shall be delivered to the Principal Shareholders and to the Escrow Agent. When the time for filing an application for correction of the Fee Award or filing a petition to vacate or correct the Fee Award has passed (or immediately if such rights are waived by the parties before or after the Fee Award) then the Principal Shareholders shall be liable for the payment of such claim. The
Fee Award shall be satisfied in the same manner as an undisputed claim in such amount (including the arbitrator's fee) would be satisfied under the Escrow Agreement, and the Escrow Agent shall be directed to mail to the arbitrator its check in payment of the arbitrator's fee to the extent of funds available, Netter shall pay any balance of such fee up to the value of the indemnity Shares (defined in the Escrow Agreement) remaining in Escrow and such payment by Netter shall be deemed a Loss, which shall be due and payable as an Award in favor of Indemnitee which shall be satisfied and paid as herein provided.

                9.6.5.4       If a matter claimed to be subject to
indemnification involves a third-party claim which has not yet been determined, the arbitrator may in his discretion make a separate determination solely as to whether the third-party claim is one for which indemnification may be had or may defer a determination as to whether indemnification may be had pending the further development of information as to the nature of the third-party claim. If the arbitrator determines that the third-party claim is not subject to indemnification, he shall set forth the basis of his decision in detail, which decision shall be deemed to be an "Award" hereunder.

                9.6.5.5 Promptly after the assertion by any third party of any claim against the Indemnitee that, in the judgment of the Indemnitee, may result in the incurrence by the Indemnitee of Loss for which the Indemnitee would be entitled to indemnification, the Indemnitee shall deliver to the Principal Shareholders and the Escrow Agent a Notice of Anticipated Loss describing in reasonable detail such claim and the Principal Shareholders may, at their option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be counsel satisfactory to the Indemnitee,) and the payment of expenses. The Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense or contest thereof, but the fees and expenses of such counsel shall not be at the expense of the Principal Shareholders unless (i) the Principal
Shareholders shall have failed to assume the defense of such claim, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, (ii) the employment of such counsel has been specifically authorized by the
Principal Shareholders or (iii) the named parties to any such action
(including any impleaded parties) include both the Indemnitee and one or more of the Principal Shareholders and the Indemnitee shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Principal Shareholders (it being understood, however, that the Principal Shareholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one
separate firm of attorneys for the Indemnitee).   The Principal
Shareholders shall not be liable to indemnify the Indemnitee for any settlement of any such action or claim effected without the consent of the
Principal Shareholders, but if settled with the written consent of the
Principal Shareholders, or if there be a final judgment for the plaintiff in any such action, the Principal Shareholders  shall indemnify and hold harmless the Indemnitee from and against any Loss by reason of such settlement or judgment and Videssence and its Shareholders shall thereupon be liable for the payment of such Loss, and, the Principal Shareholders and the Indemnitee shall execute a Notice of Resolution with regard thereto and shall deliver it as provided in Section 9.7.3 above.  In the event an Anticipated Loss indemnification claim is not resolved by the
Escrow Release or December 31, 1997 (as the case may be), the Escrow Agent shall maintain sufficient indemnity Shares in Escrow to cover the amount of the Anticipated Loss just as it would for any other outstanding claim.

                          ARTICLE X

                         TERMINATION

     Section 10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

           10.1.1   by either Netter or Videssence if a material
Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or cured within 5 days after the breaching party has been notified thereof:

           10.1.2 by Netter if any of the conditions in Article VII have not been satisfied as of the July 31, 1996 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Netter to comply with its obligations under this Agreement) and Netter has not waived such condition on or before July 31, 1996; or

           10.1.3   by Videssence, if any of the conditions in Article
VIII not been satisfied as of June 30, 1996 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Videssence to comply with their obligations under this Agreement) and Videssence has not waived such condition on or before July 31, 1996;

           10.1.4   by mutual consent of Netter and Videssence; or

           10.1.5 by either Netter or Videssence if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 31, 1996, or such later date as the parties may agree upon.

     Section 10.2 Effect of Termination. Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 2.1, 10.3, 11.1, 11.2, 11.3, 11.7 and 11.8 will survive;
provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     Section 10.3 Return of Documents in Event of Termination. In the event of the termination of this Agreement for any reason, Netter and Videssence will deliver to the other party all documents, work papers and other material obtained from it relating to the transactions contemplated hereby, whether so obtained before or after execution hereof, and will take all practicable steps to have any information so obtained kept confidential. Unless and until the transactions contemplated hereby are consummated, the parties shall both hold confidential all information and copies of documents and records obtained in the course of such investigation or heretofore in connection with the transactions contemplated hereby and shall not disclose them to any person, except as may be required by applicable law or stock exchange rules and to its professional advisors.

                         ARTICLE XI

                        MISCELLANEOUS

     Section 11.1 Professional Expenses. Videssence and Netter (on behalf of it and Merger Corp.) shall each pay all of their own professional expenses relating to negotiating, drafting and closing the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisers and accountants; provided, however, that only such expenses incurred by Videssence in excess of $30,000 shall be included for purposes of calculating 1996 Videssence Operating Profit and from any calculations relating to the Earn-Out.

     Section 11.2 Governing Law. The interpretation and construction of this Agreement and all matters relating hereto shall be governed by the laws of the State of California.

     Section 11.3 Arbitration. For any and all controversies or claims (other than those to be expressly resolved pursuant to the Article IX or Article
X) arising out of, resulting from or in any way related to this Agreement or any transactions provided for or contemplated herein, or the breach thereof, other than a claim for injunctive relief, or a claim for specific performance prior to the Closing Date, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American
Arbitration Association ("the AAA") in effect at the time demand for arbitration is made by any party hereto. Notwithstanding any rule of the AAA to the contrary, any dispute submitted to arbitration pursuant to the terms of this Section 11.3 shall be submitted to a single arbitrator mutually appointed by the parties hereto. In the event that the parties hereto cannot agree on a single arbitrator, then the dispute shall be submitted to a panel of three arbitrators selected in accordance with the rules of the AAA. Arbitration shall occur in Los Angeles, California, or such other location as is unanimously agreed by the parties hereto. The award made by all or a majority of the arbitrators shall be final and binding, and judgment with respect thereto may be entered in any court of law having competent jurisdiction. The prevailing party in any such arbitration shall be entitled to recover from, and have paid by, the other party thereto all fees and disbursements of such arbitration, as well as its reasonable attorneys' fees, costs and expenses, including both pre and post award interest.

     Section 11.4 "Person" Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

     Section 11.5 Gender. Unless the context otherwise requires a different meaning, words of a masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders, words importing the singular number shall include the plural number, and vice versa, and the terms "hereof," "hereby," "hereto," "hereunder," "herein," and similar terms mean this Agreement.

     Section 11.6 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 11.7 Publicity. Except as otherwise required by law, or as may be mutually consented and agreed to, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of both
Netter and Videssence to the contents and the manner of presentation and publication thereof, provided, however, Netter shall have the right to make a public announcement of the execution of this Agreement and a disclosure of the basic terms and conditions of this Agreement if advised to do so by its legal counsel in connection with the reporting and disclosure obligations of Netter under the federal securities laws and/or the NASDAQ SmallCap System.

     Section 11.8 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by express mail or by registered or certified mail, postage prepaid, or by facsimile transmission, receipt confirmed, addressed as follows:

     (i)   If to Netter, Merger Corp. or,
           following the Merger, Videssence:

           c/o Netter Digital Entertainment, Inc.
           5200 Lankershim Boulevard, Suite 280
           North Hollywood, California  91601
           Facsimile:  (818) 753-7655
           Attention:  Douglas Netter, President

                With a copy to:

           Robert G. Copeland, Esquire
           Luce, Forward, Hamilton & Scripps
           600 West Broadway, Suite 2600
           San Diego, California  92101
           (619) 236-1414
           Facsimile: (619) 232-8311

     (ii)  If to Videssence or, after Merger, the Representative:


           Videssence, Inc.
           189  Airport Boulevard
           Burlingame, California 94103
           Facsimile: (415) 579-7579
           Attention:  Paul Costa/Steve Michelson

                With a copy to:

           William H. Hinman, Esquire
           Shearman & Sterling
           555 California Street
           San Francisco, California 94104
           Facsimile:  (415) 616-1199


or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent or mailed.

     Section 11.9 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     Section 11.10     Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

     Section 11.11 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     Section 11.12 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Netter and the Shareholders.

     Section 11.13     Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     Section 11.14 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; provided, however, that Sections 3.6 and 3.8, Section 3.7 and Section 3.11 are intended for the benefit of the Videssence Shareholders, the Principal
Shareholders and the Surviving Corporation Indemnified Parties, respectively.

     Section 11.15 Rules of Construction. The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party has been represented by counsel in the drafting and negotiation of this Agreement.

     IN WITNESS WHEREOF, each of the parties herein below stated has executed this Agreement as of the date and year first above written.


NETTER:

NETTER DIGITAL ENTERTAINMENT,
INC., a Delaware corporation


   /s/ Douglas Netter
By__________________________
  Douglas Netter, President




MERGER CORP.:

NETTER ACQUISITION, INC.


    /s/ Douglas Netter
By:_________________________
   Douglas Netter, President


VIDESSENCE:

VIDESSENCE, INC., a California
corporation


   /s/ Paul Costa
By:__________________________
   Paul D. Costa, President


                             FIRST AMENDMENT TO
                           AGREEMENT AND PLAN OF
                        MERGER AND REORGANIZATION

               This First Amendment to Agreement and Plan of Merger and Reorganization ("Amendment") is made effective as of July 3, 1996, between NETTER DIGITAL ENTERTAINMENT, INC., a
          Delaware corporation ("NDEI"), NETTER ACQUISITION
          CORP., a California corporation ("NAC")  and VIDESSENCE,
          INC., California corporation ("Videssence"), with reference to the following facts:

               A. NDEI, NAC and Videssence entered into an Agreement and Plan of Merger and Reorganization dated April 26, 1996 (the "Merger Agreement") pursuant to which NAC would merge into Videssence, making Videssence the wholly-owned subsidiary of NDEI.

               B. NDEI, NAC and Videssence wish to amend the Merger Agreement to merge NAC into Videssence such that Videssence becomes the wholly-owned subsidiary of NDEI on the terms and conditions set forth in the Merger Agreement as modified in this Amendment.

               C. Terms with initial capital letters used in this Amendment and not otherwise defined herein shall have the same meanings set forth in the Merger
                    Agreement.

               NOW, THEREFORE, the parties hereby agree as follows:

               1.   Modification to Merger Agreement:  The Merger
          Agreement is hereby modified as follows:

                    1.1. Section 3.6.2 to the Merger Agreement shall be amended and restated as follows:

                         Operating Profit Escrow Shares.  On the Escrow
          Release Date, provided Surviving Corporation achieves
          1996 Videssence Operating Profit (defined below) of $347,500 for the period commencing January 1, 1996 and ending March 31, 1997, Escrow Agent shall deliver from Escrow to the Videssence
          Shareholders (on a pro rata basis based on their ownership interest immediately prior to the Effective Time) all of the 144,444
          Operating Profit Escrow Shares.  In the event Surviving
          Corporation achieves 1996 Videssence Operating Profit of less than
          $347,500, but at least $173,750 for the period commencing January
          1, 1996 and ending on March 31, 1997, then Escrow Agent shall deliver from the Operating Profit Escrow Shares to the Videssence

          Shareholders (on a pro rata basis) such number of Netter Shares equal to the product of (i) 144,444, and (ii) the quotient of (x) the amount by which the actual 1996 Videssence Operating Profit exceeds $173,750 divided by (y) $173,750, and shall deliver to Netter the balance of the Operating Profit Escrow Shares. If
          Surviving Corporation fails to achieve 1996 Videssence Operating
          Profit of at least $173,750 for the period commencing January 1, 1996 and ending on March 31, 1997, the Videssence Shareholders shall receive none of such Operating Profit Escrow Shares, all 144,444 of which the Escrow Agent shall deliver to Netter.

                    1.2. Section 3.7 to the Merger Agreement shall be amended and restated as follows:

                         Calculation of Earn-Out.  Paul Costa,
          Steve Michelson, Delwin Francis, and Sam Cercone (the "Principal
          Shareholders") shall be entitled to earn additional Netter Shares based on Surviving Corporation's EBIT (as defined below) from the period commencing July 1, 1996 and ending June 30, 2001 (the
          "Earn-Out Period").  During the Earn-Out Period, upon Surviving
          Corporation achieving EBIT of at least $1.25 Million on the next succeeding Earn-Out Payment Date (as defined below), Netter shall deliver to the Principal Shareholders, for every $45,000 in EBIT that exceeds $1.25 Million, such number of Netter Shares calculated as the greater of (i) 5,000 Netter Shares or (ii) the product of (a) 5,000 Netter Shares and (b) the quotient of (x) $9.00 and (y) the average of the closing bid and closing ask price on June
          30 of the year for which EBIT is being calculated (the "Earn-Out
          Shares"). Thereafter, during the Earn-Out Period on each next succeeding Earn-Out Payment Date, Netter shall deliver to the Principal Shareholders, for every additional $45,000 in EBIT, such number of Netter Shares as determined by the calculation in the preceding sentence.

                    1.3. Section 3.7.6 to the Merger Agreement shall be modified to add the following sentence to the end of Section
          3.7.6:

                         In the event the cumulative EBIT for the period commencing July 1, 1996 and ending June 30, 1999 does not equal or exceed $1.25 Million, the Earn-Out shall be immediately terminated and this Section 3.7 shall be of no further force and effect.

                    1.4. New subsection 6.8 shall be added to the Merger Agreement to read as follows:

                         Each Principal Shareholder shall vote to approve the Merger and the Agreement in accordance with Chapter
          12 of the CCC. The Principal Shareholders shall make their best efforts to cause the other Videssence Shareholders to vote to approve the Merger and the Agreement in accordance with Chapter
          12 of the CCC.
                    1.5. Section 10.1.2 to the Merger Agreement shall be amended and restated as follows:

                         by Netter if any of the conditions in Article
          VII have not been satisfied as of the August 31, 1996 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Netter to comply with its obligations under this Agreement) and Netter has not waived such condition on or before August 31, 1996; or

                    1.6. Section 10.1.3 to the Merger Agreement shall be amended and restated as follows:

                         by Videssence, if any of the conditions in
          Article VIII not been satisfied as of August 31, 1996 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Videssence to comply with their obligations under this Agreement) and Videssence has not waived such condition on or before August 31, 1996;

                    1.7. Section 10.1.5 to the Merger Agreement shall be amended and restated as follows:

                         by either Netter or Videssence if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 1996, or such later date as the parties may agree upon.

               2. Other Provisions Unmodified. Except as expressly modified hereby, the rights, obligations and terms of the Merger
          Agreement shall remain unmodified and in full force and effect. In the event of a conflict between the Amendment and the Merger
          Agreement, the Amendment shall be controlling.

               3. Counterparts. This Amendment may be executed in several counterparts, and all so executed shall constitute an agreement, binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

               IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.



          NETTER DIGITAL ENTERTAINMENT, INC.,
           a Delaware corporation


            /s/ Douglas Netter
          By______________________________
            Douglas Netter, President




          VIDESSENCE,  INC.,  a California corporation


            /s/ Paul Costa
          By________________________________
            Paul Costa, President



          NETTER ACQUISITION CORP., a California
          corporation


            /s/ Douglas Netter
          By____________________________
            Douglas Netter, President


          By execution hereof, the undersigned, Principal Shareholders, agree to undertake the actions required by Section 1.4 of this Amendment.

          /s/ Paul Costa                          /s/ Steve Michelson
          _______________________                 ________________________
          Paul Costa                              Steve Michelson


          /s/ Delwin Francis                      /s/ Sam Cercone
          _______________________                 ________________________
          Delwin Francis                          Sam Cercone



